As filed with the Securities and Exchange Commission October 14, 2008	File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OXYGEN BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	8731 (Primary Standard Industrial Classification Code Number)	26-2593535 (IRS Employer Identification No.)

3189 Airway Avenue, Building C, Costa Mesa, CA 92626

(714) 427-6363

(Address and telephone number of registrant’s principal offices)

Richard Kiral

3189 Airway Avenue, Building C, Costa Mesa, CA 92626

(714) 427-6363

(Name, address and telephone number of agent for service)

Copies to:

Mark E. Lehman, Esq.

Parsons Behle & Latimer

201 South Main Street, Suite 1800, Salt Lake City, UT 84111

Telephone: (801) 532-1234/ Fax: (801) 536-6111

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective and from time to time thereafter.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 13b-2 of the Exchange Act. (Check One)

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.0001 par value(1)	5,167,066 Shares(1)	$0.49	$2,531,863	$100
Common Stock $0.0001 par value(2)	77,312,489 Shares(2)	$0.49	$37,883,120	$1,489
Common Stock $0.0001 par value	53,885,845 Shares(3)	$0.49	$26,404,065	$1,038
Total	136,365,400 Shares		$66,819,048	$2,627

(1)	These shares are offered by selling security holders. The offering price and gross offering proceeds for these shares are estimated solely for the purpose of calculating the registration fee in accordance with paragraph (c) of Rule 457 under the Securities Act of 1933 based on the average of the closing bid and asked prices of our common stock on October 7, 2008, in the over-the-counter market, which was $0.49.

(2)	These shares are issuable upon conversion of convertible notes held by certain of the selling security holders. The amount registered also includes such additional shares as may hereafter be offered or issued resulting from anti-dilution provisions of the convertible notes in accordance with Rule 416 under the Securities Act of 1933. The offering price and gross offering proceeds for these shares are estimated solely for the purpose of calculating the registration fee in accordance with paragraph (c) of Rule 457 under the Securities Act of 1933 based on the average of the closing bid and asked prices of our common stock on October 7, 2008, in the over-the-counter market, which was $0.49 and is higher than the conversion price for the convertible notes.

(3)	These shares are issuable upon exercise of warrants held by certain of the selling security holders to purchase 50,885,845 shares at an exercise price of $0.247 per share and 3,000,000 shares at an exercise price of $0.245 per share. The amount registered also includes such additional shares as may hereafter be offered or issued resulting from anti-dilution provisions of the warrants in accordance with Rule 416 under the Securities Act of 1933. The offering price and gross offering proceeds for these shares are estimated solely for the purpose of calculating the registration fee in accordance with paragraphs (c) and (g) of Rule 457 under the Securities Act of 1933 based on the average of the closing bid and asked prices of our common stock on October 7, 2008, in the over-the-counter market, which was $0.49 and is higher than the exercise price of the warrants.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to completion: October 14, 2008

Prospectus

OXYGEN BIOTHERAPEUTICS, INC.

COMMON STOCK

This prospectus relates to the offer and sale, from time to time, of shares of our common stock by the selling security holders listed on page 29 of this prospectus, or their transferees. The selling security holders may sell up to 136,365,400 shares of our common stock, including the following:

•	5,167,066 shares of common stock that are issued and outstanding;

•

Up to 77,312,489 shares of common stock issuable upon conversion of convertible notes in the aggregate principal amount of $19,096,174, which are convertible at the rate of $0.247 of principal per share;

•

Up to 50,885,845 shares issuable upon the exercise of common stock purchase warrants that have an exercise price of $0.247 per share and expiration dates that range from February 28, 2013 to March 26, 2013; and

•	Up to 3,000,000 shares issuable upon the exercise of a common stock purchase warrant that has an exercise price of $0.245 per share and expires October 26, 2011.

The selling security holders may sell common stock from time to time at the prevailing market price or in negotiated transactions. The selling security holders may be deemed underwriters of the shares of common stock that they are offering. We will pay the expenses of registering these shares.

Oxygen Biotherapeutics will benefit from a conversion of the convertible notes to equity. Oxygen Biotherapeutics will receive the proceeds from exercise of warrants, if any are exercised. Oxygen Biotherapeutics will not receive any proceeds or benefit from resale of the shares by the selling security holders.

Quotations for our common stock are reported on the OTC Bulletin Board under the symbol “OXBO.” On                     , 2008, the closing bid price for our common stock was $             per share.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors ” beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2008

SUMMARY OF PROSPECTUS

Oxygen Biotherapeutics Business:

Oxygen Biotherapeutics, Inc. is engaged in the business of developing biotechnology products with a focus on oxygen delivery to tissue. We are currently developing Oxycyte™, a product we believe is a safe and effective alternative to transfused blood for use in surgical and similar medical situations. We are pursuing application of the same perfluorocarbon oxygen carrier technology to development of topical wound healing therapies. In addition, we have for future development Fluorovent™, an oxygen exchange fluid for facilitating the treatment of lung conditions. We recently licensed to a third party for development our biosensor implant product that uses an enzyme process for measuring the glucose level in subcutaneous fluid.

Our offices are located at 3189 Airway Avenue, Building C, Costa Mesa, California 92626, telephone (714) 427-6363.

Oxygen Biotherapeutics was originally formed as a New Jersey corporation in 1967 under the name Rudmer, David & Associates, Inc., and subsequently changed its name to Synthetic Blood International, Inc. Effective June 30, 2008, the company merged with and into Oxygen Biotherapeutics, Inc., a Delaware corporation, formed to participate in the merger for the purpose of changing the state of domicile of the company from New Jersey to Delaware. Through the change in domicile, the company name changed to Oxygen Biotherapeutics, Inc.

Risk Factors:	Before deciding to invest in our securities, you should consider carefully the discussion of risks and uncertainties set forth under the caption “Risk Factors” beginning on page 3 of this prospectus. The risks and uncertainties we discuss in this prospectus are those that we believe may affect our company at the time such statements are made. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations.

Summary Financial Information:	The following tables set forth: selected consolidated statement of operations data for each of the three-month periods ended July 31, 2008 and 2007, and for each of the years in the two-year period ended April 30, 2008 and for the period from date of inception to April 30, 2008; and consolidated balance sheet data as of July 31, 2008 and April 30, 2008. The consolidated statement of operations data and balance sheet data are derived from the Consolidated Financial Statements of Oxygen Biotherapeutics presented in this prospectus, and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, including the notes thereto.

Consolidated Statement of Operations Data

Interim Periods (unaudited):

	Three Months Ended
	July 31, 2008	July 31, 2007
Net loss	$(4,248,215)	$(1,027,227)
Net loss per share
Basic	$(0.028)	$(0.007)
Diluted	$(0.075)	$(0.007)

Annual Periods and From Inception:

	Year ended April 30,		Inception (5/26/67) to April 30, 2008
	2008	2007
Net loss	$(6,721,168)	$(3,330,870)	$(37,741,362)
Net loss per share
Basic	$(0.05)	$(0.02)
Diluted	$(0.08)	$(0.02)

Consolidated Balance Sheet Data:

	July 31, 2008	April 30, 2008
	(unaudited)
Total assets	$11,873,339	$10,556,713
Current liabilities	$577,924	$264,991
Long-term portion of convertible notes, net of debt discount of $18,815,711	$1,101,005	$539,786
Cash dividends per common share	$0	$0

The Offering	Maximum shares that may be offered by selling security holders, assuming conversion of all convertible notes and exercise of all warrants held by selling security holders:	136,365,400 common shares

	Cash proceeds to Oxygen Biotherapeutics, assuming all warrants covering shares that may be offered by selling security holders are exercised:	$13,303,804

	Use of proceeds from exercise of warrants:	Product development and testing and general working capital needs

FORWARD LOOKING STATEMENTS

This prospectus may contain certain “forward-looking” statements within the meaning of certain securities laws, including the “safe harbour” provisions of the United States Private Securities Litigation Reform Act of 1995 and are based on expectations, estimates and projections as of the date of this prospectus, which represent Oxygen Biotherapeutics’ expectations or beliefs, including but not limited to, statements concerning its operations, economic performance, financial condition, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intent,” “could,” “estimate,” “might,” “plan,” “predict” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.

This prospectus contains forward-looking statements, many assuming that Oxygen Biotherapeutics secures adequate financing and is able to continue as a going concern, including statements regarding, among other things, (a) Oxygen Biotherapeutics’ plans for clinical trials on Oxycyte, (b) Oxygen Biotherapeutics’ plans for obtaining regulatory approvals to advance testing and commercialization of Oxycyte, (c) Oxygen Biotherapeutics’ plans for other product opportunities, (d) Oxygen Biotherapeutics’ view of its industry and the opportunities for its products in that industry, (e) Oxygen Biotherapeutics’ future financing plans and anticipated need for working capital, (f) the impact of governmental regulation, and (g) the potential impact of future technological developments. These statements may be found under the sections entitled “Our Business” and “Management’s Discussion and Analysis,”

as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks discussed under the section entitled “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

Given these risks and uncertainties, readers are cautioned not to place undue reliance on Oxygen Biotherapeutics’ forward-looking statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 with respect to the common stock covered by this prospectus with the SEC in accordance with the Securities Act of 1933, and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and in each instance, we refer you to the full text of the document, which is filed as an exhibit to the registration statement. Each statement concerning a document that is filed as an exhibit should be read along with the entire document. For further information regarding us and the common stock offered in this prospectus, we refer you to the registration statement and its exhibits and schedules, which may be inspected without charge at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information on the Public Reference Room.

We currently file periodic reports pursuant to the Securities Exchange Act of 1934. All of our annual, quarterly, and other reports, are filed electronically with the SEC. The SEC maintains a web site at (http://www.sec.gov) that contains reports and other information regarding registrants that file electronically with the SEC. Copies of the reports, proxy statements, and other information may be read and copied at the SEC’s Public Reference Room.

RISK FACTORS

The following is a discussion of risks we believe to be significant with respect to our business, operations, financial condition, and other matters pertaining to an investment in our common stock. It is not possible to anticipate or predict every risk that may, in the future, prove to have a significant affect on Oxygen Biotherapeutics. Additional risks, including those that are currently not known to us or that we currently deem immaterial, may also impair our prospects and business operations.

Risks related to our business

We will need to generate income, or raise additional capital to continue our business.

We will need to raise substantial amounts of additional capital to complete the clinical testing of Oxycyte and, if approved for commercial use, establish commercial production of Oxycyte. In addition, we will require funding to pursue development of our wound treatment applications and Fluorovent, and to cover our ongoing administrative and corporate obligations. Our future capital requirements will depend on many factors, including the scope and results of our clinical trials, the timing and outcome of regulatory reviews, administrative and legal expenses, the status of competitive products, the establishment of manufacturing capacity, and the establishment of collaborative relationships. We cannot ensure that this additional funding will be available or, if it is available, that it can be obtained on terms and conditions we find acceptable.

As a result of the foregoing circumstances our independent registered public accounting firm has, and is likely in the future to, include an explanatory paragraph in their audit opinions based on uncertainty regarding our ability to continue as a going concern. An audit opinion of this type may interfere with our ability to obtain debt or equity financing. Any additional funding derived from the sale of equity securities may result in significant dilution to our existing stockholders.

We are limited in the number of products we can pursue so our future depends on our success with a small number of product opportunities.

We have limited financial resources, so at present we are using these resources on developing our Oxycyte oxygen carrier product and to begin the process of developing our potential wound treatment applications. We have halted development on Fluorovent, our oxygen carrying liquid, until we find a license partner willing to pursue development or obtain additional financing to pursue development ourselves. We licensed our implantable glucose sensor to a third party for further development, so how that product may progress is, to a large extent, outside of our control. At present we intend to commit most of our resources to advancing Oxycyte to the point it receives regulatory approval for one or more medical uses, and if this effort is unsuccessful we may not have resources to pursue development of our other products and our business would terminate. Furthermore, by delaying development of Fluorovent, this technology may become obsolete by the time we have sufficient capital to resume development and testing, so the funds expended on this product to date would be lost, as well as our opportunity to benefit if the product could be successfully developed.

We are required to conduct additional clinical trials in the future, which are expensive and time consuming, and the outcome of the trials is uncertain.

We completed Phase I clinical trials on Oxycyte in December 2003, and completed Phase II-A clinical testing in the fourth quarter of 2004 with filings completed in the second quarter of 2008. If we are successful with our Phase II-B trials (of which there is no assurance) we will need to conduct Phase III trials. All of these clinical trials and testing will be expensive and time-consuming and the timing of the FDA review process is uncertain. Our lack of capital over the past two years has prevented us from advancing our clinical testing the way we would have preferred resulting in delays in advancing the testing of Oxycyte. The FDA or we may in the future suspend clinical trials at any time if it is believed that the subjects participating in such trials are being exposed to unacceptable health risks. We cannot ensure that we will be able to complete our clinical trials successfully or obtain FDA approval of Oxycyte, or that FDA approval, if obtained, will not include limitations on the indicated uses for which Oxycyte may be marketed. Our business, financial condition and results of operations are critically dependent on obtaining capital to advance our testing program and receiving FDA approval of Oxycyte. A significant delay in our planned clinical trials or a failure to achieve FDA approval would have a material adverse effect on us and could result in major setbacks, up to the cessation of our business.

Our activities are and will continue to be subject to extensive government regulation, which is expensive and time consuming, and we won’t be able to sell our product without regulatory approval.

Our research, development, testing, manufacturing, marketing and distribution of products are, and will continue to be, subject to extensive regulation, monitoring and approval by the FDA. There are significant risks at each stage of the regulatory scheme.

Product approval stage

During the product approval stage we attempt to prove the safety and efficacy of our product for its indicated uses. There are numerous problems that could arise during this stage, including:

•	The data obtained from laboratory testing and clinical trials are susceptible to varying interpretations, which could delay, limit or prevent FDA regulatory approval.

•	The lack of established criteria for evaluating the effectiveness of blood substitute products could delay or prevent FDA regulatory approval.

•	At any time the FDA could change policies and regulations that could result in delay and perhaps rejection of our products.

•	Even after extensive testing and clinical trials, there is no assurance regulatory approval will ever be obtained for any of our products.

Commercialization approval stage

We will be required to file a Biologics License Application, or BLA, with the FDA in order to obtain regulatory approval for the commercial production and sale of Oxycyte in the United States. Under FDA guidelines, the FDA may comment upon the acceptability of a BLA following its submission. After a BLA is submitted there is an initial review by the FDA to be sure that all of the required elements are included in the submission. There can be no assurance that the submission will be accepted for filing or that the FDA may not issue a refusal to file, or RTF. If an RTF is issued, there is opportunity for dialogue between the sponsor and the FDA in an effort to resolve all concerns. There can be no assurance that such a dialogue will be successful in leading to the filing of the BLA. If the submission is filed, there can be no assurance that the full review will result in product approval.

Post-commercialization stage

Discovery of previously unknown problems with Oxycyte or another product, or unanticipated problems with our manufacturing arrangements, even after FDA approval of Oxycyte or another product for commercial sale, may result in the imposition of significant restrictions, including withdrawal of the product from the market.

Additional laws and regulations may also be enacted that could prevent or delay regulatory approval of Oxycyte or our other products, including laws or regulations relating to the price or cost-effectiveness of medical products. Any delay or failure to achieve regulatory approval of commercial sales of our products is likely to have a material adverse effect on our financial condition.

The FDA continues to review products even after they receive agency approval. If and when the FDA approves one of our products, its manufacture and marketing will be subject to ongoing regulation, including compliance with current good manufacturing practices, adverse event reporting requirements and the FDA’s general prohibitions against promoting products for unapproved or “off-label” uses. We are also subject to inspection and market surveillance by the FDA for compliance with these and other requirements. Any enforcement action resulting from failure, even by inadvertence, to comply with these requirements could affect the manufacture and marketing of Oxycyte. In addition, the FDA could withdraw a previously approved product from the market upon receipt of newly discovered information. The FDA could also require us to conduct additional, and potentially expensive, studies in areas outside our approved indicated uses.

We are a development stage company without revenues or profits, which raises doubt about our ability to continue as a going concern.

Oxygen Biotherapeutics began research and development activities in 1990 and is a development stage company. We have been engaged for the past 18 years in the development and testing of Oxycyte, Fluorovent, and our glucose biosensor. No revenues have been generated to date from commercial sales of any of our products. Our revenues to date have consisted solely of interest earned on funds held until applied in the development of our products. At July 31, 2008 our accumulated deficit during the development stage is $41,989,577. We will require substantial amounts of outside financing to fund future testing and development of our products. We cannot ensure that our clinical testing will be successful, that regulatory approval of Oxycyte or any of our other products will be obtained, that Oxycyte or any of our other products can be manufactured at an acceptable cost and in appropriate quantities, or that there will be a viable market for any of our products. The foregoing factors raise substantial doubt about our ability to continue as a going concern.

Presently we are focusing on developing Oxycyte, which is subject to a high level of technological risk.

We completed Phase I clinical trials on Oxycyte in December 2003, and we expect we will devote a substantial portion of our financial and managerial resources to pursuing Phase II and Phase III clinical trials on this product over the next three years. As our other products are not as far along in the development and approval process as Oxycyte, our opportunity to generate product revenues within the next four to five years is most likely dependent on successful testing and commercialization of Oxycyte for surgical and similar oxygen delivery applications. The biomedical field has undergone rapid and significant technological changes. Technological developments may result in Oxycyte becoming obsolete or non-competitive before we are able to recover any portion of the research and development and other expenses we have incurred to develop and clinically test Oxycyte. Any such occurrence would have a material adverse effect on our operations and could result in the cessation of our business.

We are not certain that we will be able to manufacture Oxycyte commercially.

Commercial-scale manufacturing of Oxycyte will require development of a manufacturing capability that is significantly larger than the capacity currently in place to produce Oxycyte for our clinical trials. We do not intend to build our own production facility, but instead will rely on third party manufacturers to produce our product. We are currently in the process of establishing an arrangement for commercial production of Oxycyte with a manufacturer in North Carolina, but there can be no assurance that we will be able to establish such an arrangement on terms acceptable to us. Moreover, in order to seek FDA approval of the sale of Oxycyte produced at a third party manufacturing facility, we may be required to conduct a portion of our clinical trials with product manufactured at that facility. Accordingly, a delay in achieving scale-up of commercial manufacturing capabilities when needed will have a material adverse effect on sales of Oxycyte. Additionally, the manufacture of Oxycyte will be subject to extensive government regulation. Among the conditions for marketing approval is that our quality control and manufacturing procedures conform to the FDA’s good manufacturing practice regulations. We cannot ensure that we will be able to obtain the necessary regulatory clearances or approvals to manufacture Oxycyte on a timely basis or at all.

There are significant competitors developing similar products.

If approved for commercial sale, Oxycyte will compete directly with established therapies for oxygen delivery, and acute blood loss and may compete with other technologies currently under development. We cannot ensure that Oxycyte will have advantages, which will be significant enough to cause medical professionals to adopt it rather than continue to use established therapies or to adopt other new technologies or products. We also cannot ensure that the cost of Oxycyte will be competitive with the cost of established therapies or other new technologies or products. The development of blood substitute products is a rapidly evolving field. As there is currently no oxygen delivery product of our kind on the market, competition to develop an efficacious and accepted product is intense. Several companies have developed or are in the process of developing technologies that are, or in the future may be, the basis for products that will compete with Oxycyte. Certain of these companies are pursuing different approaches or means of accomplishing the therapeutic effects sought to be achieved through the use of Oxycyte.

These companies and others have substantially greater financial resources, larger research and development staffs, more extensive facilities and more experience than Oxygen Biotherapeutics in testing, manufacturing, marketing and distributing medical products. We cannot ensure that one or more other companies will not succeed in developing technologies or products that will become available for commercial use prior to Oxycyte, which could be more effective or less costly than Oxycyte or would render Oxycyte obsolete or non-competitive.

We do not have experience in the sale and marketing of medical products.

We have no experience in the sale or marketing of medical products. We have not decided upon a marketing strategy. We do not know of any third party that is prepared to distribute Oxycyte should it be approved. If we decide to establish our own marketing capability, we will need to recruit, train and retain a marketing staff and sales force with sufficient technical expertise. We do not know whether we can establish a marketing program at a cost that is acceptable in relation to revenue or whether we can be successful in marketing our product. Failure to successfully market Oxycyte or to do so on a cost effective basis would likely result in failure of our business.

We have a history of losses and our future operating results are uncertain.

During fiscal year ended April 30, 2008, we incurred a net loss of $6.7 million, and we incurred a net loss of $3.3 million in fiscal year 2007. Our net loss for the three-month period ended July 31, 2008, was $4.2 million. We will not generate operating revenue unless and until one of our products is approved for commercial sale and sales activity begins. We will require substantial additional funds to complete clinical trials, pursue regulatory approval for our products, establish commercial scale manufacturing capabilities, and establish marketing, sales, and administrative capabilities. Expenditures for these purposes will result in substantial losses for at least the next several years. The expense and the time required to realize any product revenues or profitability are highly uncertain. We cannot ensure that we will be able to achieve product revenues or profitability on a sustained basis, or at all, and we may be unable to ever establish Oxygen Biotherapeutics as a going concern.

The market may not accept our product.

Human blood collection, distribution, and medical application are well established and accepted. Competitors may develop new technologies or products, which are effective, competitively priced, and accepted for various medical uses. We cannot ensure that the efficacy and pricing of Oxycyte, considered in relation to Oxycyte’s expected benefits, will be perceived by health care providers and third party payers as cost-effective, or that the price of Oxycyte will be competitive with transfused blood or with other new technologies or products. Our results of operations may be adversely affected if the price of Oxycyte is not considered cost-effective or if Oxycyte does not otherwise achieve market acceptance.

Our patents and other proprietary rights may not protect our technology.

Our ability to compete effectively with other companies will depend, in part, on our ability to protect and maintain the proprietary nature of our technology. We cannot be certain as to the degree of protection offered by our patents or as to the likelihood that additional patents in the United States and certain other countries will be issued based upon pending patent applications. Patent applications in the United States are maintained in secrecy until patents are issued. We cannot be certain that we were the first creator of the inventions covered by our patents or pending patent applications or that we were the first to file patent applications for our inventions. The high costs of enforcing patent and other proprietary rights may also limit the degree of protection afforded to us. We also rely on unpatented proprietary technology, and we cannot ensure that others may not independently develop the same or similar technology or otherwise obtain access to our proprietary technology. We cannot ensure that our patents or other proprietary rights will be determined to be valid or enforceable if challenged in court or administrative proceedings or that we will not become involved in disputes with respect to the patents or proprietary rights of third parties. An adverse outcome from these proceedings could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require us to stop using this technology, any of which would result in a material adverse effect on our results of operations.

Our viability will be affected if we incur product liability claims in excess of our insurance coverage.

The testing and marketing of medical products, even after FDA approval, have an inherent risk of product liability. We maintain limited product liability insurance coverage for our clinical trials in the total amount of $3 million. However, our profitability will be adversely affected by a successful product liability claim in excess of our insurance coverage. We cannot guarantee that product liability insurance will be available in the future or be available on reasonable terms.

We depend on the services of a limited number of key personnel.

Our success is highly dependent on the continued services of a limited number of scientists and support personnel. The loss of any of these individuals could have a material adverse effect on us. In addition, our success will depend, among other factors, on the recruitment and retention of additional highly skilled and experienced management and technical personnel. We cannot ensure that we will be able to retain existing employees or to attract and retain additional skilled personnel on acceptable terms given the competition for such personnel among numerous large and well-funded pharmaceutical and health care companies, universities, and non-profit research institutions.

Health care reform and controls on health care spending may limit the price we can charge for Oxycyte and the amount we can sell.

The federal government and private insurers have considered ways to change, and have changed, the manner in which health care services are provided in the United States. Potential approaches and changes in recent years include controls on health care spending and the creation of large purchasing groups. In the future, it is possible that the government may institute price controls and limits on Medicare and Medicaid spending. These controls and limits might affect the payments we collect from sales of our product. Assuming we succeed in bringing Oxycyte to market, uncertainties regarding future health care reform and private market practices could affect our ability to sell Oxycyte in large quantities at profitable pricing.

Uncertainty of third-party reimbursement could affect our future profitability.

Sales of medical products largely depend on the reimbursement of patients’ medical expenses by governmental health care programs and private health insurers. There is no guarantee that governmental health care programs or private health insurers will reimburse our sales of Oxycyte, or permit us to sell our product at high enough prices to generate a profit.

Risks related to our common shares

Our stock price could be volatile and your investment could suffer a decline in value.

The market price of our common stock has fluctuated significantly in response to a number of factors, many of which are beyond our control, including:

•	Regulatory developments relating to our Oxycyte oxygen carrier product;

•	Announcements by us relating to the results of our clinical trials of Oxycyte;

•	Developments relating to our efforts to obtain additional financing to fund our operations;

•	Announcements by us regarding transactions with potential strategic partners;

•	Announcements relating to oxygen carrier, or blood substitute products being developed by our competitors;

•	Changes in industry trends or conditions;

•	Our issuance of additional debt or equity securities; and

•	Sales of significant amounts of our common stock or other securities in the market.

In addition, the stock market in general, and the over-the-counter market and the biotechnology industry market in particular, have experienced significant price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of other public companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our company specific results.

There are a large number of shares that may be sold in the future in the public market, which may depress the market price of our common stock.

The authorized capital stock of Oxygen Biotherapeutics consists of an aggregate of 400 million shares of common stock, of which 159,761,386 shares are issued and outstanding as of October 8, 2008 and approximately 211,244,408 million shares are reserved for issuance upon conversion or exercise of issued and outstanding notes, options, and warrants. The substantial number of shares available now and that may become available in the future for sale in the public market could cause the market price of our common stock to decline or have a depressive effect on the market price.

As we complete additional equity financings in the future, the existing shareholders will experience dilution.

As noted above, we will need to raise substantial amounts of additional capital to complete the clinical testing of Oxycyte and, if approved for commercial use, establish commercial production of Oxycyte. We will seek and pursue both equity and debt financing opportunities to fund our working capital requirements in the future. Any additional equity financing that we obtain would have the effect of diluting the ownership interest of existing shareholders.

OUR BUSINESS

General

Oxygen Biotherapeutics, Inc. is engaged in the business of developing biotechnology products with a focus on oxygen delivery to tissue. We are currently developing Oxycyte™, a product we believe is a safe and effective alternative to transfused blood for use in surgical and similar medical situations. We are pursuing application of the same perfluorocarbon oxygen carrier technology to development of topical wound healing therapies. We also have under development Fluorovent™, an oxygen exchange fluid for facilitating the treatment of lung conditions. We recently licensed to a third party for development our biosensor implant product that uses an enzyme process for measuring the glucose level in subcutaneous fluid.

We received approval of our Investigational New Drug application for Oxycyte filed with the U.S. Food and Drug Administration (FDA) and began Phase I clinical studies in October 2003, which were completed in December 2003. We submitted a report on the results, which were in line with our expectations, to the FDA along with a Phase II protocol in 2004. Phase II-A clinical studies began in the fourth quarter 2004, and were completed in 2006. A further Phase II study protocol was filed with the FDA in the spring of 2008. Management is hopeful the protocol will be approved and the new study begun in 2008, and if this comes to pass the study would continue into 2009. We expect to commit a substantial portion of our financial and business resources over the next three years to testing Oxycyte and advancing this product to the point it has regulatory approval for use in one or more medical applications. While pursuing Oxycyte, we are increasing our focus on a new application of perfluorocarbon oxygen carrier technology to therapies applied to the skin, rather than infused, for treating wounds and abrasions. To that end we recently licensed certain technology related that application from Virginia Commonwealth University and engaged the services of an independent consultant to pursue research and development of the therapies.

Fluorovent is still at the animal testing stage and we have not filed any applications with the FDA for human testing of this product. Since we will likely devote less of our time and resources to advancing this product because of the priority placed on Oxycyte and topical therapies, we do not expect we will be in a position to file any application for this product with the FDA in the near future. Since our priority for the foreseeable future is Oxycyte and topical wound therapy, the following discussion of our business focuses primarily on those products.

Our biosensor implant is still at the animal testing stage and we have not filed any applications with the FDA for human testing. Since we do not expect to commit significant resources to development of this technology in the foreseeable future, we recently licensed the technology to an unrelated party who is more focused on research and development in the area of glucose testing and related technologies.

Oxygen Biotherapeutics was originally formed as a New Jersey corporation in 1967 under the name Rudmer, David & Associates, Inc., and subsequently changed its name to Synthetic Blood International, Inc. On June 17, 2008, the stockholders of Synthetic Blood International approved the Agreement and Plan of Merger dated April 28, 2008, between Synthetic Blood International and Oxygen Biotherapeutics, Inc., a Delaware corporation. Oxygen Biotherapeutics was formed on April 17, 2008, by Synthetic Blood International to participate in the merger for the purpose of changing the state of domicile of Synthetic Blood International, Inc. from New Jersey to Delaware. Certificates of Merger were filed with the states of New Jersey and Delaware, and the merger was effective June 30, 2008. Under the Plan of Merger, Oxygen Biotherapeutics, Inc. is the surviving corporation and each share of Synthetic Blood International, Inc. common stock outstanding on June 30, 2008, was converted to one share of Oxygen Biotherapeutics, Inc. common stock.

Oxygen to Tissue Delivery Market

The principal function of human blood is to transport oxygen throughout the body. The lack of an adequate supply of oxygen as a result of blood loss can lead to organ dysfunction or death. The transfusion of human blood is presently the only effective means of immediately restoring diminished oxygen-carrying capacity resulting from blood loss. According to the AABB 2005 Nationwide Blood Collection and Utilization Report, over 14 million units of whole blood and red blood cells were transfused in the United States in 2004. This includes transfusions for trauma, surgery (emergency and elective), unexpected blood loss, chronic anemia, and other general medical applications.

The use of donated blood in transfusion therapy, while effective in restoring an adequate supply of oxygen in the body of the recipient, has several limitations. Although testing procedures exist to detect the presence of certain diseases in blood, these procedures cannot eliminate completely the risk of blood-borne disease. Transfused blood also can be used only in recipients having a blood type compatible with that of the donor. Delays in treatment, resulting from the necessity of blood typing prior to transfusion, together with the limited shelf life of blood and the limited availability of certain blood types, impose constraints on the immediate availability of compatible blood for transfusion. There is no commercially available blood substitute in this country that addresses these problems.

Oxycyte is intended as an oxygen carrier and substitute for blood transfusion that ordinarily would be applied in cases of trauma, surgery (emergency and elective), unexpected blood loss and other general medical applications. For trauma and emergency surgical procedures, the immediate availability and universal compatibility of Oxycyte are expected to provide significant advantages over transfused blood, because we believe Oxycyte is capable of transporting higher levels of oxygen than red blood cells are able to transport.

We believe there exist potential sources of demand for which blood is not currently utilized and for which Oxycyte may be suitable. These include applications in which the required blood type is not immediately available or in which transfusions are desirable but not given for fear of a transfusion reaction due to difficulty in identifying compatible blood. For example, we believe emergicenters and surgicenters both experience events where an oxygen-carrying fluid may be useful. We also believe Oxycyte may be used by emergency medical technicians in ambulances, medical helicopters and other pre-hospital settings. In addition, the military has expressed a high level of interest in oxygen-carrying products for the resuscitation of battlefield casualties.

Based on these circumstances, we believe there may be a substantial and meaningful market for an effective oxygen carrier, and we believe Oxycyte is a viable candidate for exploiting that market.

Our primary product—Oxycyte

Our Oxycyte oxygen carrier product is a perfluorocarbon emulsified with water and a surfactant, which is provided to the patient intravenously. The physical properties of perfluorocarbon enable our product to gather oxygen from the lungs and transport the oxygen through the body releasing it along the way. Over a period of days Oxycyte gradually evaporates in the lungs from where it is exhaled. Oxycyte requires no cross matching, so it is immediately available and compatible with all blood types. Oxycyte has an extended shelf life compared to blood. Since Oxycyte is not based on any biological component, it is sterile and free of potential contamination from a donor. Further, since Oxycyte is based on readily available inert compounds, we believe it can be manufactured on a cost effective basis in amounts sufficient to meet demand.

After receiving clearance from the FDA, we conducted a Phase I clinical study on Oxycyte, which was completed in December 2003. We submitted a report on the results, which were in line with our expectations, to the FDA along with a Phase II protocol in 2004. Phase II-A clinical studies began in the fourth quarter 2004, and were completed in 2006. A further Phase II study protocol was filed with the FDA in the spring of 2008. Management is hopeful the protocol will be approved and the new study begun in 2008, and if this comes to pass the study would continue into 2009.

We use a proprietary process of perfluorocarbon production and emulsification to produce Oxycyte. We use a contract manufacturer to produce Oxycyte for our clinical testing. Our contract manufacturer for trial batches is PrimaPharm, Inc. located in San Diego, California. Based on production testing and inspection, the FDA has determined that PrimaPharm satisfies its good manufacturing practices standards with respect to the production of Oxycyte. Based on the composition and manufacturing process for Oxycyte, management believes there are a number of other manufacturers capable of producing Oxycyte in accordance with FDA regulations and in sufficient quantities for current needs. For larger batches we intend to employ the contract manufacturing services of a major pharmaceutical company in North Carolina.

Should Oxycyte successfully progress through Phase II and III testing and it appears regulatory approval for one or more medical uses is likely, we will evaluate our options for realizing revenue on the product. These options include licensing Oxycyte to a third party for manufacture and distribution, manufacturing Oxycyte ourselves for distribution through third party distributors, manufacturing and selling the product ourselves, or establishing some other form of strategic relationship for making and distributing Oxycyte with a participant in the pharmaceutical industry. We are currently investigating and evaluating all options.

If approved for one or more medical uses, Oxycyte will compete directly with established therapies for acute blood loss and replacement and may compete with other technologies currently under development. We cannot ensure that Oxycyte will have advantages, which will be significant enough to cause medical professionals to adopt it rather than continue to use established therapies or other new technologies or products. We also cannot ensure that the price of Oxycyte, in light of Oxycyte’s potential advantages, will be competitive with the price of established therapies or other new technologies or products.

Several companies have developed or are in the process of developing technologies that are, or in the future may be, the basis for products that will compete with Oxycyte. We are aware of five other products at various stages of development that are intended to achieve the same result as Oxycyte. Three of these products are based on hemoglobin derivates, two from outdated human blood and the third from bovine blood. One product is also based on perfluorocarbon and the other on nanobubble oxygen technology. None of these products is approved for use in the United States. The bovine-source hemoglobin-based oxygen-carrier has been approved for human use in South Africa and a Biologics License Application, or BLA, was submitted to the FDA for its use in the United States, and it was not approved and no clinical trials in the United States are currently underway. All hemoglobin based products were targets of a very critical meta-analysis in the JAMA, the Journal of the American Medical Association, (May 21, 2008, p. 2304ff, www.jama.com) which concluded that “based on the available data, use of HBBSs (Hemoglobin-based blood substitutes) is associated with a significantly increased risk of death or MI (myocardial infarction)”. Phase III clinical trials on the other perfluorocarbon product in the U.S. were halted in 2001 and have not resumed. That product has now been licensed for development with a drug manufacturer in China.

We believe that important competitive factors in the market for oxygen carrier products will include the relative speed with which competitors can develop their respective products, complete the clinical testing and regulatory approval process, and supply commercial quantities of their products to the market. In addition to these factors, competition is expected to be based on the effectiveness of oxygen carrier products and the scope of the intended uses for which they are approved, the scope and enforceability of patent or other proprietary rights, product price, product supply, and marketing and sales capability. We believe that our competitive position will be significantly influenced by the timing of the clinical testing and regulatory filings for Oxycyte, our ability to maintain and enforce our proprietary rights covering Oxycyte and its manufacturing process, and our ability to develop capabilities for manufacturing and distributing the product ourselves or with others, should we obtain regulatory approval.

Our other products

Wound Treatment Applications

In May 2008, we entered into a license agreement with Virginia Commonwealth University whereby we acquired a worldwide, exclusive license to three of the University’s patent applications that relate to methods for non-pulmonary delivery of oxygen to tissue and the products based on those patent applications. We obtained the license to use the technology in conjunction with our Oxycyte technology to develop over-the-counter and clinical treatment applications that are used externally to treat wounds, abrasions and burns.

According to the National Institute of General Medical Sciences, more than 36 million topical wounds are treated every year. The wound care product market is projected to reach $12.5 billion by 2012. It is clear there is a substantial market for products that are efficacious in treating these injuries, and we believe the new applications we are now pursuing show promise for meeting the product needs of that market. Our objective is to develop products that are an improvement over existing technology by producing a better healing result, shortening the healing process, and/or mitigating complications.

Our license with Virginia Commonwealth University if for a term equal to the life of the patents covered by the patent applications, except that we can terminate the agreement at any time on not less than 90 days advance notice. It includes the right to sub-license to third parties. We have an obligation to diligently pursue product development and pursue, at our expense, prosecution of the patent applications covered by the agreement. We paid an initial fee of $50,000 in cash and paid an additional $16,288 to the Licensor as reimbursement of costs paid by the Licensor on patent applications and related work. We also issued to the licensor a warrant for the purchase of 500,000 shares of our restricted common stock at an exercise price of $0.42 per share that expires May 22, 2013. We agreed to pay to the Licensor a running royalty on net sales of licensed products equal to 25% of the first $10 million of net sales, 15% of the next $39 million of net sales and 10% of net sales over $49 million. We also agreed to pay to the University a percentage of sublicensing revenue received from sub-licensees or other third parties in regards to the licensed patent rights equal to 33% of any such third party payments, which may be reduced to 25% if we complete pre-clinical studies on a licensed product, reduced further to 20% if we complete Phase I clinical studies, reduced further to 17% if we complete Phase II clinical studies, and reduced further to 10% if we complete Phase III clinical studies on a licensed product. We agreed to pay the University a $20,000 annual maintenance fee and $50,000 annual minimum royalty starting in May 2009 as long as the agreement is in force. We are entitled to credit the maintenance fee and minimum royalty payments against future royalty or sublicensing revenue payments to the University under the license agreement. Finally, we agreed to make certain regulatory milestone payments to the University up to a maximum of $275,000 for each product that goes through the medical device application and marketing approval process, and up to a maximum of $1,125,000 for each product that goes through the clinical trial and marketing approval process.

To facilitate development of wound treatment products, we entered into a consulting agreement with Robert F. Diegelmann, Ph.D., Professor of Biochemistry, Anatomy and Emergency Medicine at Virginia Commonwealth University Medical Center. Dr. Diegelmann has agreed to conduct research, advance development, and assist with permitting for topical wound-healing therapies. The agreement is for a term of three years, and we agreed to pay Dr. Diegelmann $9,000 per month for his services. The agreement also provides for additional incentive compensation. Upon successful registration of a 510K application for the first product, the agreement provides we will issue to Dr. Diegelmann an option to purchase 100,000 common shares under our stock plan. In addition, we agreed to pay Dr. Diegelmann a success fee equal to one percent of net revenue from our direct product sales. If we sell or license the product rights to a third party we agreed to pay Dr. Diegelmann a transaction fee based on the aggregate consideration we receive equal to five percent of the first $1,000,000, four percent of the next $1,000,000, three percent of the next $1,000,000, two percent of the next $1,000,000 and one percent for each $1,000,000 of consideration above $4,000,000 up to a maximum of $250,000.

Fluorovent

Fluorovent is an oxygen-carrying perfluorocarbon liquid that, when dispensed directly into the lungs, acts as a surfactant and effective medium for gas exchange, which increases pulmonary function and the diffusion of oxygen and carbon dioxide through the lungs into the body. The development of this product capability has applications in the treatment of acute lung disease, such as infant respiratory distress syndrome and adult respiratory syndrome. Further development of this product is currently on hold, until we have found a partner to bring this product to market.

Implanted glucose biosensor

We have developed an implanted glucose biosensor to monitor blood glucose. Termed a biosensor because it utilizes an enzyme specific for glucose, we believe the technology is capable of producing glucose measurement significantly more accurate than possible from current portable measuring devices. On September 22, 2008, we entered into a license agreement with Glucometrics, Inc., an unrelated third party, pursuant to which we licensed the intellectual property pertaining to our biosensor implant product for the development, manufacture, and marketing of products that use or incorporate the intellectual property. In exchange for the license we acquired:

•	a 10% equity interest in Glucometrics;

•

the right to receive a royalty payment on implantable products equal to 10% of the first $10 million in net sales, 8% of the next $40 million of net sales, and 6% of net sales equal to or greater than $50 million;

•

the right to receive a royalty payment on non-implantable products equal to 8% of the first $5 million in net sales, 6% of the next $20 million of net sales, and 4% of net sales equal to or greater than $25 million; and

•	participation in fees and payments made under sublicensing arrangements.

The term of the license agreement is for the life of the patent right licensed under the agreement.

Our patents and intellectual property

Perfluorocarbon products

We hold four U.S. patents (5,674,913; 5,824,703; 5,840,767; 6,167,887), three Australian patents (690,277; 722,417; 759,557), two Canadian Patents (2,239,170; 2,311,122) and, one European patent (EPO 8697678B1) pertaining to the use and application of perfluorocarbons as gas transport agents in blood substitutes and liquid ventilation. Additionally, the process of manufacturing the perfluocarbon contained in our products is extremely complicated and protected by numerous perfluorocarbon manufacturing process patents of our supplier.

Biosensor

We have three U.S. patents (5,914,026; 5,964,993 6,343,225) and two Australian patents (720,712; 734,003) that protect what we believe are important design features of our implanted glucose biosensor. We also hold exclusive licenses to three fundamental biosensor patents that represent the core technology used on our product. These patent and intellectual property rights were licensed in September 2008, to Glucometrics, Inc.

Government regulation

The manufacture and distribution of Oxycyte, as well as our other products, and the operation of any manufacturing facility we may establish will require the approval of United States government authorities as well as those of foreign countries. In the United States, the FDA regulates medical products, including the category known as “biologicals” which includes Oxycyte. The Federal Food, Drug and Cosmetic Act and the Public Health Service Act govern the testing, manufacture, safety, effectiveness, labeling, storage, record keeping, approval, advertising and promotion of Oxycyte. In addition to FDA regulations, we are also subject to other federal and state regulations, such as the Occupational Safety and Health Act and the Environmental Protection Act. Product development and approval within this regulatory framework requires a number of years and involves the expenditure of substantial funds.

The steps required before a biological product may be sold commercially in the United States include pre-clinical testing, the submission to the FDA of an Investigational New Drug application, clinical trials in humans to establish the safety and effectiveness of the product, the submission to the FDA of a Biologics License Application, or BLA, relating to the product and the manufacturing facilities to be used to produce the product for commercial sale, and FDA approval of a BLA. After a BLA is submitted there is an initial review by FDA to be sure that all of the required elements are included in the submission. There can be no assurance that the application will be accepted for filing or that the FDA may not issue a refusal to file, or RTF. If an RTF is issued, there is opportunity for dialogue between the sponsor and the FDA in an effort to resolve all concerns. There can be no assurance that such a dialogue will be successful in leading to the filing of the BLA. If the submission is filed, there can be no assurance that the full review will result in product approval.

Pre-clinical tests include evaluation of product chemistry and studies to assess the safety and effectiveness of the product and its formulation. The results of the pre-clinical tests are submitted to the FDA as part of the Investigational New Drug application. The goal of clinical testing is the demonstration in adequate and well-controlled studies of substantial evidence of the safety and effectiveness of the product in the setting of its intended use. The results of pre-clinical and clinical testing are submitted to the FDA from time to time throughout the trial process. In addition, before approval for the commercial sale of a product can be obtained, results of the pre-clinical and clinical studies must be submitted to the FDA in the form of a BLA. The testing and approval process requires substantial time and effort and there can be no assurance that any approval will be granted on a timely basis, if at all. The approval process is affected by a number of factors, including the severity of the condition being treated, the availability of alternative treatments and the risks and benefits demonstrated in clinical trials. Additional pre-clinical studies or clinical trials may be requested during the FDA review process and may delay product approval. After FDA approval for its initial indications, further clinical trials may be necessary to gain approval for the use of a product for additional indications. FDA may also require post-marketing testing, which can involve significant expense, to monitor for adverse effects.

Among the conditions for BLA approval is the requirement that the prospective manufacturer’s quality controls and manufacturing procedures conform to FDA requirements. In addition, domestic manufacturing facilities are subject to biennial FDA inspections and foreign manufacturing facilities are subject to periodic FDA inspections or inspections by the foreign regulatory authorities with reciprocal inspection agreements with FDA. Outside the United States, we are also subject to foreign regulatory requirements governing clinical trials and marketing approval for medical products. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary widely from country to country.

Our regulatory strategy is to pursue clinical testing and FDA approval of Oxycyte in the United States. We intend to arrange for testing and seek regulatory approval of Oxycyte outside the United States through licensing or other arrangements with other foreign or domestic companies. To date, we have not conducted any clinical trials of Oxycyte outside of the United States.

Employees

We currently employ six individuals, two are executive officers, two are scientific personnel, one is our corporate secretary, and one is our office manager/bookkeeper. Our employees are not represented by a union or any other form of collective bargaining unit. Our Chief Executive Officer devotes part of his time to our business under a consulting agreement. We also use the services of two directors and two other scientific consultants on a part-time basis through consulting arrangements.

Offices

Oxygen Biotherapeutics owns no real property and currently leases its principal administrative and laboratory facilities at 3189 Airway Avenue, Building C, Costa Mesa, California 92626. The current rent is approximately $15,400 per month. We also lease a laboratory facility at 800 East Leigh Street, Richmond, VA 23219 for rent of approximately $500 per month.

Legal Proceedings

There are no legal proceedings material to Oxygen Biotherapeutics to which it is a party or to which any of its property is subject, and Oxygen Biotherapeutics is not aware of any such proceedings that are contemplated.

USE OF PROCEEDS

We will receive funds if any of the warrants held by the selling security holders are exercised. Assuming all of the warrants pertaining to the shares that may be reoffered by the selling security holders under this prospectus are exercised, we would receive approximately $13,303,804. We intend to use funds we receive from the exercise of warrants for continuing to advance clinical testing and development of Oxycyte and general corporate purposes. We have broad discretion in the allocation and use of these funds, and will determine as and when funds are received from the exercise of warrants how the funds will be used. Investors in the shares will not have the opportunity to evaluate the economic, financial, or other information on which we base our decisions on how to use the funds derived from the exercise of warrants. If we fail to apply the net proceeds effectively, our business could be negatively affected. We will not receive any funds obtained by the selling security holders from their reoffer and sale of the common stock covered by this prospectus.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Price

Oxygen Biotherapeutics’ common stock trades in the over-the-counter market under the symbol “OXBO” and quotations for the common stock are listed on the Over the Counter Bulletin Board (“OTCBB”). The following table sets forth, for the respective periods indicated, the prices of our common stock in the over-the-counter market. Such prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

	Fiscal Year 2009		Fiscal Year 2008		Fiscal Year 2007
	Low	High	Low	High	Low	High
Quarter
1st	$0.56	$0.93	$0.10	$0.15	$0.10	$0.18
2nd	N/A	N/A	$0.07	$0.20	$0.04	$0.15
3rd	N/A	N/A	$0.16	$0.34	$0.12	$0.22
4th	N/A	N/A	$0.26	$1.01	$0.11	$0.18

Dividend Policy

No dividends have been paid on the common stock of Oxygen Biotherapeutics during the past three years. Oxygen Biotherapeutics intends to retain any earnings for use in its business activities, so it is not expected that any dividends on the common stock will be declared and paid in the foreseeable future.

At October 8, 2008, there were approximately 1,345 holders of record of the common stock.

Equity Compensation Plan Information

The following table provides certain information regarding securities authorized for issuance under equity compensation plans of Oxygen Biotherapeutics as of the end of its most recently completed fiscal year on April 30, 2008.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,330,000		$.0234	670,000	(2)
Equity compensation plans not approved by security holders	4,490,000	(1)	$.0208	0

Total	7,820,000		$.0219	670,000

(1)	This figure includes options issued to officers and employees under individual compensation arrangements. The figure also includes options issued to directors for board and committee service that were approved by the board of directors.

(2)	In June 2008, the stockholders approved a proposal to amend our 1999 Stock Plan to increase the number of shares of common stock available for awards under the plan from 4,000,000 to 12,000,000. As a result, the number of shares remaining available for future issuances, assuming no options or rights were issued subsequent to April 30, 2008, increased to 8,670,000 shares.

CAPITALIZATION

The following tables sets forth our capitalization (unaudited) as of July 31, 2008, and as adjusted to give effect to the conversion of all outstanding convertible notes held by selling security holders to common stock, exercise of all warrants held by the selling security holders, and payment of our estimated offering expenses. No effect is given to the exercise of any rights arising under other outstanding options or warrants of Oxygen Biotherapeutics not covered by this prospectus. This table should be read in conjunction with our financial statements and notes thereto.

	July 31, 2008
	(unaudited)	As Adjusted
CURRENT LIABILITIES
Accounts payable	$101,797	$101,797
Accrued liabilities	55,384	55,384
Consulting fees payable to Fiona International SA	205,770	205,770
Due to stockholders	140,000	140,000
Related party payables	63,994	63,994
Note payable	10,979	10,979

Total current liabilities	577,924	577,924
LONG TERM PORTION of convertible notes, net of debt discount of $18,815,711 and $0, as adjusted	1,101,005	—

Total liabilities	1,678,929	577,924

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, undesignated, authorized 10,000,000 shares; none issued or outstanding	—	—
Common stock, par value $.0001 per share; authorized 400,000,000 shares; issued and outstanding 155,668,106 and 290,188,469, as adjusted	15,567	29,019
Additional paid-in capital	52,168,420	85,250,488
Deficit accumulated during the development stage	(41,989,577)	(65,827,051)

Total stockholders’ equity (deficit)	10,194,410	19,452,456

	$11,873,339	$20,030,380

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Overview

Since 1990, Oxygen Biotherapeutics has pursued the development of medical products based on perfluorocarbon technology. These products include Oxycyte™, a synthetic oxygen carrier substance, and Fluorovent™, an oxygen exchange fluid for facilitating the treatment of lung conditions. Since 1993 Oxygen Biotherapeutics has also pursued development of a glucose biosensor implant, which we recently licensed to a third party for development. In September 2008 we engaged a researcher to pursue application of the same perfluorocarbon oxygen carrier technology to development of topical wound healing therapies.

The nature of our business is to spend years in development and testing of pharmaceutical and medical device products, take products through a lengthy and expensive process of regulatory review by the FDA, and, if successful in showing the product is efficacious and obtaining FDA approval, commercialize the product. During the periods of development and regulatory review we have no product to sell and no revenue. Nevertheless, we incur substantial costs pursuing this process, which require cash that comes from outside sources. We rely on outside financing to fund our operations, and will for the foreseeable future. That means we must continue to show progress with our products and be able to locate investors willing to commit their funds to a speculative venture that will ultimately be successful only if we can actually bring a product to market and gain a meaningful level of market acceptance and penetration. Because of these factors a larger number of biotechnology products under development fail, and there is no assurance that the products we have under development will not suffer the same fate.

We received approval of the Investigational New Drug application we filed with the FDA on Oxycyte and began Phase I clinical tests in October 2003. We completed the clinical tests in December 2003. The results of the Phase I tests were in line with our safety and efficacy expectations for the performance of Oxycyte. We started Phase II testing in 2004.

Five clinical sites have received local Institutional Review Board (IRB) approval to participate in the first Phase II trial with Oxycyte in hip surgery patients. In this first Phase II trial we were evaluating both efficacy and safety in the prevention of tissue hypoxia (the effects of reduced oxygen levels) in hip surgery patients who experience mild to moderate blood loss during surgery. While blood transfusions are typically not given during such procedures, blood loss may result in postoperative complications caused by tissue hypoxia. We closed this study in 2006 due to a lack of enrollment and completed this study and reported our findings in April 2008.

A Phase II-A trial in severe brain injury patients was started in 2006 and has been completed with good results. The Phase II-B trial protocol was filed in April 2008 and is currently under review of the FDA. A revised Phase II protocol for a study in patients with sickle cell pain crisis is ready to be filed with the FDA, as soon as the severe brain injury Phase II-B trial has been approved. Our future plans include testing Oxycyte in stroke, myocardial infarction, malignant tumors, trauma, coronary bypass surgery and decompression sickness. We expect Phase II studies will continue over at least the next two years, after which Phase III studies may be able to commence depending on results of Phase II trials, the development of acceptable protocols for Phase III trials, and the availability of financial and other resources to pursue the Phase II trials.

While pursuing Oxycyte, we are increasing our focus on a new application of perfluorocarbon oxygen carrier technology to therapies applied to the skin, rather than infused, for treating wounds and abrasions. To that end we recently licensed certain technology related that application from Virginia Commonwealth University and engaged the services of an independent consultant to pursue research and development of the therapies.

Fluorovent is still at the animal testing stage and we have not filed any applications with the FDA for human testing of this product. Since we will likely devote less of our time and resources to advancing this product because of the priority placed on Oxycyte and topical therapies, we do not expect we will be in a position to file any application for this product with the FDA in the near future. Since our priority for the foreseeable future is Oxycyte and topical wound therapy, the following discussion of our business focuses primarily on those products.

Our biosensor implant is still at the animal testing stage of development and we have not filed any applications with the FDA for human testing. Since we do not expect to commit significant resources to development of this technology in the foreseeable future, we recently licensed the technology to an unrelated party who is more focused on research and development in the area of glucose testing and related technologies.

Results of operations

Quarter ended July 31, 2008 compared to quarter ended July 31, 2007

Research and Development expenses for the three months ended July 31, 2008 were $308,288, compared to $151,492 for the same period in the prior year. Due to the financing we obtained during the third and fourth quarters of fiscal 2008, we were able to resume funding of our Phase II clinical trials and increase our laboratory supplies and related expenses. Phase II expenses totaled $49,071 for the quarter ended July 31, 2008, compared to $800 for the quarter ended July 31, 2007. Laboratory supplies totaled $34,553 during the quarter ended July 31, 2008, compared to $917 during the quarter ended July 31, 2007. Consulting fees for our clinical studies totaled $20,570 during the quarter ended July 31, 2008, compared to $0 during the quarter ended January 31, 2007. Additionally, we incurred $19,700 in contract manufacturing costs for Oxycyte and $14,755 of equipment rental costs in the current quarter that we did not incur in the quarter ended July 31, 2007. Because of the nature of our ongoing research and development activities and depending on our cash flow levels, accounting periods may reflect significant changes in expenses resulting from the timing of research related to our developmental products.

General and Administrative expenses for the three months ended July 31, 2008 were $2,818,581, compared to $213,486 for the same period in the prior year. During the current quarter we incurred $2,168,202 of consulting fees that we did not incur during the same period in the prior year. Of this $2,168,202 total, $1,874,932 was non-cash expense through the issuance of common stock purchase warrants. Our contract management costs increased by $149,799 in the current quarter, and this change is primarily due to our current Chief Executive Officer being compensated as an independent contractor, and an increase in consulting fees paid to two of our non-officer directors. Other significant changes in our administrative expenses during the quarter ended July 31, 2008 included a $56,694 increase in our noncash compensation relating to the issue of compensatory stock options, a $51,161 increase in our administrative payroll, an $83,117 increase in our investor relations, a $41,020 increase in our accounting expenses and a $27,653 increase in our legal expenses over the amounts incurred during the quarter ended July 31, 2007.

The net loss for the three months ended July 31, 2008 was $4,248,215 compared to a net loss of $1,027,227 for the same period in the prior year. Total operating expenses increased $2,761,891 during the quarter ended July 31, 2008 over the comparable period in 2007. In addition to the items noted above, interest expense increased $499,537. This increase during the current quarter was due to the $319,135 of interest expense we incurred in the current quarter on a debt conversion. We also incurred additional interest costs associated with our notes payable and related amortization of associated debt discounts as a result of our $6.3 million financing and the exchange of our short-term notes for 5 year convertible notes during the third and fourth quarters of fiscal 2008. Additionally, other income increased $40,440 in the quarter ended July 31, 2008 compared to the same period ended January 31, 2007 due to additional interest that we earned on our cash and cash equivalents.

Fiscal year 2008 compared to fiscal year 2007

For the fiscal year ended April 30, 2008, other income decreased to $105,629 from $120,027 in the fiscal year ended April 30, 2007. Other income consists principally of rental income. The decrease during 2008 is attributed to a one-time gain from the settlement of a vendor payable in fiscal 2007.

Research and development expenses increased from $752,614 for the fiscal year ended April 30, 2007, to $939,998 for the fiscal year ended April 30, 2008. Because of the nature of our ongoing research and development activities, accounting periods may reflect significant changes in expenses resulting from the timing of research related to our three developmental products. We decreased expenditures relating to Oxycyte™ Phase II clinical trials during fiscal 2007 and into fiscal 2008 due to a shortage of working capital. Due to the $6.3 million financing we obtained during the third and fourth quarters of fiscal 2008, we were able to resume funding of our Phase II clinical trials and increase our lab personnel and related expenses.

General and administrative expenses of $1,992,687 for fiscal year 2008 increased 95 percent or $972,892 over fiscal year 2007 expenses of $1,019,795. This change is primarily due to a $716,000 increase in our noncash compensation relating to the issue of compensatory stock options and warrants, an increase in our payroll expenses of $144,000, and an increase in our accounting expenses of $71,000 over the amounts incurred in fiscal 2007.

Interest charges associated with the convertible notes and short-term notes, including amortization of the original issue discount, debt issue costs, common stock purchase warrant value and beneficial conversion features, aggregated to $3,611,902 for fiscal 2008 as compared to $1,678,488 for fiscal 2007. This increase is a result the significant additional financing costs related to our $6.3 million financing and the exchange of our short-term notes for five-year convertible notes during the third and fourth quarters of fiscal 2008. During the year ended April 30, 2008, we also incurred a debt extinguishment loss of $250,097 related to the exchange of our short-term notes for five-year convertible notes. The debt extinguishment was recognized in accordance with EITF 96-19 and results principally from the write off of unamortized debt discounts and debt issue costs. We also incurred a $32,113 impairment loss on our lab equipment during fiscal 2008.

For the year ended April 30, 2008, we incurred a loss of $6,721,168 compared to a loss of $3,330,870 for the previous fiscal year.

Liquidity, capital resources and plan of operation

We have financed our operations since September 1990 through the issuance of debt and equity securities and loans from stockholders. As of July 31, 2008, we had $6,140,495 of total current assets and working capital of $5,562,571. Our practice is to invest excess cash, where available, in short-term money market investment instruments.

During the third quarter of fiscal year 2008, the Company exchanged its outstanding short term loans for five-year convertible notes with a face amount of $6,204,767. The notes are unsecured, convertible into shares of common stock at $0.247 per share, and were issued with a 55% original issue discount totaling $3,412,622. In addition, the Company issued five-year warrants to purchase 12,560,257 shares of common stock at $0.247 per share to investors. Additional discounts of $1,739,499 and $1,052,646 were recorded for the relative fair values of the warrants and beneficial conversion feature, respectively. Pursuant to this exchange transaction, the Company recorded a debt extinguishment loss of $250,097.

During the third and fourth quarters of fiscal year 2008, the Company received a total of $6,335,000 in cash from the sale of convertible notes, with a total face amount of $14,077,778. The notes are convertible at any time prior to maturity into a total of 56,995,053 shares of common stock, or $0.247 per share. In connection with the issuance of these obligations, the Company recorded a 55% original issue discount of $7,742,778, and additional discounts of $4,864,998 related to the relative fair value of the 28,497,501 five-year warrants to purchase common stock at $0.247 per share that were issued in the transaction, and $1,470,002 for the relative fair value of the embedded beneficial conversion feature. The Company also incurred total costs of $5,510,562 for capital raising services on these transactions. The costs of the capital raising services include a $369,215 cash fee, plus $768,337 for the fair value of 2,088,272 restricted shares of common stock, plus $4,373,010 for the fair value of warrants to purchase 21,853,086 common shares at prices ranging from $0.20 to $0.28.

During the quarter ended July 31, 2008, net cash provided by financing activities was $2,115,061, which included $2,147,714 proceeds from the exercise of warrants, less $32,653 in repayments on a short term note. Of the $2,147,714 proceeds received from warrant exercises, we have an obligation to return $140,000 due to a pricing error in the exercise. This obligation is included in our current liabilities at July 31, 2008. Net cash of $874,169 was used to fund operating activities and $33,699 was used for investing activities, which included $14,079 in lab equipment expenditures, $16,228 for the purchase of licensing rights on three patents, and $3,392 of other capitalized patents costs. Consequently, our cash and cash equivalents increased from $1,207,193 at April 30, 2008 to $6,087,826 at July 31, 2008. We do not have any lines of credit or other borrowing arrangements with lenders.

We are in the pre-clinical and clinical trial stages in the development of our products. Under an Investigational New Drug application filed with the FDA, we completed Phase I clinical studies on Oxycyte in December 2003. The results of the Phase I study were in line with our expectations for the performance of Oxycyte. We submitted a report to the FDA along with a Phase II protocol, received FDA approval, and started Phase II testing in the fourth quarter of 2004, which is expected to continue through 2009 for Phase II-b studies in severe traumatic brain injury. Even if we are successful with our Phase II study, we must then conduct a Phase III clinical study and, if that is successful, file with the FDA and obtain approval of a Biologics License Application to begin commercial distribution, all of which will take more time and funding to complete. Our other products, Fluorovent and the glucose biosensor, must undergo further development and testing prior to submission to the FDA for approval to initiate clinical trials, which also requires additional funding. Management is actively pursuing private and institutional financing, as well as strategic alliances and/or joint venture agreements to obtain the necessary additional financing and reduce the cost burden related to the development and commercialization of our products. We expect our primary focus will be on funding the continued testing of Oxycyte, since this product is the furthest along in the regulatory review process. Our ability to continue to pursue testing and development of our products beyond 2009 depends on achieving license income, or obtaining outside financial resources. There is no assurance that needed license agreement, or financing will occur or that we will succeed in obtaining the necessary resources.

We are entirely dependent on outside financing to continue our operations. We will not generate operating revenue unless and until one of our products is approved for commercial sale and sales activity begins. We will require substantial additional funds to complete clinical trials, pursue regulatory approval for our products, establish commercial scale manufacturing capabilities, and establish marketing, sales, and administrative capabilities. Expenditures for these purposes will result in substantial losses for at least the next several years. The expense and the time required to realize any product revenues or profitability are highly uncertain. We cannot ensure that we will be able to achieve product revenues or profitability on a sustained basis, or at all. The foregoing factors highlight that the Company must achieve license agreements, or additional financing by end of 2009.

We do have the working capital necessary to fund our operations in fiscal year 2009. By end of 2009, we will need additional financing to cover administrative expenses and on-going expenses of testing Oxycyte. Management is actively seeking additional sources of equity and/or debt financing; however there is no assurance that any additional funding will be available in time. Should we be unable to obtain additional financing to meet mid-term needs, we may be forced to cease operations. Our ability to continue as a going concern depends on success of these activities.

Critical accounting policies

Our discussion and analysis of our financial condition and results of operations is based upon the financial statements presented in this report, which have been prepared in accordance with Accounting Principles Generally Accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent liabilities. On an on-going basis, we evaluate our estimates, including those related to stock-based compensation and contingencies. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements:

Stock-Based Compensation—We account for stock-based compensation as prescribed by of SFAS No. 123R, which requires stock options and warrants issued to employees and nonemployees to be valued using the fair value method. Under the fair value based method, compensation cost is recorded based on the value of the award at the grant date and is recognized over the service period.

The fair value of each option and warrant grant was estimated at the grant date using the Black-Scholes option-pricing model. The Black–Scholes option valuation model was developed for use in estimating the fair value of traded options and warrants that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility and expected term.

Convertible Notes—If the conversion feature of conventional convertible debt provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to EITF Issue No. 98-5 (“EITF 98-05”), Accounting for Convertible Securities with Beneficial Conversion Features or Contingency Adjustable Conversion Ratio, and EITF Issue No. 00-27, Application of EITF Issue No. 98-5 to Certain Convertible Instruments. In those circumstances, the convertible debt will be recorded net of the discount related to the BCF. The Company amortizes the discount to interest expense over the life of the debt using the effective interest method.

Registration Payment Arrangements—In connection with prior private placements of our common stock and warrants to purchase shares of our common stock, we entered into agreements that committed us to timely register the shares of common stock purchased as well as the shares underlying the issued warrants. Those registration agreements specified potential cash penalties if we did not timely register the related shares with the SEC.

In accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In a Company’s Own Stock,” when the potential cash penalties were included in registration payment arrangements, the estimated fair value of the warrants would be recorded as a liability, with an offsetting reduction to additional paid-in capital received from the private placement. The fair value of the warrants would be estimated using the Black-Scholes option pricing model.

Under EITF 00-19, the estimated fair value of the warrants would be re-measured at each reporting date and on the date of effectiveness of the related registration statement, with the increase in fair value recorded as other expense in our Statement of Operations. As of the date of effectiveness of the registration statement, the warrant liability would be reclassified to additional paid-in capital, evidencing the non-impact of these adjustments on our financial position and business operations.

In December 2006, the FASB issued FASB Staff Position, or FSP, EITF No. 00-19-2, “Accounting for Registration Payment Arrangements.” This FSP specifies that companies that enter into agreements to register securities will be required to recognize a liability if a payment to investors for failing to fulfill the agreement is probable and can be reasonably estimated. This accounting differs from the guidance in EITF 00-19, which required a liability to be recognized and measured at fair value, regardless of probability.

EITF 00-19-2 is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that we enter into or modify after the date of issuance of this FSP. For our registration payment arrangements and financial instruments subject to those arrangements that were entered prior to the issuance of this FSP, the guidance was effective beginning January 1, 2007.

Long-Lived Assets—Our intangible assets consist of patents related to our various technologies. These assets are amortized on a straight-line method over their estimated useful life, which ranges from eight to ten years. We review these intangible assets for impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”).

Recent Accounting Pronouncements—

SFAS 157—In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. SFAS 157 was originally effective for fiscal years beginning after November 15, 2007, but was partially delayed by one year for non-financial assets and liabilities as detailed within FASB Staff Position 157-2. Oxygen Biotherapeutics is currently evaluating SFAS 157 and FASB Staff Position 157-2, and does not believe these pronouncements will materially affect its financial position or results of operations.

SFAS 159—In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FASB Statement No. 115 (“SFAS 159”), which permits entities to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS 159 is effective as of the beginning of fiscal years after November 15, 2007. Oxygen Biotherapeutics adopted SFAS 159 on May 1, 2008, and does not believe it will materially affect its financial position or results of operations.

SFAS No. 141(R)—In December 2007, the FASB issued Statement No. 141(R), Business Combinations. This Statement replaces FASB Statement No. 141, Business Combinations. This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This Statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. Statement 141 did not define the acquirer, although it included guidance on identifying the acquirer, as does this Statement. This Statement’s scope is broader than that of Statement 141, which applied only to business combinations in which control was obtained by transferring consideration. By applying the same method of accounting—the acquisition method—to all transactions and other events in which one entity obtains control over one or more other businesses, this Statement improves the comparability of the information about business combinations provided in financial reports. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. Oxygen Biotherapeutics is currently evaluating SFAS 141(R), and has not yet determined its potential impact on its future results of operations or financial position.

SFAS No. 160—In December 2007, the FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements—an Amendment of ARB No. 51. This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this Statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This Statement improves comparability by eliminating that diversity. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The effective date of this Statement is the same as that of the related Statement 141(R). This Statement shall be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except for the presentation and disclosure requirements. The presentation and disclosure requirements shall be applied retrospectively for all periods presented. Oxygen Biotherapeutics is currently evaluating SFAS 160 and has not yet determined its potential impact on its future results of operations or financial position.

SFAS No. 161—In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133.” SFAS No. 161 requires enhanced disclosures about an entity’s derivative and hedging activities. These enhanced disclosures will discuss (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Oxygen Biotherapeutics has not determined the impact, if any SFAS No. 161 will have on its financial statements.

MANAGEMENT

Directors and executive officers

Our officers and directors manage our business. The following persons are the officers and directors of Oxygen Biotherapeutics:

Name	Age	Position
Chris J. Stern, DBA	50	Chairman of the Board, Chief Executive Officer, Chief Financial Officer and Director
Richard M. Kiral, PhD	67	President, Chief Operating Officer, and Director
Charles H. Seeman	45	Chief Financial Officer
Bruce Spiess, MD, FAHA	53	Director
Gerald L. Klein, MD	61	Director

Robert J. Larsen served as Chief Executive Officer and Chief Financial Officer from November 2007 until his unexpected death on March 24, 2008. Chris J. Stern was appointed Chief Executive Officer at the end of March 2008, and served as interim Chief Financial Officer from July through most of September 2008.

Our directors serve for a term beginning with election and ending with resignation, removal by the stockholders, or election of a successor by the stockholders. Executive officers serve by appointment at the discretion of the board of directors.

The following are brief biographies of each of our directors and officers.

In November 2007 Chris J. Stern joined Oxygen Biotherapeutics as Chairman of the Board. He became Chief Executive Officer in March 2008, and Chief Financial Officer ad interim in July 2008. During the past five years Mr. Stern has been the principal of the Institute for Efficient Management, which he founded in 1996 to provide consulting services to business on strategic planning and global marketing. Since May 2001 Mr. Stern has served as a non-executive director on the Board of Directors of Klocke of America (contract packaging) in Ft. Myers, FL. From April 2000 to March 2007 he also served as a Director of Boehme Filatex, Inc. in Reidsville, NC (specialty chemicals). Mr. Stern holds an MBA from the Graduate School of Business Administration in Zurich, which is affiliated with the State University of New York at Albany, and a doctorate in business administration from Trinity University.

Dr. Richard Kiral became President and Chief Operating Officer of Oxygen Biotherapeutics in March 2008. For over five years prior to March 2008, he served as our vice president of research and development and has been responsible for developing products from Oxygen Biotherapeutics’s perfluorocarbon technology platforms. Dr. Kiral holds a Ph.D. in Analytical Chemistry from the University of Notre Dame in South Bend, Indiana and a B.S. degree in Chemistry from St. Vincent College in Latrobe, Pennsylvania. He is a cofounder of a pharmaceutical contract manufacturer in San Diego and currently serves on its Board of Directors.

Charles H. Seeman, age 45, was appointed our Chief Financial Officer in September 2008. From August 2006 to March 2008, Mr. Seeman was employed by Control Solutions International, a global provider of independent internal audit, compliance, risk management and technology solutions, where he managed teams engaged in testing client internal controls and procedures. In June 2005, Mr. Seeman was employed by the Lenovo Group, a global manufacturer of personal computers, as an internal auditor, and in December 2006, changed his position to managing control functions at the senior management level in the areas of accounting, finance, treasury, and tax accounting. From January 2003 to May 2005, Mr. Seeman served as the chief financial officer of Carrot-Top Industries, a privately held consumer products catalog company.

Dr. Bruce D. Spiess, MD, FAHA, joined Oxygen Biotherapeutics Inc as a consultant, member of the Board of Directors and Chair of the Medical Advisory Board. in March 2008. During the past five years Dr. Spiess has served as Vice Chair of the Department of Anesthesiology, Chief of Cardiothoracic Anesthesia and Director of Research at Virginia Commonwealth University Health Systems. His undergraduate degree in biology was from Denison University in Granville, Ohio and his medical school training was received at Rush Medical College in Chicago. From there three years were spent at the Mayo Graduate School of medicine in Rochester, Minnesota. The last year of that training as chief resident was specialized in cardiovascular anesthesia.

Dr. Gerald Klein became a director of the Oxygen Biotherapeutics in March 2008. He has served as Vice President of Global Medical and Clinical Affairs and Chief Medical Officer for Talecris Biotherapeutics, headquartered in Research Triangle Park, North Carolina, since September 2005. His responsibilities there include global clinical development and medical affairs. For two years prior to September 2005, he was the Vice President of Medical Affairs and Clinical Research at Dey LP in Napa, California. Dr. Klein earned his medical degree from the University of Brussels Medical School in Belgium, and holds board certifications issued by the American Board of Pediatrics and the American Board of Allergy and Clinical Immunology. Dr. Klein completed his undergraduate work at the University of Florida and medical degree at the Free University of Brussels. He completed a pediatric residence at New Jersey College of Medicine and fellowship in Allergy and Immunology at the University of California, Irvine.

EXECUTIVE COMPENSATION

Summary of Compensation

The following table provides certain summary information concerning compensation earned for services rendered in all capacities to Oxygen Biotherapeutics for the fiscal years ended April 30, 2008, 2007 and 2006, by the Chief Executive Officer and the other most highly compensated executive officers of Oxygen Biotherapeutics (“Named Executive Officers”). This information includes the dollar amount of base salaries, bonus awards, stock options and all other compensation, if any, whether paid or deferred.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Options Awards ($)(2)	All Other Compensation ($)(3)	Total

Robert Nicora (including severance pay)	2008	15,750	—	—	13,947	347,310	377,007
President until November 19, 2007	2007 2006	173,250 189,000	— —	— —	32,500 —	30,492 35,719	236,242 224,719

Richard Kiral	2008	192,840	—	—	23,756	21,337	237,933
President & COO	2007	152,847	—	—	8,000	16,379	177,226
Product Development	2006	167,742	—	—	—	23,066	190,808

Chris J. Stern	2008	75,000	—	12,460	89,644	12,460	102,104
Chairman & CEO	2007	—	—	—	—	—	—
March 25, 2008 to present	2006	—	—	—	—	—	—

Robert Larsen(4)	2008	50,000	—	—	218,429	2,750	221,179
CEO and President from	2007	—	—	—	—	—	—
November 20, 2007 to March 24, 2008	2006	—	—	—	—	—	—

(1)	Mr. Stern received a grant of 14,000 common shares valued at $12,460 on April 1, 2008, and will continue to receive 14,000 shares per month as long as he serves on the Oxygen Biotherapeutics’ Board.

(2)	The dollar values shown reflect the compensation cost of the awards, before reflecting forfeitures, over the requisite service period, as described in FAS 123(R), which we implemented May 1, 2006. Prior to adoption FAS 123(R), we did not record stock-based compensation expense directly in the financial statements. The assumptions we used in valuing these awards are described in Note G, to our Financial Statements included in this Form 10-K.

(3)	Mr. Nicora received a severance package valued at $239,508, plus medical premiums and retirement contributions paid for by Oxygen Biotherapeutics totaling $14,578. Mr. Kiral received a $6,600 car allowance plus medical premiums and retirement contributions paid for by Oxygen Biotherapeutics totaling $14,737. Mr. Larsen received a $2,750 car allowance and a $17,279 housing allowance paid for by Oxygen Biotherapeutics.

(4)	Mr. Larsen passed away March 24, 2008.

Charles H. Seeman was elected Chief Financial Officer in September 2008, so he was not compensated by Oxygen Biotherapeutics during the fiscal year ended April 30, 2008. David H. Johnson held the position of Chief Financial Officer until his resignation August 17, 2007, which was immediately following the filing of Oxygen Biotherapeutics’ annual report on Form 10-K for the year ended April 30, 2007. Accordingly, Mr. Johnson did not perform services or functions normally associated with the office of chief financial officer for the financial reporting periods in fiscal year 2008 and Oxygen Biotherapeutics did not accrue or pay to Mr. Johnson any compensation in relation to fiscal year 2008. For his services as Chief Financial Officer in fiscal years 2007 and 2006, his compensation was $40,000 in each year.

Option grants

Oxygen Biotherapeutics adopted a stock option plan in October 1999, which was ratified by a vote of the shareholders during fiscal year ended April 30, 2001. The 1999 plan provides for the granting of incentive and non-qualified options to officers, directors, consultants and key employees to purchase up to 4,000,000 shares of Oxygen Biotherapeutics’s common stock at prices not less than the fair market value of the stock at the date of grant for incentive options. The option expiration dates are determined at the date of grant, but may not exceed ten years. The total number of options issued under the Plan at April 30, 2008 were 3,345,000 with a weighted average exercise price of $0.23.

In addition, Oxygen Biotherapeutics has issued options outside the Plan. At April 30, 2008 the total non-qualified options outstanding were 4,490,000 with a weighted average exercise price of $0.21.

The following table summarizes certain information as of April 30, 2008 concerning the stock options granted to the Named Executive Officers during the fiscal year ended April 30, 2008. No stock appreciation rights, restricted stock awards or long-term performance awards have been granted as of the date hereof and no options have been exercised.

	Grant Date	Number of Securities Underlying Options(1)		Exercise Price of Option Awards ($/Sh)		Grant Date Fair Value of Option Awards ($)(2)
Robert Nicora	8/1/07	150,000		0.13		18,000
President until November 19, 2007	11/15/07	750,000	(3)	0.33	(3)	7,947	(3)

Richard Kiral	11/19/07	100,000	(3)	0.13	(3)	3,121	(3)
President & COO	1/9/08	150,000		0.28		37,665
Product Development	4/1/08	20,000		0.85		16,426

Chris J. Stern	11/20/07	1,000,000		0.245		89,644
Chairman & CEO
March 25, 2008 to present

Robert Larsen	11/19/07	300,000	(3)	0.13	(3)	15,291	(3)
CEO and President from November 20,	11/30/07	30,000		0.18		3,064
2007 to March 24, 2008	12/31/07	30,000		0.31		5,430
	1/31/08	30,000		0.30		5,322
	2/29/08	30,000		0.33		8,820
	3/25/08	300,000		0.30		180,502

(1)	Each option listed in the table vests over a three-year period and is exercisable over a ten-year period, except for the 20,000 options granted to Mr. Kiral on 4/1/08 which vest immediately and are exercisable over a three-year period.

(2)	The dollar values shown reflect the full compensation cost of the awards as described in FAS 123R using the assumptions outlined in Note G to our Consolidated Financial Statements included in this Form 10-K.

(3)	Reflects the extension of the exercise terms of certain options and the incremental fair value of such awards. The exercise price represents the weighted average of the exercise price of the extended awards.

Outstanding Equity Awards

The following table sets forth certain information with respect to outstanding equity awards at April 30, 2008 with respect to the Named Executive Officers.

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)
Robert W. Nicora	300,000	—	$0.15	11/15/10	—	—
President until	150,000	—	$0.12	11/15/10	—	—
November 19, 2007	300,000	—	$0.62	11/15/10	—	—
	150,000	—	$0.21	04/20/11	—	—
	150,000	—	$0.17	08/01/12	—	—
	150,000	—	$0.22	08/01/13	—	—
	150,000	—	$0.28	08/17/14	—	—
	100,000	50,000	$0.22	08/04/15	—	—
	50,000	100,000	$0.13	08/10/16	—	—
	—	150,000	$0.13	08/01/17	—	—

Richard Kiral	100,000	—	$0.15	10/13/09	—	—
President & COO	75,000	—	$0.12	02/01/10	—	—
Product Development	250,000	—	$0.21	04/20/11	—	—
	75,000	—	$0.30	02/01/12	—	—
	75,000	—	$0.15	02/01/13	—	—
	75,000	—	$0.15	03/01/14	—	—
	75,000	—	$0.24	02/01/15	—	—
	50,000	25,000	$0.09	03/28/16	—	—
	25,000	50,000	$0.12	03/09/17	—	—
	20,000	—	$0.85	04/01/11	—	—
	—	150,000	$0.28	01/09/18	—	—

Chris J. Stern Chairman & CEO	1,000,000	—	$0.245	11/19/10	14,000	$12,460

Robert Larsen	215,000	—	$0.12	02/01/10	—	—
CEO and President	10,000	—	$0.80	05/01/10	—	—
from November 20, 2007	300,000	—	$0.13	11/19/10	—	—
to March 24, 2008	300,000	—	$0.30	03/25/11	—	—
	30,000	—	$0.33	02/29/11	—	—
	10,000	—	$0.255	05/01/11	—	—
	10,000	—	$0.155	01/04/12	—	—
	30,000	—	$0.18	11/30/17	—	—
	30,000	—	$0.31	12/31/17	—	—
	30,000	—	$0.28	01/31/18	—	—

David H. Johnson held the position of Chief Financial Officer until his resignation August 17, 2007. On October 13, 1999 he was granted an option to purchase 100,000 shares at an exercise price of $0.15 per share that expires October 13, 2009, and on December 16, 2002, he was granted an option to purchase 100,000 shares at an exercise price of $0.17 per share that expires December 16, 2012.

Employment Contracts

Effective March 25, 2008, Chris J. Stern, our Chairman of the Board, was appointed to the office of Chief Executive Officer and is continuing in the position of Chairman. At the time Mr. Stern was elected to the Board in November 2007 and appointed Chairman, we agreed to pay to Mr. Stern’s consulting firm a monthly fee of $15,000 for consulting services Mr. Stern provides to us.

Furthermore, we agreed (i) to issue to Mr. Stern, as of the date of his election to the Board, options to purchase 1,000,000 common shares at an exercise price of $0.245 per share that expire three years from the date of grant, and (ii) if, in the two years following the date of the agreement, Oxygen Biotherapeutics enters into a license agreement or is sold, to issue to Mr. Stern at the closing of the transaction options to purchase an additional 4,000,000 common shares at an exercise price of $0.245 per share that expire three years from the date of grant. In September 2008, we entered into a license agreement pertaining to our biosensor implant product, and we issued the option on 4,000,000 shares to Mr. Stern. As a result of Mr. Stern’s appointment as Chief Executive Officer, the Board has agreed to pay Mr. Stern’s consulting company an additional $5,000 per month by way of consulting fees and also to pay the consulting company $2,500 per month for additional secretarial and administration expenses. Furthermore, the Board has also agreed (i) to issue to Mr. Stern an aggregate of 14,000 shares of Oxygen Biotherapeutics’ common stock on the 1st of every month, commencing with April 1, 2008, for so long as Mr. Stern serves on the Board, and (ii) to issue and pay to Mr. Stern, upon his termination as a board member for whatever reason, with or without cause, an aggregate of 100,000 shares of Oxygen Biotherapeutics’ common stock and the sum of $200,000, payable upon such termination.

Richard Kiral served as Vice President of Product Development through much of fiscal year 2008 for which he was compensated at the rate of $167,000 per year and was paid additional compensation in the form of an automobile allowance, medical and dental coverage, participation in the Executive Bonus Plan, $200,000 life insurance paid for by the corporation and payable to a beneficiary named by the insured, and the grant of an option for 75,000 shares annually. Effective March 25, 2008, the Board appointed Dr. Kiral to serve as President and Chief Operating Officer of Oxygen Biotherapeutics. Pursuant to an agreement executed on March 26, 2008, Dr. Kiral’s employment agreement with Oxygen Biotherapeutics was amended to provide for an increase in annual salary to $239,000, payment of a sum equal to annual base salary and performance bonus upon termination without cause (as defined in the agreement), issuance on the first day of each month commencing April 1, 2008, of options to purchase 20,000 common shares with an exercise price based on market value, for so long as Dr. Kiral serves on the Board, and payment of 100,000 common shares and the sum of $200,000 upon Dr. Kiral’s termination by Oxygen Biotherapeutics as a board member, with or without cause.

We have agreed to pay Charles H. Seeman an annual salary of $100,000, as well as an $800 per month car allowance, participation in our employee benefit plans, and other customary benefits. We will also pay Mr. Seeman a $10,000 cash bonus within fifteen days following the filing of our first periodic report under the Securities Exchange Act of 1934 that reports our disclosure controls and procedures are effective, provided such periodic report is filed before September 22, 2009. We will pay an additional bonus of $10,000 on or before October 7, 2009, if all required reports under the Securities Exchange Act of 1934 are filed during the one-year period ending September 22, 2009 within applicable deadlines, subject to Mr. Seeman’s continues employment on September 22, 2009. Mr. Seeman will be granted an option effective December 23, 2008 (subject to his continued employment) under our 1999 Amended Stock Plan to purchase 50,000 common shares that will vest, subject to continued employment, on September 23, 2009, and be exercisable for a term of three years from vesting at an exercise price of $0.46 per share, which was market price on the date of employment. Subject to his continued employment we will grant options under the 1999 Amended Stock Plan to Mr. Seeman annually in September to purchase 50,000 common shares that will vest, subject to continued employment, one year following the date of grant and be exercisable for a term of three years from vesting at an exercise price equal to the market price for the common stock on the trading day prior to the date of grant.

On November 19, 2007, Robert Nicora, the former President and Chief Executive Officer resigned his positions. We entered into a severance agreement that provides for a one year severance payroll and benefits package consisting of $198,450 in gross salary, a medical plan benefit of $21,244, a car benefit of $3,850, a life insurance benefit of $4,765, and a retirement benefit of $5,198. We also paid Mr. Robert Nicora unpaid salaries of $99,225 and repaid a $39,500 loan plus $6,001 for income taxes. The payment schedule was $125,000 December 31, 2007, and three equal payments of $84,411 on February 15, 2008, May 15, 2008, and August 15, 2008, and has been paid in full. Oxygen Biotherapeutics also extended the term of any employee stock options that expire within three years of the effective date of the resignation.

Robert J. Larsen became interim President and Chief Executive Officer on November 20, 2007, and died unexpectedly on March 24, 2008. At the time he became an officer we agreed to pay to Mr. Larsen for his services at the rate of $120,000 per year and a car allowance of $550 per month, and issue to him for each month of service options to purchase 30,000 shares of our common stock exercisable for a term of three years following issuance with an exercise price equal to the market price on the date of each monthly issuance. In addition, we agreed to pay for Mr. Larsen’s housing cost in California during his service as an officer. Further, an option that Mr. Larsen held to purchase 300,000 shares of our common stock at an exercise price of $0.13 per that was scheduled to expire in February 2008 was extended to November 19, 2010. On March 25, 2008, the Board of Directors approved the issuance of options to the Estate of Robert J. Larsen to purchase 300,000 shares of common stock at an exercise price of $0.30 per share.

Director Compensation

The following table summarizes the compensation paid to directors who are not executive officers for the year ended April 30, 2008.

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
Jonathan J. Spees—Former Director	$8,000	$—	$8,000
Bruce Spiess—Director	$9,000	$220,164	$229,164
Gerald Klein—Director	$9,000	$220,164	$229,164

(1)	The dollar values shown reflect the compensation cost of the awards, before reflecting forfeitures, over the requisite service period, as described in FAS 123(R), which we implemented May 1, 2006. Prior to adoption FAS 123(R), we did not record stock-based compensation expense directly in the financial statements. The assumptions we used in valuing these awards are described in Note G to our Consolidated Financial Statements included in this Form 10-K.

Until November 19, 2007 each outside board member received compensation of $12,000 per year and options to purchase 10,000 shares of common stock exercisable over a term of ten years at an exercise price based on the closing market price of our common stock on the date of issuance. We also reimburses Directors for customary expenses related to attending board, committee and stockholder meetings.

Oxygen Biotherapeutics has agreed to pay to each of Drs. Klein and Spiess a consulting fee of $200/hour, resulting in a monthly fee of approximately $9,000. Furthermore, we agreed to issue to each of Dr. Spiess and Dr. Klein, as of the date of their respective elections, options to purchase 300,000 common shares at an exercise price of $0.30 per share that expire three years from the date of grant. If in the next two years Oxygen Biotherapeutics enters into a license agreement for its technology or is sold, it will also issue to each of Dr. Klein and Dr. Spiess at the closing of the transaction options to purchase an additional 300,000 common shares at an exercise price of $0.30 per share that expire three years from the date of grant. In September 2008, we entered into a license agreement pertaining to our biosensor implant product, and we issued an option on 300,000 shares to each of Drs. Klein and Spiess.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of October 8, 2008, the number and percentage of the outstanding shares of common stock and warrants and options that, according to the information supplied to Oxygen Biotherapeutics, were beneficially owned by (i) each person who is currently a director, (ii) each executive officer, (iii) all current directors and executive officers as a group and (iv) each person who, to the knowledge of Oxygen Biotherapeutics, is the beneficial owner of more than five percent of the outstanding common stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address	Common Shares	Percent of Class(1)
Principal stockholders
Roland Schaub Aventis Invest Ltd. OPM Invest Ltd. (2) Limmatquai 72, CH-8001 Zurich, Switzerland	29,244,763	15.5%

Name and Address	Common Shares	Percent of Class(1)
Victor Gallus Biotrocite Ltd. Bluebird Invest Ltd. (3) Limmatquai 72, CH-8001 Zurich, Switzerland	27,241,218	0.4%

Hanspeter Jaberg Horizon Finance Capital Group Ltd. (4) In den Klostermatten 15, 4052 Basel, Switzerland	18,973,390	10.7%

Officers and directors

Chris J. Stern (5) 9431 Oglebay Court Raleigh, N.C. 27617	5,098,000	3.1%

Gerald L. Klein (5) 3044 Wyntre Ridge Way Raleigh, NC 27606	600,000	0.4%

Bruce Spiess (5) 620 Dover Bluff Court Manakin-Sabat, VA 23103	600,000	0.4%

Richard Kiral (5) 25505 Nottingham Ct. Laguna Hills, CA 92653	1,165,000	0.7%

Charles H. Seeman 6516 Austin Creek Drive Wake Forest, NC 27587	-0-	-0-%

All officers and directors as a group (5 persons)	7,463,000	4.5%

(1)	These figures represent the percentage of ownership of the named individuals assuming each of them alone has exercised his options, and percentage ownership of all officers and directors as a group assuming all purchase rights held by such individuals are exercised.

(2)	Roland Schaub is the Director of Aventis Invest Ltd. and OPM Invest Ltd., so Mr. Schaub may be deemed to have voting and investment control with respect to the shares attributable to these companies and the companies may be deemed to be affiliates through Mr. Schaub. Mr. Schaub personally holds warrants to purchase 1,133,058 common shares at a price of $0.247 per share that expire in February 2013. Aventis Invest holds 249,286 common shares and warrants to 16,148,270 common shares at a price of $0.245 per share that expire on various dates from March 2011 through April 2012. OPM Invest holds 522,068 common shares, convertible notes that may be converted to 5,192,081 common shares, and warrants to purchase 6,000,000 common shares at a price of $0.247 per share that expire February 2010 and January 2013.

(3)	Victor Gallus is a director of Biotrocite ltd. and Bluebird Invest Ltd., so Mr. Gallus may be deemed to have voting and investment control with respect to the shares attributable to those companies. Biotrocite holds a convertible note in the principal amount of $2,026,659 convertible to 8,205,097 common shares, and a warrant to purchase 5,256,874 common shares at a price of $0.247 per share that expire in February 2011. Bluebird holds warrants to purchase 600,000 common shares at an exercise price of $0.245 per share that expire in June 2011, warrants to purchase 4,000,000 common shares at an exercise price of $0.245 per share that expire in August 2011, warrants to purchase 4,835,000 common shares at an exercise price of $0.245 per share that expire in April 2012, warrants to purchase 1,312,247 common shares at an exercise price of $0.247 per share that expire in January 2013, warrants to purchase 1,385,000 common shares at an exercise price of $0.247 per share that expire in May 2013, and warrants to purchase 1,647,000 common shares at an exercise price of $0.247 per share that expire in July 2013.

(4)

Hanspeter Jaberg manages Horizon Finance Capital Group Ltd., so Mr. Jaberg may be deemed to have voting and investment control with respect to the shares attributable to that company. Mr. Jaberg personally holds convertible notes that may be converted to 763,322 common shares, warrants to purchase 1,407,445 common shares at a price of $0.247 per share that expire in January and February 2013, warrants to purchase 333,333 common shares at an exercise price of $0.47 per share that expire in May 2009, and warrants to purchase 1,050,000 common shares at an exercise price of $0.245 per share that expire in April 2011. Horizon Finance Capital Group holds 1,566,204 common shares, warrants to purchase 8,353,086 common shares at a price of $0.247 that expire in March 2013, warrants to purchase 3,000,000 common shares at a price of $0.247 per share that expire in February 2010, and warrants to purchase 2,500,000 common shares at a price of $0.245 per share that expire in January 2013.

(5)	These figures include vested options: for Mr. Stern options to purchase 5,000,000 shares of common stock; for Mr. Klein options to purchase 600,000 shares of common stock; for Mr. Spiess options to purchase 600,000 shares of common stock; and, for Mr. Kiral options to purchase 1,165,000 shares of common stock.

CERTAIN RELATIONSHIPS

Related Party Transactions

Aventis/ OPM/ Schaub

Aventis Invest Ltd. and OPM Invest Ltd. are both located in Zurich, Switzerland, and managed by Roland Schaub. Aventis Invest purchased bridge notes from us in 2006 and 2007 with face amounts totaling $164,835 and $58,500, respectively. In connection with the 2006 bridge notes, we issued Aventis Invest warrants to purchase 1,648,352 common shares at $0.245 per share that expire March 22, 2011. In connection with the 2007 bridge notes, we issued Aventis Invest warrants to purchase 3,296,704 common shares at $0.245 per share that expire May 23, 2011, and warrants to purchase 585,000 common shares at $0.245 per share that expire April 27, 2012. Aventis Invest also provided advisory services to Oxygen Biotherapeutics during the fiscal year ended April 30, 2008, in connection with the placement of bridge notes and warrants in 2007 and convertible notes and warrants in 2008. In consideration for the advisory services provided, we paid to Aventis Invest $250,579 in cash and issued to Aventis Invest:

•	Warrants to purchase 249,286 common shares at $0.245 per share that expired April 30, 2008

•	Warrants to purchase 2,250,714 common shares at $0.245 per share that expire August 30, 2011

•	Warrants to purchase 3,750,000 common shares at $0.245 per share that expire January 31, 2012

•	Warrants to purchase 75,000 common shares at $0.245 per share that expire April 5, 2012

•	Warrants to purchase 4,835,000 common shares at $0.245 per share that expire April 30, 2012

•	Warrants to purchase 3,000,000 common shares at $0.247 per share that expire February 1, 2010

In March 2008, Aventis Invest became the beneficial owner of 249,286 additional common shares pursuant to a cash exercise of 249,286 common stock purchase warrants at $0.245 per share, totaling $61,075.

OPM also provided advisory services to Oxygen Biotherapeutics during the fiscal year ended April 30, 2008, in connection with the placement of convertible notes and warrants in 2008. In consideration for the advisory services provided, we paid to OPM Invest $14,000 in cash, issued to OPM Invest 522,068 common shares, and issued to OPM Invest a warrant to purchase 3,000,000 common shares at an exercise price of $0.247 per share that expires February 1, 2010.

Horizon/ Jaberg

Hanspeter Jaberg manages Horizon Finance Capital Group Ltd., which is located in Basel Switzerland. Mr. Jaberg purchased a bridge note from us in 2006 with a face amount of $35,000. In connection with the 2006 bridge notes, we issued to him warrants to purchase 1,050,000 common shares at $0.245 per share that expire April 19, 2011. Horizon Finance Capital Group provided advisory services to Oxygen Biotherapeutics during the fiscal year ended April 30, 2008, in connection with the placement of bridge notes and warrants in 2007 and convertible notes and warrants in 2008. In consideration for the advisory services provided, we paid to Horizon Finance Capital Group $66,915 in cash, issued to Horizon Finance Capital Group 1,566,204 common shares, issued to Horizon Finance Capital Group a warrant to purchase 2,500,000 common shares at an exercise price of $0.245 per share that expires January 31, 2013, and issued to Horizon Finance Capital Group a warrant to purchase 8,353,086 common shares at an exercise price of $0.247 per share that expires March 26, 2013.

Gontersweiler

Till Gontersweiler, formerly a principal beneficial shareholder, purchased bridge notes in 2006 and April 2007. In January 2008, Mr. Gontersweiler agreed to exchange the bridge notes and all accrued interest in the amount of $348,220 for our convertible notes in the aggregate principal amount of $773,822, which represents an original issue discount of 55 percent, and warrants to purchase 1,566,439 common shares at an exercise price of $0.247 per share that expire January 31, 2013. In April 2008, Till Gontersweiler became the beneficial owner of 567,124 additional common shares pursuant to a cash exercise of 567,124 common stock purchase warrants at $0.245 per share, totaling $138,945. Mr. Gontersweiler also provided advisory services to Oxygen Biotherapeutics in connection with the placement of bridge notes and warrants in 2007. In consideration for the advisory services provided, we issued to Mr. Gontersweiler a warrant to purchase 3,750,000 common shares at an exercise price of $0.245 per share that expires January 31, 2012, and a warrant to purchase 4,835,000 common shares at an exercise price of $0.245 per share that expires April 30, 2012.

Nicora

Robert Nicora, an officer and director, purchased a bridge note from us in July 2007 in the principal amount of $5,300 and warrants to purchase 53,000 common shares at an exercise price of $0.245 per share that expire July 26, 2012. Mr. Nicora’s service as an officer and director ended in November 2007. In January 2008, Mr. Nicora agreed to exchange the bridge note and all accrued interest in the amount of $5,565 for our convertible notes in the aggregate principal amount of $12,367, which represents an original issue discount of 55 percent, and warrants to purchase 25,034 common shares at an exercise price of $0.245 per share that expire January 31, 2013.

Director Independence

Our board of directors has four members. Chris J. Stern is our Chairman, Chief Executive Officer and Chief Financial Officer, Richard M. Kiral is our President and Chief Operating Officer, and Bruce Spiess and Gerald Klein are directors. Mr. Stern, Dr. Spiess, and Dr. Klein are non-employee directors and compensated by consulting agreements. The Board has determined that none of its directors is “independent” under the criteria set forth in Rule 4200(15) of the Nasdaq Marketplace Rules.

SELLING SECURITY HOLDERS

The following table sets forth as of October 8, 2008, the name of each of the selling security holders, the number of shares of common stock that each selling security holder owns beneficially, the number of shares of common stock issuable under convertible notes and/or warrants owned by each selling security holder that may be offered for sale from time to time by this prospectus, and the percent of our outstanding common stock each selling security holder will continue to hold assuming the sale of all the common stock offered.

Some of the selling security holders may distribute their convertible notes, warrants or shares, from time to time, to their limited and/or general partners and members, who may sell shares pursuant to this prospectus. Each selling security holder may also transfer convertible notes, warrants or shares by gift, and upon any such transfer the donee would have the same right of sale as the selling security holder. Except as described above under the caption “Certain Transactions” and in the notes to the table, none of the selling security holders has had a material relationship with us within the past three years other than as a result of the ownership of our common stock. We may amend or supplement this prospectus from time to time to update the disclosure set forth herein.

Selling Security Holder	No. of Shares Owned(1)	No. of Shares Offered	No. of Shares After Offering(1)	Percent Owned After Offering(1)

Holders of Convertible Notes and Warrants
Steven Abbadessa(2)	3,067,268	1,989,268	1,971,089	1.2
Dirk Albrecht	2,939,527	2,689,527	250,000	0.2
Bruce Anthony	128,103	75,103	53,000	nil
James Apteker	1,349,528	1,349,528	-0-	-0-
Ivan Bergamin	1,385,304	1,225,304	159,000	0.1
Biotrocite Ltd.(3)	13,461,971	13,461,971	-0-	-0-
Sal and Anette Craparotta	1,349,528	1,349,528	-0-	-0-
FIONA International SA(4)	711,250	300,000	411,250	0.3

Selling Security Holder	No. of Shares Owned(1)	No. of Shares Offered	No. of Shares After Offering(1)	Percent Owned After Offering(1)
Ryan Fisher	337,385	337,385	-0-	-0-
Lowell Fox	2,708,981	1,349,528	1,359,453	0.8
Andreas Geiger	1,208,505	708,505	500,000	0.3
Daniel Gnepf	140,000	140,000	-0-	-0-
Till Gontersweiler(5)	7,400,837	4,466,213	2,934,624	1.8
Guggenheim & Partner(6)	1,128,334	1,128,334	-0-	-0-
Charles Hegglin	1,455,263	771,930	683,333	0.4
Edgar Holdener	580,000	580,000	-0-	-0-
Barbara Homberger	300,000	300,000	-0-	-0-
Hanspeter Jaberg(7)	3,554,100	2,170,767	1,383,333	0.9
JWR Realty LLC(8)	1,518,218	1,518,218	-0-	-0-
Oskar Kaelin	3,227,776	2,165,070	1,062,706	0.7
Kristian Kiilerich	2,363,576	2,363,576	-0-	-0-
Peter Kleb	433,334	433,334	-0-	-0-
Shell Kulick	697,786	318,486	379,300	0.2
Roger Kutner	1,599,527	1,349,527	250,000	0.2
Harold Margreff	1,349,528	1,349,528	-0-	-0-
Robert Mahan	337,385	337,385	-0-	-0-
André Meuter	5,204,235	3,870,902	1,333,333	0.8
Money Worth Ltd.(9)	1,812,001	1,625,001	187,000	0.1
Mark Nelson	985,483	285,153	700,330	0.4
Robert Nicora	2,125,103	75,103	2,050,000	1.3
OPM Invest Ltd.(10)	11,714,149	8,192,081	3,522,068	6.9
Todd Patkin(11)	11,055,123	7,311,743	3,743,380	2.2
Arnold Pfister	2,112,113	1,612,113	500,000	0.3
Dieter Reiff	1,778,401	1,778,401	-0-	-0-
Nadine Reiff	2,300,000	2,300,000	-0-	-0-
Richard Rendon	1,553,014	1,390,014	163,000	0.1
SINITUS Nominees, LTD(12)	4,048,579	4,048,579	-0-	-0-
Anne-Marie Solari Bozzi	542,587	542,587	-0-	-0-
Ronald A. Saltman	463,201	150,201	313,000	0.2
Erwin Schaeli, Jr.	680,000	680,000	-0-	-0-
Peter Tschirky	5,572,605	3,272,605	2,300,000	1.4
Christian Walliker(4)	9,926,676	8,654,676	1,272,000	0.7
Kevin Walsh	725,264	674,764	50,500	nil
Wots-Red LLC(13)	3,076,438	3,036,438	40,000	nil
Charles Yacoobian	905,708	300,408	605,300	0.4

Holders of Convertible Notes
Joe Achermann	48,500	48,500	-0-	-0-
Claire Alexander	22,223	22,223	-0-	-0-
Ruedi Baer	250,000	250,000	-0-	-0-
Hans-Jörg Bahl	300,000	300,000	-0-	-0-
Mia Bastar	333,334	333,334	-0-	-0-

Selling Security Holder	No. of Shares Owned(1)	No. of Shares Offered	No. of Shares After Offering(1)	Percent Owned After Offering(1)
Werner Baumann	100,000	100,000	-0-	-0-
Rebecca Bellin-Sonnenburg	112,500	112,500	-0-	-0-
Leonardo Bersani	960,003	960,003	-0-	-0-
Bioplas Ltd.(14)	5,038,282	5,038,282	-0-	-0-
Nels Bjerregard	650,000	650,000	-0-	-0-
Kim Boettger	200,000	200,000	-0-	-0-
Jutta Bruckmann	80,000	80,000	-0-	-0-
Katrin Buchmann	58,587	58,587	-0-	-0-
Thomas Buholzer	27,700	27,700	-0-	-0-
Bruno Butti	200,000	200,000	-0-	-0-
Maria Anna Cerri	323,887	323,887	-0-	-0-
Negovanka Culosi	600,000	600,000	-0-	-0-
Arthur Dätwiler	19,000	19,000	-0-	-0-
Domenico Decoralis	93,873	93,873	-0-	-0-
Paolo Desole	200,000	200,000	-0-	-0-
DTA Management AG(15)	27,792	27,792	-0-	-0-
Juan A. Duran	420,064	375,000	45,064	nil
Christoph Ehrbar	250,000	250,000	-0-	-0-
Carina Eriksson	125,000	125,000	-0-	-0-
Oliver Guggenheim	50,000	50,000	-0-	-0-
Christian Harringer	200,000	200,000	-0-	-0-
Ruedi Holdener	70,000	70,000	-0-	-0-
Lars Holm	50,000	50,000	-0-	-0-
Darien Holding & Finance SA(16)	666,667	666,667	-0-	-0-
Moritz Hubeli	239,660	239,660	-0-	-0-
Markus Hueni	625,000	625,000	-0-	-0-
Neil Ivory	125,000	125,000	-0-	-0-
Japasports GmbH(17)	250,000	250,000	-0-	-0-
Allan Jorgensen	125,000	125,000	-0-	-0-
Torben Jensen	526,316	526,316	-0-	-0-
Kim Julian	1,052,632	1,052,632	-0-	-0-
Urs Kaelin	150,000	150,000	-0-	-0-
Simon Keel	250,000	250,000	-0-	-0-
Jakob Keller	30,000	30,000	-0-	-0-
Kamran Khokhar	25,000	25,000	-0-	-0-
Benjamin Kneuss	2,500	2,500	-0-	-0-
Sebastian Kneuss	2,500	2,500	-0-	-0-
Kurt Kreusser	312,500	312,500	-0-	-0-
Oliver Küpfer	14,500	14,500	-0-	-0-
Theresa Lambert	22,223	22,223	-0-	-0-
Suzanne Landolt-Parker	1,831,000	400,000	1,431,000	0.9

Selling Security Holder	No. of Shares Owned(1)	No. of Shares Offered	No. of Shares After Offering(1)	Percent Owned After Offering(1)
Thomas Lange	466,667	200,000	266,667	0.2
Markus Leuzinger	100,963	74,296	26,667	nil
Wendelin Lipp	714,118	294,118	420,000	0.3
Jasmin Malouki	100,000	100,000	-0-	-0-
Manuel Maranta	6,900	6,900	-0-	-0-
Matadores(18)	210,000	150,000	60,000	nil
Juerg Matthes	133,334	133,334	-0-	-0-
Joel Meuter	2,500	2,500	-0-	-0-
Michael Meuter	2,500	2,500	-0-	-0-
Pascal Meuter	5,000	5,000	-0-	-0-
Roger Meuter	5,000	5,000	-0-	-0-
Silvia Meuter	105,263	105,263	-0-	-0-
Martin Mezger	36,364	36,364	-0-	-0-
Zoltan Molnar	56,667	56,667	-0-	-0-
Reto Müller	30,000	30,000	-0-	-0-
John Naef	30,000	30,000	-0-	-0-
Nirenco Corp.(19)	1,250,000	1,250,000	-0-	-0-
Jorg Obwegeser	265,000	265,000	-0-	-0-
Ignio Paoletti	6,780	6,780	-0-	-0-
Paro Management AG(20)	90,910	90,910	-0-	-0-
Istvan Petras	500,000	500,000	-0-	-0-
Steve Rastall	29,000	29,000	-0-	-0-
Ravioli Ltd.(21)	250,000	250,000	-0-	-0-
Posch Roger	105,000	105,000	-0-	-0-
Falk Ronne	133,334	133,334	-0-	-0-
Erwin Schaeli, Sr.	84,616	84,616	-0-	-0-
Richard Spielmann	50,000	50,000	-0-	-0-
Andrea Stutz	228,126	228,126	-0-	-0-
Taffelbay(22)	1,578,948	1,578,948	-0-	-0-
Henry Theiler	12,210	12,210	-0-	-0-
Nierves Traber	50,000	50,000	-0-	-0-
Antonio Vincenzo	93,873	93,873	-0-	-0-
Hans-Peter Walliker	1,000,000	1,000,000	-0-	-0-
Beat Wickart	750,000	750,000	-0-	-0-
Jürg Zenger	187,500	187,500	-0-	-0-

Holders of Warrants
Agrifin S.A.(23)	1,000,000	1,000,000	-0-	-0-
Walter Bittdorfer	500,000	500,000	-0-	-0-
Bluebird Invest Ltd.(3)(4)(5)	13,779,247	1,312,247	12,467,000
Victor Dario	2,360,000	1,500,000	860,000	0.5
Horizon Finance Capital Group Ltd.(7)	15,419,290	8,353,086	1,566,204	0.9
Gottfried Kindler	10,000	10,000	-0-	-0-
Klaus Leutgeb	240,000	240,000	-0-	-0-
Marc Ott	250,000	250,000	-0-	-0-
MTS Finance Ltd.(5)(14)	9,949,315	1,566,439	8,382,876
Josef Pein	250,000	250,000	-0-	-0-

Selling Security Holder	No. of Shares Owned(1)	No. of Shares Offered	No. of Shares After Offering(1)	Percent Owned After Offering(1)
Roland Schaub(10)	1,133,058	1,133,058	-0-	-0-
Martin Schein	170,000	170,000	-0-	-0-
Heinz Schuetz	45,088	45,088	-0-	-0-

Holders of Warrants and Common Shares
John Johnstone	5,511,295	2,063,295	3,448,000	2.1
Joan Mahan	876,381	113,952	762,429	0.5
Lane Martin	265,054	148,774	116,280	0.1
David Rock	346,022	158,259	187,763	0.1

Holders of Offered Common Shares Only
Roy E. Burt	342,500	20,000	322,500	0.2
Jack & Verna Haney	63,900	20,000	43,900	nil

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Percentage of beneficial ownership is based on 159,761,386 shares of common stock outstanding as of October 8, 2008.

(2)	The number of shares offered by Mr. Abbadessa also includes 345,000 outstanding common shares that he owns.

(3)	Victor Gallus is a director of Biotrocite ltd. and Bluebird Invest Ltd.

(4)	Aurelio Landolt and Christian Walliker manage Fiona International SA. Mr. Walliker is also a selling security holder. Fiona International provided advisory services to Oxygen Biotherapeutics during the fiscal year ended April 30, 2008, in connection with the placement of convertible notes and warrants in 2008, for which Fiona International was paid $288,261 in cash. On May 5, 2008, we entered into a consulting agreement with Fiona International under which Fiona International agreed to provide consulting services for a term of three months with respect to licensing our products to third parties and other corporate and administrative matters. Under the agreement we paid to Fiona $87,500 in cash, issued to Fiona 411,250 shares of our restricted common stock, issued to Fiona warrants to purchase 1,385,000 common shares at an exercise price of $0.247 per share that expire May 5, 2013, and issued to Fiona warrants to purchase 1,647,000 common shares at an exercise price of $0.247 per share that expire July 1, 2013. Fiona continues to hold the 411,250 common shares, but assigned the warrants to Bluebird Invest Ltd.

(5)	Till Gontersweiler purchased our bridge notes in 2006 and April 2007. In January 2008, Mr. Gontersweiler agreed to exchange the bridge notes and all accrued interest in the amount of $348,220 for our convertible notes in the aggregate principal amount of $773,822, which represents an original issue discount of 55 percent, and warrants to purchase 1,566,439 common shares at an exercise price of $0.247 per share that expire January 31, 2013. He subsequently converted the convertible note to 3,132,879 common shares and assigned the warrants to Bluebird Invest Ltd. In April 2008, Mr. Gontersweiler became the beneficial owner of 567,124 additional common shares pursuant to a cash exercise of 567,124 common stock purchase warrants at $0.245 per share, totaling $138,945. Mr. Gontersweiler also provided advisory services to Oxygen Biotherapeutics in connection with the placement of bridge notes and warrants in 2007. In consideration for the advisory services provided, we issued to Mr. Gontersweiler a warrant to purchase 3,750,000 common shares at an exercise price of $0.245 per share that expires January 31, 2012, which he subsequently assigned to MTS Finance Ltd., and a warrant to purchase 4,835,000 common shares at an exercise price of $0.245 per share that expires April 30, 2012, which he subsequently assigned to Bluebird Invest Ltd.

(6)	Guggenheim & Partner Ltd. is managed by Oliver Guggenheim, its CEO. Mr. Guggenheim is also a selling security holder with respect to 50,000 common shares issuable under a convertible note in his name.

(7)	Hanspeter Jaberg manages Horizon Finance Capital Group Ltd. Mr. Jaberg is also a selling security Holder.

(8)	JWR Realty LLC is managed by James W. Rappaport.

(9)	Money Worth Ltd., is managed by Wolfgang G. Sonnenberg, managing director.

(10)	Roland Schaub is the Director of OPM Invest Ltd. and Aventis Invest Ltd. Mr. Schaub is also a selling security Holder. Aventis Invest holds 249,286 common shares and warrants to purchase 16,148,270 common shares at a price of $0.245 per share that are not included in the shares offered.

(11)	The number of shares offered includes 3,000,000 common shares issuable at a price of $0.245 per share under a warrant held by Mr. Patkin.

(12)	SINITUS Nominees, LTD, is managed by Urs Meisterhans, a director.

(13)	Wots-Red LLC is managed by Stewart L. Cohen.

(14)	Bioplas Ltd. is managed by Matthias Chiarello.

(15)	DTA Management AG is managed by Dell Arvocata.

(16)	Darien Holding & Finance SA is managed by Hans Howald.

(17)	Japasports GmbH is managed by Livia Zimmermann.

(18)	Matadores is managed by Juan Duran. Mr. Duran is also a selling security holder with respect to 375,000 common shares issuable under a convertible note in his name.

(19)	Nirenco Corp. is managed by Anne-Marie Solari Bozzi. Ms. Solari-Bozzi is also a selling security holder with respect to 322,500 common shares issuable under a convertible note and 220,087 common shares issuable under a warrant.

(20)	Paro Management AG is managed by Erich Burzle, one of its directors.

(21)	Mr. C P Mountford is authorized to act on behalf of Primary Management Ltd., which acts as the director of Ravioli Ltd.

(22)	Taffelbay is managed by Hans Kromann.

(23)	Agrifin S.A., is managed by Jean-Bernard Progin, its president.

PLAN OF DISTRIBUTION

The selling security holders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the Commission;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 adopted under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved, but in any event the maximum commission or discount that may be paid or received by any broker-dealer for sale or placement of the common stock for the selling security holders cannot exceed eight percent.

The selling security holders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

Upon Oxygen Biotherapeutics being notified in writing by a selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing (i) the name of each such selling security holder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon Oxygen Biotherapeutics being notified in writing by a selling security holder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling security holder and/or the purchasers. We are not aware of any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of shares of common stock covered by this prospectus that have been entered into by any of the selling security holders, nor are we aware of any underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling security holders.

Oxygen Biotherapeutics has advised each selling security holder that it may not use shares registered on the registration statement of which this prospectus is a part to cover short sales of common stock made prior to the date on which the registration statement shall have been declared effective by the Securities and Exchange Commission. If a selling security holder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act of 1933. The selling security holders will be responsible to comply with the applicable provisions of the Securities Act of 1933 and Securities Exchange Act of 1934, and the rules and regulations adopted thereunder, including, without limitation, Regulation M, as applicable to such selling security holders in connection with resales of their respective shares under this prospectus.

Oxygen Biotherapeutics is required to pay all fees and expenses incident to the registration of the shares, but it will not receive any proceeds from the sale of the common stock. Oxygen Biotherapeutics has agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

DESCRIPTION OF CAPITAL STOCK

Oxygen Biotherapeutics’ charter authorizes it to issue up to: (i) 400,000,000 shares of common stock, $0.0001 par value per share; and (ii) 10,000,000 shares of preferred stock, $0.0001 par value per share. As of the date of this prospectus, there are 159,761,386 shares of common stock outstanding and no shares of preferred stock outstanding. In addition, there are outstanding options, warrants, and rights to acquire up to an additional 211,244,408 shares of common stock, including the shares of common issuable upon conversion or exercise of the convertible notes and warrants described on the cover page of this prospectus.

Common stock

Holders of the common stock are entitled to one vote per share on all matters submitted to the stockholders for a vote. There are no cumulative voting rights in the election of directors. The shares of common stock are entitled to receive such dividends as may be declared and paid by the board of directors out of funds legally available there for and to share, ratably, in the net assets, if any, of Oxygen Biotherapeutics upon liquidation. The stockholders have no preemptive rights to purchase any shares of our capital stock.

Preferred stock

The board of directors, without further action by the holders of the common stock, is authorized to classify any shares of our authorized but unissued preferred stock in one or more series. With respect to each series, the board of directors may determine:

•	The number of shares which shall constitute such series;

•	The rate of dividend, if any, payable on shares of such series;

•	Whether the shares of such series shall be cumulative, non-cumulative or partially cumulative as to dividends, and the dates from which any cumulative dividends are to accumulate;

•	Whether the shares of such series may be redeemed, and, if so, the price or prices at which and the terms and conditions on which shares of such series may be redeemed;

•	The amount payable upon shares of such series in the event of the voluntary or involuntary dissolution, liquidation or winding up of the affairs of Oxygen Biotherapeutics;

•	The sinking fund provisions, if any, for the redemption of shares of such series;

•	The voting rights, if any, of the shares of such series;

•	The terms and conditions, if any, on which shares of such series may be converted into shares of capital stock of Oxygen Biotherapeutics of any other class or series;

•

Whether the shares of such series are to be preferred over shares of capital stock of Oxygen Biotherapeutics of any other class or series as to dividends, or upon the voluntary or involuntary dissolution, liquidation, or winding up of the affairs of Oxygen Biotherapeutics, or otherwise; and

•	Any other characteristics, preferences, limitations, rights, privileges, immunities or terms not inconsistent with the provisions of the Charter.

The availability of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging takeover proposals, and the issuance of preferred stock could have the effect of delaying or preventing a change in control of Oxygen Biotherapeutics not approved by the board of directors.

Limitation on directors’ liabilities

Pursuant to the certificate of incorporation and under Delaware law, directors and executive officers are not liable to Oxygen Biotherapeutics or its stockholders for monetary damages for breach of fiduciary duty, except liability in connection with a breach of duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, dividend payments or stock repurchases illegal under Delaware law, or any transaction in which a director has derived an improper personal benefit.

Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which these persons may be involved because of their offices with us if they acted in good faith or in a manner reasonably believed to be in or not opposed to our best interests. However, nothing in the certificate of incorporation and bylaws protects or indemnifies a director, officer, employee, or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. To the extent that a director or officer has been successful in defense of any proceeding, our bylaws provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Penny stock rules

It is likely public transactions in our stock will be covered by the Penny Stock rules, which impose significant restrictions on broker-dealers and may affect the resale of our stock. A penny stock is generally a stock that

•	Is not listed on a national securities exchange or Nasdaq,

•	Is listed in “pink sheets” or on the NASD OTC Bulletin Board,

•	Has a price per share of less than $5.00 and

•	Is issued by a company with net tangible assets less than $5 million.

The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including

•	Determination of the purchaser’s investment suitability,

•	Delivery of certain information and disclosures to the purchaser, and

•	Receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

Many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules. It is likely our common stock will be covered by the penny stock trading rules. Therefore, such rules may materially limit or restrict a holder’s ability to resell our common stock, and the liquidity typically associated with other publicly traded equity securities may not exist.

Transfer agent

The transfer agent for the common stock is Interwest Transfer Company, Salt Lake City, Utah.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons, or to the extent any of the selling security holders are entitled to indemnification under their agreements with us, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered by this prospectus will be passed upon for Oxygen Biotherapeutics by Parsons Behle & Latimer, Salt Lake City, Utah.

EXPERTS

The financial statements of Oxygen Biotherapeutics, Inc. as of April 30, 2008 and 2007, and for each of the years then ended, and for the period from inception, May 26, 1967, through April 30, 2008, have been audited by Haskell & White LLP, an independent registered public accounting firm, as set forth in their report included herein. Such financial statements have been included in reliance upon such report given upon their authority as experts in accounting and auditing.

OXYGEN BIOTHERAPEUTICS, INC.

INDEX TO THE UNAUDITED FINANCIAL STATEMENTS FOR THE QUARTER DATED JULY 31, 2008

OXYGEN BIOTHERAPEUTICS, INC.

(FORMERLY SYNTHETIC BLOOD INTERNATIONAL, INC.)

(A Development Stage Company)

CONSOLIDATED CONDENSED BALANCE SHEETS

	July 31, 2008	April 30, 2008
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,087,826	$4,880,633
Prepaid expenses	52,669	72,084

Total current assets	6,140,495	4,952,717
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $616,237 and $599,448	174,895	177,605
DEBT ISSUANCE COSTS, net of accumulated amortization of $488,799 and $213,234, respectively	5,021,763	5,297,289
PATENTS, net	125,178	129,102
LICENSING RIGHTS, net	361,008	—
OTHER ASSETS	50,000	—

	$11,873,339	$10,556,713

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$101,797	$63,907
Accrued liabilities	55,384	54,453
Consulting fees payable to Fiona International SA	205,770	—
Due to stockholders	140,000	—
Related party payables	63,994	103,000
Note payable	10,979	43,631

Total current liabilities	577,924	264,991
LONG TERM PORTION of convertible notes, net of debt discount of $18,815,711 and $19,716,686 , respectively	1,101,005	539,786

Total liabilities	1,678,929	804,777

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, undesignated, authorized 10,000,000 shares; none issued or outstanding	—	—
Common stock, par value $.0001 per share; authorized 400,000,000 shares; issued and outstanding 155,668,106 and 146,405,576, respectively	15,567	1,464,056
Additional paid-in capital	52,168,420	46,029,242
Deficit accumulated during the development stage	(41,989,577)	(37,741,362)

Total stockholders’ equity (deficit)	10,194,410	9,751,936

	$11,873,339	$10,556,713

See accompanying notes to consolidated condensed financial statements.

OXYGEN BIOTHERAPEUTICS, INC.

(FORMERLY SYNTHETIC BLOOD INTERNATIONAL, INC.)

(A Development Stage Company)

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Period from May 26, 1967 (inception) to July 31, 2008	Three months ended July 31,
		2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)
OPERATING EXPENSES AND LOSSES
Research and development expense	$12,665,733	$308,288	$151,492
General and administrative expense	21,716,097	2,818,581	213,486
Loss on impairment of long-lived assets	32,113	—	—

Total operating expenses and losses	34,413,943	3,126,869	364,978
INTEREST EXPENSE	8,305,409	1,176,502	676,965
LOSS ON EXTINGUISHMENT OF DEBT	250,097	—	—
OTHER INCOME	(979,872)	(55,156)	(14,716)

NET LOSS	$(41,989,577)	$(4,248,215)	$(1,027,227)

NET LOSS PER SHARE, basic		$(0.028)	$(0.007)

NET LOSS PER SHARE, diluted		$(0.075)	$(0.007)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, basic		150,788,446	140,120,879

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, diluted		363,644,834	140,120,879

See accompanying notes to consolidated condensed financial statements.

OXYGEN BIOTHERAPEUTICS, INC.

(FORMERLY SYNTHETIC BLOOD INTERNATIONAL, INC.)

(A Development Stage Company)

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

	Period from May 26, 1967 (inception) to July 31, 2008	Three months ended July 31,
		2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(41,989,577)	$(4,248,215)	$(1,027,227)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,454,825	32,826	18,311
Amortization of deferred compensation	336,750	—	—
Interest on debt instruments	7,915,318	1,176,502	606,217
Bad debt expense	12,500	12,500	—
Loss (gain) on debt settlement and extinguishment	163,097	—	—
Loss on impairment of long-lived assets	32,113	—	—
Loss on disposal and write down of property and equipment and other assets	219,305	—	—
Issuance and vesting of compensatory stock options and warrants	5,003,712	1,942,918	11,293
Issuance of common stock below market value	695,248	—	—
Issuance of common stock as compensation	46,760	34,300	—
Issuance of common stock for services rendered	1,265,279	—	—
Issuance of note payable for services rendered	120,000	—	—
Contributions of capital through services rendered by stockholders	216,851	—	—
Changes in operating assets and liabilities
Prepaid expenses and other assets	16,975	(30,585)	27,881
Accounts payable and accrued liabilities	642,539	205,585	314,744

Net cash used in operating activities	(23,848,305)	(874,169)	(48,781)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,181,928)	(14,079)	—
Capitalization of patent costs	(720,985)	(3,392)	(6,215)
Purchase of licensing rights	(16,228)	(16,228)	—

Net cash used in investing activities	$(1,919,141)	$(33,699)	$(6,215)

See accompanying notes to consolidated condensed financial statements.

OXYGEN BIOTHERAPEUTICS, INC.

(FORMERLY SYNTHETIC BLOOD INTERNATIONAL, INC.)

(A Development Stage Company)

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS - CONTINUED

	Period from May 26, 1967 (inception) to July 31, 2008	Three months ended July 31,
		2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock and exercise of stock options and warrants, net of related expenses	$20,984,337	$2,147,714	$—
Repayments of amounts due stockholders	(121,517)	—	—
Proceeds from stockholder notes payable	977,692	—	—
Proceeds from former officer loans	39,500	—	39,500
Repayments of former officer loans	(39,500)	—	—
Proceeds from issuance of notes payable, net of issuance costs	2,104,420	—	125,000
Proceeds from convertible notes, net of issuance costs	8,807,285	—	—
Payments on notes - short-term	(605,636)	(32,653)	—
Payments on notes - long term	(291,309)	—	—

Net cash provided by financing activities	31,855,272	2,115,061	164,500

Net change in cash and cash equivalents	6,087,826	1,207,193	109,504
Cash and cash equivalents, beginning of period	—	4,880,633	16,234

Cash and cash equivalents, end of period	$6,087,826	$6,087,826	$125,738

Cash paid for:
Interest	$241,855	$—	$—

Income taxes	$20,739	$—	$3,719

See accompanying notes to consolidated condensed financial statements.

OXYGEN BIOTHERAPEUTICS, INC.

(FORMERLY SYNTHETIC BLOOD INTERNATIONAL, INC.)

(A Development Stage Company)

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS - CONTINUED

Non-cash financing activities during the three months ended July 31, 2008:

(1)	The Company issued 1,375,530 shares of common stock for the conversion of notes payable with a gross carrying value of $339,756, at a conversion price of $0.247 per share. These notes included discounts totaling $319,135, and thus had a net carrying value of $20,621. The unamortized discounts of $319,135 were recognized as interest expense upon conversion.

(2)	As further discussed in Note 4, the Company entered into a license agreement in May 2008 with Virginia Commonwealth University (“Licensor”) whereby the Company obtained certain rights in connection with three of the Licensor’s patents. The purchase price of these licensing rights totaled $369,728, which included a $16,228 cash payment by the Company plus the issuance of five-year warrants to purchase 500,000 shares of common stock at $0.42 per share. These warrants were valued at $353,500. In connection with the license agreement, the Company also paid the Licensor $50,000 as a deposit towards future royalties.

(3)	During the first quarter 2008, the Company received a total of $2,147,714 from the exercise of warrants. Due to errors made by the Company in the pricing of certain warrant exercise transactions, $140,000 of this total is owed back to the related investors. The Company has included this obligation in current liabilities. Additionally, the Company is owed $12,500 for a similar warrant exercise pricing error with another investor. This amount has been expensed as a bad debt, as the Company does not intend to take further action to collect this receivable.

Non-cash financing activities during the three months ended July 31, 2007:

(1)	In connection with the issuance of $132,979 of two-year notes payable, the Company recorded discounts on notes payable related to the original issue discount of $7,979, and additional discounts of $37,984 related to the relative fair value of 1,329,787 warrants issued in the transaction.

(2)	The Company made principal payments on its convertible notes payable of $36,000 through the issuance of 470,246 shares of common stock.

(3)	The Company recorded debt issue costs of $72,638 of which $56,681 was non-cash through the issuance of 1,329,787 warrants for capital raising services.

See accompanying notes to consolidated condensed financial statements.

OXYGEN BIOTHERAPEUTICS, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

1. BASIS OF PRESENTATION

Oxygen Biotherapeutics (the Company) was originally formed as a New Jersey corporation in 1967 under the name Rudmer, David & Associates, Inc., and subsequently changed its name to Synthetic Blood International, Inc. On June 17, 2008, the stockholders of Synthetic Blood International approved the Agreement and Plan of Merger dated April 28, 2008, between Synthetic Blood International and Oxygen Biotherapeutics, Inc., a Delaware corporation.

The accompanying unaudited consolidated condensed financial statements contain all adjustments (consisting only of normal recurring adjustments) which, in the opinion of management, are necessary to present fairly the financial position of the Company as of July 31, 2008, and the results of its operations for the three months ended July 31, 2008 and 2007, and for the period from May 26, 1967 (inception) to July 31, 2008, and its cash flows for the three months ended July 31, 2008 and 2007, and for the period from May 26, 1967 (inception) to July 31, 2008. Certain information and footnote disclosures normally included in financial statements have been condensed or omitted pursuant to rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”). The Company believes that the disclosures in the financial statements are adequate to make the information presented not misleading. However, the financial statements included herein should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2008 filed with the Commission on August 13, 2008.

The accompanying consolidated condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company is in the development stage and, at July 31, 2008, has an accumulated deficit of $41,989,577, continues to sustain operating losses on a monthly basis, and expects to incur operating losses for the foreseeable future. The Company requires substantial additional funds to complete clinical trials and pursue regulatory approvals. Although management believes that the Company has necessary working capital to fund operations in fiscal year 2008-2009, management is actively seeking additional sources of equity and/or debt financing; however, there is no assurance that any additional funding will be available.

In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying July 31, 2008 balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its financing requirements on a continuing basis, to maintain present financing, and to generate cash from future operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

2. RECENT ACCOUNTING PRONOUNCMENTS

In May 2008, the FASB issued Statement of Financial Accounting Standards No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. SFAS 162 will become effective 60 days following Securities and Exchange Commission (“SEC”) approval of the Public Company Accounting Oversight Board (PCAOB) amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” The Company does not anticipate the adoption of SFAS 162 to have a material impact on its results of operations, financial position, or cash flows.

OXYGEN BIOTHERAPEUTICS, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

2. RECENT ACCOUNTING PRONOUNCMENTS (CONTINUED)

In June 2008, the FASB issued Staff Position No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore, need to be included in the earnings allocation in calculating earnings per share under the two-class method described in FASB Statement of Financial Accounting Standards No. 128, “Earnings Per Share.” FSP EITF 03-6-1 requires companies to treat unvested share-based payment awards that have non-forfeitable rights to dividend or dividend equivalents as a separate class of securities in calculating earnings per shared. FSP EITF 03-6-1 is effective for fiscal years beginning after December 15, 2008. FSP EITF 03-6-1 is effective for the Company in the quarter ending July 31, 2009. The Company is currently assessing the impact of FSP EITF 03-6-1, but does not expect that such adoption will have a material effect on its results of operations, financial position, or cash flows.

3. STOCK-BASED COMPENSATION

The fair value of the Company’s stock options is determined using a Black-Scholes option pricing model, consistent with the provisions of SFAS No. 123R (“Share-Based Payment”) and Securities and Exchange Commission Staff Accounting Bulletin No. 107 (“SAB 107”). The fair value of stock options granted is recognized as compensation expense over the requisite service period. Compensation expense for all share-based payment awards is recognized using the straight-line single-option method. Effective May 1, 2006, the Company adopted SFAS No 123R, using a modified prospective application. Prior to May 1, 2006, the Company measured employee and board member compensation cost under the intrinsic method provided by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”) whereby compensation expense is recognized for the excess, if any, of the fair value of the Company’s common stock over the option price on the date the option is granted.

The Company uses the historical stock price volatility to value stock options within the Black-Scholes option pricing model. The expected term of stock options represents the period of time options are expected to be outstanding and is based on observed historical exercise patterns for the Company, which management believes are indicative of future exercise behavior. For the risk free interest rate, the Company uses the observed interest rates appropriate for the term that the options are expected to be outstanding.

The Company’s net loss for the three months ended July 31, 2008 and 2007 includes approximately $68,000 and $11,000 of non-cash stock-based compensation costs. As of July 31, 2008, there was approximately $71,000 of total unrecognized compensation cost related to non-vested share-based compensation arrangements.

The fair value of each option grant during the three months ended July 31, 2008 was estimated at the grant date using the Black-Scholes option pricing model using the following assumptions: an average risk-free interest rate of 3.95%; average volatility of 105.34%; zero dividend yield for all years; expected life of 10 years; and an estimated forfeiture rate of 14.8%. There were no option grants during the three months ended July 31, 2007.

4. LICENSING RIGHTS

In May 2008, the Company entered into a license agreement with Virginia Commonwealth University (“Licensor”) whereby Oxygen Biotherapeutics obtained a worldwide, exclusive license to valid claims under three of the Licensor’s patent applications that relate to methods for non-pulmonary delivery of oxygen to tissue and the products based on those valid claims used or useful for therapeutic and diagnostic applications in humans and animals. The license includes the right to sub-license to third parties. The term of the agreement is the life of the patents covered by the patent applications, except that we can terminate the agreement at any time on not less than 90 days advance notice.

OXYGEN BIOTHERAPEUTICS, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

4. LICENSING RIGHTS (CONTINUED)

The Company has an obligation to diligently pursue product development and pursue, at its expense, prosecution of the patent applications covered by the agreement. The Company paid an initial fee of $50,000 in cash and paid an additional $16,228 to the Licensor as reimbursement of costs paid by the Licensor on patent applications and related work. The Company also issued to the licensor a warrant for the purchase of 500,000 shares of common stock at an exercise price of $0.42 per share that expires May 22, 2013. These warrants were valued at $353,500.

The $50,000 initial fee is fully credited towards future royalty or sublicensing revenue payments to the Licensor. This fee has been accounted for as a deposit and is included in other assets at July 31, 2008.

The $16,228 reimbursement costs and the $353,500 value of the 500,000 warrants discussed above were capitalized as licensing rights and are being amortized over a period of ten years. Accumulated amortization on the licensing rights at July 31, 2008 totaled $8,720.

The Company agreed to pay to the Licensor a royalty on net sales of licensed products as follows:

Net Sales	Applicable Royalty
Up to $10 million	25%
Over $10 million to $49 million	15%
Over $49 million	10%

The Company also agrees to pay to the Licensor a percentage of sublicensing revenue received from sub-licensees or other third parties in regards to the licensed patents, equal to 33% of any such third party payments, which may be reduced to 25% if the Company completes pre-clinical studies on a licensed product, reduced further to 20% if the Company completes Phase I clinical studies, reduced further to 17% if the Company completes Phase II clinical studies, and reduced further to 10% if the Company completes Phase III clinical studies on a licensed product.

The Company agreed to pay a $20,000 annual maintenance fee to the Licensor, starting in May 2009 and payable in each following May as long as the agreement is in force. The maintenance fee payments will be fully credited towards future royalty or sublicensing revenue payments to the Licensor.

The Company agreed to pay a $50,000 annual minimum royalty to the Licensor, starting in May 2009 and payable in each following May as long as the agreement is in force. The minimum royalty fee payments will be fully credited towards future royalty or sublicensing revenue payments to the Licensor.

Lastly, the agreement provides that the Company will make the following minimum milestone payments to the Licensor, with respect to the first licensed product to achieve each milestone. However, if new licensed products are separately patentable, the same milestone payments shall apply to them.

Clinical Indication	Medical Device

$25,000 upon filing of IND	$25,000 upon filing of FDA 510K or PMA

$100,000 upon completion of Phase I clinical trial	$250,000 upon receipt of FDA or foreign equivalent marketing approval

$200,000 upon completion of Phase II human clinical trial

$300,000 upon completion of Phase III human clinical trial

$500,000 upon receipt of FDA or foreign equivalent marketing approval

OXYGEN BIOTHERAPEUTICS, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

5. STOCKHOLDERS’ EQUITY

During the three months ended July 31, 2008:

(1)	The Company issued 1,375,530 shares of common stock for the conversion of convertible notes with a gross carrying value of $339,756, at a conversion price of $0.247 per share. These convertible notes included discounts totaling $319,135, and thus had a net carrying value of $20,621. The unamortized discounts of $319,135 were recognized as interest expense upon conversion.

(2)	Pursuant to the exercise of warrants, the Company issued 7,845,000 shares and received a total of $2,147,714. Due to errors made by the Company in the pricing of certain warrant exercise transactions, $140,000 of this total is owed back to the related investors. The Company has included this obligation in current liabilities. Additionally, the Company is owed $12,500 for a similar warrant exercise pricing error with another investor. This amount has been expensed as a bad debt, as the Company does not intend to take further action to collect this receivable.

(3)	The Company issued 42,000 shares of its common stock as compensation to its Chief Executive Officer, valued at $34,300.

On June 17, 2008, the stockholders of the Company approved the amendment of the Company’s 1999 Stock Plan to increase the number of shares of common stock available for awards under the plan from 4,000,000 to 12,000,000, increase the maximum number of shares covered by awards granted under the plan to an eligible participant from 4,000,000 shares to 5,000,000 shares, and make additional technical changes to update the plan. Persons eligible to receive grants under the Plan consist of all of the Company’s employees (including executive officers and employee directors), non-employee directors, and consultants and advisors who perform services for the Company.

The following table summarizes the Company’s stock warrant information during the quarter ended July 31, 2008:

	The Quarter Ended July 31, 2008
	Warrants	Weighted Average Exercise Price
Outstanding as of April 30, 2008	125,647,919	$0.25
Granted	3,532,000	0.27
Exercised	(7,845,000)	0.27
Forfeited	—	—

Outstanding as of July 31, 2008	121,334,919	$0.25

As of July 31, 2008, potentially issuable shares of common stock included 7,925,000 options, 121,334,919 warrants, and 80,528,972 conversion shares. Diluted earnings per share for the quarter ended July 31, 2008 was calculated assuming exercise of the above options and warrants and conversion of all of the outstanding convertible debt as of the beginning of the quarter. Upon conversion of the debt to common stock it is assumed that the Company would recognize $23,837,474 in additional interest expense for the write off of the related debt discounts and debt issuance costs, less $857,367 in discount and issuance cost amortization expense that would be eliminated in the conversion.

6. RELATED PARTY TRANSACTIONS

During the three months ended July 31, 2008, the Company paid $39,245 in severance payments to Robert Nicora, a former President and Chief Executive Officer of the Company.

As of July 31, 2008 the Company had approximately $63,994 payable to current and former directors of the Company.

OXYGEN BIOTHERAPEUTICS, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

7. INCOME TAXES

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109.” Interpretation No. 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The evaluation of a tax position in accordance with Interpretation No. 48 involves determining whether it is more likely than not that a tax position will be sustained upon examination, based upon the technical merits of the position. A tax position that meets the more-likely-than-not recognition threshold is measured to determine the amount of benefit to recognize in the financial statements. If a tax position does not meet the more-likely-than-not recognition threshold, the financial statements do not recognize a benefit for that position.

As required, the Company adopted Interpretation No. 48 during the quarter ended July 31, 2007. The adoption did not result in a material impact to the Company’s results of operations or its financial condition.

The Company is subject to taxation in the U.S. and a small number of state jurisdictions. The material jurisdictions subject to potential examination by taxing authorities include the U.S. and California.

From time to time, the Company may be assessed interest or penalties by its tax jurisdictions, although any such assessments historically have been minimal and immaterial to the Company’s financial results. In the event the Company has received an assessment for interest and/or penalties, it has been classified in the financial statements as general and administrative expense.

The utilization of net operating loss carryforwards will likely be limited based on past and future issuances of common and preferred stock due to the ownership change provisions of Internal Revenue Code Section 382.

8. COMMITMENTS AND CONTINGENCIES

Employment Agreements — Effective March 25, 2008, Dr. Chris J. Stern, the Company’s Chairman of the Board, was appointed to the office of Chief Executive Officer and will retain his position as Chairman. At the time Mr. Stern was elected to the Board in November 2007 and appointed Chairman, the Company agreed to pay to Mr. Stern’s consulting firm a monthly fee of $15,000 for consulting services that Mr. Stern provides to the Company. Furthermore, the Company agreed (i) to issue to Mr. Stern, as of the date of his election to the Board, options to purchase 1,000,000 common shares at an exercise price of $0.245 per share that expire three years from the grant date, and (ii) if, in the two years following the date of the agreement, the Company enters into a license agreement or is sold, the Company will issue to Mr. Stern at the closing of the transaction, options to purchase an additional 4,000,000 common shares at an exercise price of $0.245 per share that expire three years from the grant date. As a result of Mr. Stern’s appointment as Chief Executive Officer, the Board has agreed to pay Mr. Stern’s consulting company an additional $5,000 per month by way of consulting fees and also to pay the consulting company $2,500 per month for additional secretarial and administration expenses. Furthermore, the Board has also agreed (i) to issue to Mr. Stern an aggregate of 14,000 shares of the Company’s common stock on the 1st of every month, commencing with April 1, 2008, for so long as Mr. Stern serves on the Board, and (ii) to issue and pay to Mr. Stern, upon his termination as a board member by the Company for whatever reason, with or without cause, an aggregate of 100,000 shares of the Company’s common stock and the sum of $200,000, payable upon such termination.

OXYGEN BIOTHERAPEUTICS, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

8. COMMITMENTS AND CONTINGENCIES (CONTINUED)

On February 1, 2000 the Board of Directors approved a two-year employment contract with Richard Kiral, as Vice President of Product Development. Mr. Kiral’s current base annual salary is $167,000 for the year ending April 2008 and includes an automobile allowance, medical and dental coverage, participation in the Executive Bonus Plan, $200,000 life insurance payable by the corporation and payable to a beneficiary named by the insured, and options granted for 75,000 shares annually. The contract will renew automatically annually unless terminated by either party. Mr. Kiral’s employment agreement provides that he is to receive a minimum severance payment equal to 9 months of his annual salary period in the event of a change in control as defined. Effective March 25, 2008, the Board appointed Dr. Richard M. Kiral to serve as President and Chief Operating Officer of the Company. Pursuant to an agreement executed on March 26, 2008, Dr. Kiral’s employment agreement with the Company has been amended to provide for payment of a sum equal to Dr. Kiral’s annual base salary and performance bonus upon

Dr. Kiral’s termination without cause, as that term is defined in the employment agreement. Furthermore, the Board has increased Dr. Kiral’s monthly compensation by $6,000 and has agreed to (i) to issue to Dr. Kiral an aggregate of 20,000 options to purchase shares of the Company’s common stock, at a price to be determined, on the 1st of every month, commencing with April 1, 2008, for so long as Dr. Kiral serves on the Board, and (ii) to issue and pay to Dr. Kiral, upon his termination as a board member by the Company for whatever reason, with or without cause, an aggregate of 100,000 shares of the Company’s common stock and the sum of $200,000, payable upon such termination.

Effective November 20, 2007, Robert W. Nicora, the Company’s President, Chief Executive Officer and Chief Financial Officer resigned from all officer positions and from his directorship. In accordance with his employment agreement, Mr. Nicora is entitled to receive a total amount of $378,233 which includes accrued salaries, repayment of advances and severance payments. A total of $39,245 was paid on this obligation during the current quarter, and the remaining balance due to Mr. Nicora as of July 31, 2008 was $48,994.

Consulting Agreement—On May 5, 2008 the Company entered into a consulting agreement with Fiona International SA for the provision of consulting services concerning licensing of the Company’s Oxycyte product and other corporate matters. The agreement was effective through August 4, 2008, and involved the following remuneration: (a) Cash payments during the current quarter totaling $87,500; (b) the issuance of 3,032,000 five year common stock purchase warrants with an exercise price of $0.247 during the current quarter; (c) and the issuance of 411,250 shares of common stock on August 1, 2008. At July 31, 2008, the Company’s obligation on this agreement totaled $205,770, and is included in current liabilities.

Other Agreements—The Company has entered into agreements with its two of its Board members and a consultant whereby it will grant 3-year options for a total of 900,000 shares at an exercise of price of $0.30 per share in the event the Company enters into a license agreement, undergoes a change of control, or is sold.

Registration Requirement—Warrants totaling 49,410,844 and convertible notes with a face amount of $20,256,472 and conversion shares totaling 82,010,008 issued during the year ended April 30, 2008 are subject to a requirement that the Company file a registration statement with the SEC to register the underlying shares, and that it be declared effective on or before January 9, 2009. In the event that the Company does not have an effective registration statement as of that date, or if at some future date the registration ceases to be effective, then the Company is obligated to pay liquidated damages to each holder in the amount of 1% of the aggregate market value of the stock, as measured on January 9, 2009 or at the date the registration statement ceases to be effective. As an additional provision for non-registration of the shares, the holders would also receive the option of a cashless exercise of their warrant or conversion shares.

The agreement underlying the issue of the above warrants (“Warrant Agreement”) asserts that, prior to September 30, 2008, the Company is required to take action to submit to the shareholders of the Company a proposal to amend the Company’s articles of incorporation to increase the number of authorized shares of common stock by such amount as is necessary to reserve for issuance the maximum aggregate number of warrant shares then issued or potentially issuable in the future upon exercise of the Warrant Agreement. As a result of the June 30, 2008 merger (further described in Note 9), this action was completed and the number of authorized common shares was increased from 200 million common shares, par value $0.01, to 400 million common shares, par value $0.0001.

OXYGEN BIOTHERAPEUTICS, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

9. MERGER

On June 17, 2008, the stockholders of Synthetic Blood International, Inc. approved the Agreement and Plan of Merger dated April 28, 2008 (“Plan of Merger”), between Synthetic Blood International and Oxygen Biotherapeutics, Inc., a Delaware corporation. Oxygen Biotherapeutics was formed on April 17, 2008, by Synthetic Blood International to participate in the merger for the purpose of changing the state of domicile of Synthetic Blood International from New Jersey to Delaware. Certificates of Merger were filed with the states of New Jersey and Delaware, and the merger was effective June 30, 2008. Under the Plan of Merger, Synthetic Blood International has been merged with and into Oxygen Biotherapeutics, which is the surviving corporation. As a result of the merger: (a) Each share of Synthetic Blood International common stock outstanding on June 30, 2008, has been converted to one share of Oxygen Biotherapeutics common stock; (b) The name of the corporation is changed to Oxygen Biotherapeutics, Inc.; (c) The number of authorized common shares changed from 200,000,000 common shares, par value $0.01, to 400,000,000, par value $0.001; (d) The Certificate of Incorporation and Bylaws of Oxygen Biotherapeutics are now the charter documents for the corporation; and (e) The General Corporation Law of the State of Delaware now applies to the corporation, rather than the New Jersey Business Corporation Act.

10. SUBSEQUENT EVENTS

From August 1, 2008 through September 12, 2008, the Company received an additional $77,910 in cash and issued 318,000 shares for the exercise of common stock warrants.

From August 1, 2008 through September 12, 2008, the Company issued 28,000 shares of its common stock as compensation to its Chief Executive Officer, valued at $19,600. During the same period the Company also issued 411,250 shares in exchange for consulting services valued at $296,100, and 89,968 shares in exchange for the conversion of notes with a face amount of $22,222.

On September 11, 2008, the Company entered into a consulting agreement with Robert F. Diegelmann, Ph.D., Professor of Biochemistry, Anatomy and Emergency Medicine at Virginia Commonwealth University Medical Center. Dr. Diegelmann has agreed to conduct research, advance development, and assist with permitting for the Company’s topical wound-healing therapy based on the Company’s perfluorocarbon based oxygen carrier technology. The agreement is for a term of three years, and the Company has agreed to pay Dr. Diegelmann $9,000 per month for his services. The agreement also provides for additional incentive compensation. Upon successful registration of a 510K application for the first product, the agreement provides that the Company will issue to Dr. Diegelmann options to purchase 100,000 common shares under the Company’s stock plan. In addition, the Company agreed to pay Dr. Diegelmann a success fee equal to one percent of net revenue from the Company’s direct product sales. If the Company sells or licenses the product rights to a third party, the Company agrees to pay Dr. Diegelmann a transaction fee based on the aggregate consideration the Company receives, equal to five percent of the first $1,000,000, four percent of the next $1,000,000, three percent of the next $1,000,000, two percent of the next $1,000,000 and one percent for each $1,000,000 of consideration above $4,000,000 up to a maximum of $250,000.

INDEX TO THE AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED APRIL 30, 2008 AND 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Oxygen Biotherapeutics, Inc.

We have audited the accompanying balance sheets of Oxygen Biotherapeutics, Inc., formerly Synthetic Blood International, Inc. (a development-stage enterprise) (the “Company”) as of April 30, 2008 and 2007, and the related statements of operations, stockholders’ equity and cash flows for each of the years ended April 30, 2008 and 2007, and for the period from inception, May 26, 1967, through April 30, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. The Company’s statements of operations, stockholders’ equity and cash flows for the period from inception, May 26, 1967, through April 30, 2003, were audited by other auditors whose report, dated June 30, 2003, included an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern. The financial statements for the period from inception, May 26, 1967, through April 30, 2003, reflect cumulative net losses of $18,700,730. The other auditors’ report has been previously furnished to us, and our opinion expressed herein, insofar as it relates to the amounts for such prior periods, is based solely on the report of other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits, and the report of the other auditors, provide a reasonable basis for our opinion.

In our opinion, based on our audits, and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Oxygen Biotherapeutics, Inc., formerly Synthetic Blood International, Inc. as of April 30, 2008 and 2007, and the results of its operations and its cash flows for each of the years ended April 30, 2008 and 2007, and for the period from inception, May 26, 1967, through April 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage enterprise presently generating no revenues, has a significant deficit accumulated during the development stage, and requires substantial additional funds to complete clinical trials and pursue regulatory approvals. In view of these matters, recoverability of a major portion of the recorded asset amounts shown in the accompanying April 30, 2008 balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its financing requirements on a continuing basis, to maintain present financing, and to generate cash from future operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HASKELL & WHITE LLP

Irvine, California

August 12, 2008

OXYGEN BIOTHERAPEUTICS, INC.

(FORMERLY SYNTHETIC BLOOD INTERNATIONAL, INC.)

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

	April 30, 2008	April 30, 2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,880,633	$16,234
Debt issuance costs, net of accumulated amortization of $0 and $921,678, respectively	—	1,403,806
Prepaid expenses	72,084	63,308

Total current assets	4,952,717	1,483,348
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $599,448 and $531,003	177,605	194,216
DEBT ISSUANCE COSTS, net of accumulated amortization of $213,234 and $0, respectively	5,297,289	—
PATENTS, net	129,102	144,958

	$10,556,713	$1,822,522

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$63,907	$391,627
Related party payables	103,000	84,000
Accrued liabilities	54,453	99,866
Notes payable, net of unamortized discount of $0 and $370,423, respectively	43,631	1,145,025
Convertible debentures, net of unamortized discount of $0 and $4,884, respectively	—	125,116

Total current liabilities	264,991	1,845,634

LONG TERM PORTION of convertible debentures, net of unamortized discount of $19,716,686 and $0, respectively	539,786	—

Total liabilities	804,777	1,845,634

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, undesignated, authorized 10,000,000 shares; none issued or outstanding	—	—
Common stock, par value $.01 per share; authorized 200,000,000 shares; issued and outstanding 146,405,576 and 139,854,859, respectively	1,464,056	1,398,549
Additional paid-in capital	46,029,242	29,598,533
Deficit accumulated during the development stage	(37,741,362)	(31,020,194)

Total stockholders’ equity (deficit)	9,751,936	(23,112)

	$10,556,713	$1,822,522

The accompanying notes are an integral part of these Consolidated Financial Statements.

OXYGEN BIOTHERAPEUTICS, INC.

(FORMERLY SYNTHETIC BLOOD INTERNATIONAL, INC.)

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Period from May 26, 1967 (inception) to April 30, 2008

		Year ended April 30,
		2008	2007
OPERATING EXPENSES AND LOSSES
Research and development expense	$12,357,445	$939,998	$752,614
General and administrative expense	18,897,516	1,992,687	1,019,795
Loss on impairment of long-lived assets	32,113	32,113	—

Total operating expenses and losses	31,287,074	2,964,798	1,772,409
INTEREST EXPENSE	7,128,907	3,611,902	1,678,488
LOSS ON EXTINGUISHMENT OF DEBT	250,097	250,097	—
OTHER INCOME	(924,716)	(105,629)	(120,027)

NET LOSS	$(37,741,362)	$(6,721,168)	$(3,330,870)

NET LOSS PER SHARE, basic		$(0.05)	$(0.02)

NET LOSS PER SHARE, diluted		$(0.08)	$(0.02)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, basic		141,482,244	138,232,970

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, diluted		250,012,892	138,232,970

The accompanying notes are an integral part of these Consolidated Financial Statements.

OXYGEN BIOTHERAPEUTICS, INC.

(FORMERLY SYNTHETIC BLOOD INTERNATIONAL, INC.)

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the two years ended April 30, 2008 and for the period

May 26, 1967 (date of inception) to April 30, 2008

	Common stock		Additional paid-in capital	Deferred compensation	Deficit accumulated during the development stage	Total stockholders’ equity (deficit)
	Number of Shares	Amount
BALANCES, May 26, 1967	$—	$—	$—	$—	$—	$—

Common stock sold, net of offering costs	105,603,252	1,056,032	16,683,920	—	—	17,739,952
Common stock issued for convertible debt	14,579,953	145,799	2,756,509	—	—	2,902,308
Issuance of common stock to employees and compensatory options	218,800	2,188	1,706,095	—	—	1,708,283
Compensation on options and warrants issued	—	—	647,750	(237,834)	—	409,916
Amortization of deferred compensation	—	—	—	128,085	—	128,085
Issuance of common stock for services rendered	1,268,994	12,690	284,795	—	—	297,485
Issuance of common stock to officers to retire shareholder loans	1,044,450	10,444	177,556	—	—	188,000
Common stock issued in conjunction with funding agreements and services rendered	5,376,365	53,764	883,160	—	—	936,924
Issuance of warrants and options	—	—	265,950	—	—	265,950
Exercise of warrants and options	5,497,305	54,974	629,427	—	—	684,401
Contributions of capital for cash and services rendered	—	—	65,700	—	—	65,700
Contributions of capital for by shareholders	—	—	581,818	—	—	581,818
Beneficial conversion on convertible debt	—	—	770,000	—	—	770,000
Warrants issued with debt instruments	—	—	702,800	—	—	702,800
Issuance of common stock for promissory notes	3,000,000	30,000	370,000	—	—	400,000
Amortization of deferred compensation	—	—	—	93,918		93,918
Net loss	—	—	—	—	(27,689,324)	(27,689,324)

BALANCES, April 30, 2006	136,589,119	$1,365,891	$26,525,480	$(15,831)	$(27,689,324)	$186,216

The accompanying notes are an integral part of these Consolidated Financial Statements.

OXYGEN BIOTHERAPEUTICS, INC.

(FORMERLY SYNTHETIC BLOOD INTERNATIONAL, INC.)

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) - CONTINUED

For the two years ended April 30, 2008 and for the period

May 26, 1967 (date of inception) to April 30, 2008

	Common stock		Additional paid-in capital	Deferred compensation	Deficit accumulated during the development stage	Total stockholders’ equity (deficit)
	Number of Shares	Amount
BALANCES, April 30, 2006	136,589,119	$1,365,891	$26,525,480	$(15,831)	$(27,689,324)	$186,216
Warrants issued for services rendered	—	—	2,019,125			2,019,125
Common stock issued for convertible debt	3,265,740	32,658	302,555	—	—	335,213
Warrants issued for settlement of debt	—	—	72,000	—	—	72,000
Value of employee stock options	—	—	53,000	—	—	53,000
Warrants issued with debt instruments	—	—	626,373	—	—	626,373
Amortization of deferred compensation	—	—	—	15,831	—	15,831
Net loss	—	—	—	—	(3,330,870)	(3,330,870)

BALANCES, April 30, 2007	139,854,859	$1,398,549	$29,598,533	$—	$(31,020,194)	$(23,112)

The accompanying notes are an integral part of these Consolidated Financial Statements.

OXYGEN BIOTHERAPEUTICS, INC.

(FORMERLY SYNTHETIC BLOOD INTERNATIONAL, INC.)

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) - CONTINUED

For the two years ended April 30, 2008 and for the period

May 26, 1967 (date of inception) to April 30, 2008

	Common stock		Additional paid-in capital	Deferred compensation	Deficit accumulated during the development stage	Total stockholders’ equity (deficit)
	Number of Shares	Amount
BALANCES, April 30, 2007	139,854,859	$1,398,549	$29,598,533	$—	$(31,020,194)	$(23,112)
Warrants issued for services rendered	—	—	4,781,983	—	—	4,781,983
Common stock issued for services rendered	2,088,272	20,883	747,455	—	—	768,338
Common stock issued as compensation	14,000	140	12,320	—	—	12,460
Common stock issued for convertible debt	1,333,887	13,339	116,661	—	—	130,000
Compensation on options and warrants issued	—	—	769,331	—	—	769,331
Warrants issued with debt instruments	—	—	7,290,352	—	—	7,290,352
Beneficial conversion on convertible debt	—	—	2,522,648	—	—	2,522,648
Exercise of warrants and options	3,114,558	31,145	189,959	—	—	221,104
Net loss	—	—	—	—	(6,721,168)	(6,721,168)

BALANCES, April 30, 2008	146,405,576	$1,464,056	$46,029,242	$—	$(37,741,362)	$9,751,936

The accompanying notes are an integral part of these Consolidated Financial Statements.

OXYGEN BIOTHERAPEUTICS, INC.

(FORMERLY SYNTHETIC BLOOD INTERNATIONAL, INC.)

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Period from May 26, 1967 (inception) to	Year ended April 30,
	April 30, 2008	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(37,741,362)	$(6,721,168)	$(3,330,870)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,421,999	102,455	136,291
Amortization of deferred compensation	336,750	—	15,831
Interest on debt instruments	6,738,816	3,521,767	1,561,175
Loss (gain) on debt settlement and extinguishment	163,097	250,097	(48,000)
Loss on impairment of long-lived assets	32,113	32,113	—
Loss on disposal and write down of property and equipment and other assets	219,305	—	—
Issuance and vesting of compensatory stock options and warrants	3,060,794	769,331	53,000
Issuance of common stock below market value	695,248	—	—
Issuance of common stock as compensation	12,460	12,460	—
Issuance of common stock for services rendered	1,265,279	—
Issuance of note payable for services rendered	120,000	—	120,000
Contributions of capital through services rendered by stockholders	216,851	—	—
Changes in operating assets and liabilities
Prepaid expenses and other assets	47,560	110,868	12,905
Accounts payable and accrued liabilities	436,954	(354,132)	342,010

Net cash used in operating activities	(22,974,136)	(2,276,209)	(1,137,658)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,167,849)	(83,947)	—
Capitalization of patent costs	(717,593)	(18,154)	(19,283)

Net cash used in investing activities	$(1,885,442)	$(102,101)	$(19,283)

The accompanying notes are an integral part of these Consolidated Financial Statements.

OXYGEN BIOTHERAPEUTICS, INC.

(FORMERLY SYNTHETIC BLOOD INTERNATIONAL, INC.)

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

	Period from May 26, 1967 (inception) to	Year ended April 30,
	April 30, 2008	2008	2007
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock and exercise of stock options and warrants, net of related expenses	$18,836,623	$221,104	—
Repayments of amounts due stockholders	(121,517)	—	—
Proceeds from stockholder notes payable	977,692	—	—
Proceeds from former officer loans	39,500	39,500	—
Repayments of former officer loans	(39,500)	(39,500)	—
Proceeds from issuance of notes payable, net of issuance costs	2,104,420	231,833	1,243,772
Proceeds from convertible debentures, net of issuance costs	8,807,285	6,865,785	—
Payments on notes - short-term	(572,983)	(76,013)	(70,979)
Payments on notes - long term	(291,309)	—	—

Net cash provided by financing activities	29,740,211	7,242,709	1,172,793

Net change in cash and cash equivalents	4,880,633	4,864,399	15,852
Cash and cash equivalents, beginning of period	—	16,234	382

Cash and cash equivalents, end of period	$4,880,633	$4,880,633	$16,234

Cash paid for:
Interest	$241,855	$90,135	$8,591

Income taxes	$20,739	$766	$1,148

The accompanying notes are an integral part of these Consolidated Financial Statements.

OXYGEN BIOTHERAPEUTICS, INC.

(FORMERLY SYNTHETIC BLOOD INTERNATIONAL, INC.)

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

Non-cash financing activities during the year ended April 30, 2008:

(1)	In connection with the issuance of $282,055 of 2-year notes payable, the Company recorded discounts on notes payable related to the original issue discount of $16,417, and additional discounts of $67,969 related to the relative fair value of 2,815,763 warrants issued in the transaction. The Company recorded debt issue costs of $170,686, of which $120,223 was non-cash through the issuance of 1,431,000 warrants for capital raising services.

(2)	The Company made principal payments on its convertible debentures with a gross carrying value of $156,060 through the issuance of 1,333,887 shares of common stock. These debentures included discounts totaling $26,060, and thus had a net carrying value of $130,000.

(3)	The Company issued 2,193,148 shares of common stock in cashless exercises of 300,000 options and 8,455,333 warrants.

(4)	In connection with the issuance of a $1,000,000 short term bridge loan, the Company issued 5-year warrants to purchase 2,500,000 shares of common stock at $0.245 per share to investors. An additional discount of $288,750 was recorded for the relative fair value of the warrants. The Company also recorded debt issue costs of $288,750 for the value of 2,500,000 additional warrants issued for capital raising services.

(5)	In connection with the exchange of its $1,000,000 bridge loans for 5-year convertible debentures with a face amount of $2,222,222, the Company recorded an original issue discount of $1,222,222. In addition, the Company issued 5-year warrants to purchase 4,498,426 shares of common stock at $0.247 per share to investors. Additional discounts of $703,554 and $296,446 were recorded for the relative fair values of the warrants and beneficial conversion feature, respectively.

(6)	In connection with the exchange of its remaining outstanding short term loans for 5-year convertible debentures with a face amount of $3,982,545, the Company recorded an original issue discount of $2,190,400. In addition, the Company issued 5-year warrants to purchase 8,061,831 shares of common stock at $0.247 per share to investors. Additional discounts of $1,035,945 and $756,200 were recorded for the relative fair values of the warrants and beneficial conversion feature, respectively. Pursuant to this refinancing transaction, the Company recorded a debt extinguishment loss of $250,097.

(7)	The Company financed the prepayment of certain insurance premiums with a short-term note totaling $119,644. The Company repaid a total of $76,013 on this note during the year ended April 30, 2008.

(8)	In connection with the issuance of $6,335,000 of convertible debentures with a total face amount of $14,077,778, the Company recorded an original issue discount of $7,742,778, and additional discounts of $4,864,998 related to the relative fair value of the 28,497,501 5-year warrants to purchase common stock at $0.247 per share that were issued in the transaction and $1,470,002 for the relative fair value of the embedded beneficial conversion feature. The Company also recorded debt issue costs of $5,510,562 for capital raising services, of which $768,337 was non-cash through the issuance of 2,088,272 restricted shares of common stock, and $4,373,010 was non-cash through the issuance of 21,853,086 warrants for capital raising services.

(9)	In March 2008, the Company issued 760,000 warrants to a noteholder as compensation for the Company's failure to issue the proper amount of warrants and provide an adequate exercise term in connection with previously issued 12% notes payable. These warrants have a 3-year term and are exercisable at $0.245 per share. Interest expense of $329,137 was recorded for the fair value of these warrants.

The accompanying notes are an integral part of these Consolidated Financial Statements.

OXYGEN BIOTHERAPEUTICS, INC.

(FORMERLY SYNTHETIC BLOOD INTERNATIONAL, INC.)

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

Non-cash financing activities during the year ended April 30, 2007:

(1)	The Company issued short-term notes payable totaling $1,294,390 and recorded original issue discount of $72,190 and additional discount of $665,956 related to the value of warrants issued to the holders.

(2)	The Company made principal payments on its convertible debentures of $335,213 through the issuance of 3,265,740 shares of common stock.

(3)	The Company recorded debt issue costs of $2,019,125 through the issuance of 21,353,595 warrants for capital raising services.

(4)	The Company issued 1,500,000 warrants with an estimated fair value of $72,000 to settle a vendor note payable of $120,000.

The accompanying notes are an integral part of these Consolidated Financial Statements.

OXYGEN BIOTHERAPEUTICS, INC.

(FORMERLY SYNTHETIC BLOOD INTERNATIONAL, INC.)

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2008 and 2007

NOTE A—DESCRIPTION OF BUSINESS AND GOING CONCERN

Description of Business—Oxygen Biotherapeutics (the Company) was originally formed as a New Jersey corporation in 1967 under the name Rudmer, David & Associates, Inc., and subsequently changed its name to Synthetic Blood International, Inc. On June 17, 2008, the stockholders of Synthetic Blood International approved the Agreement and Plan of Merger dated April 28, 2008, between Synthetic Blood International and Oxygen Biotherapeutics, Inc., a Delaware corporation. Oxygen Biotherapeutics was formed on April 17, 2008, by Synthetic Blood International to participate in the merger for the purpose of changing the state of domicile of Synthetic Blood International from New Jersey to Delaware. Certificates of Merger were filed with the states of New Jersey and Delaware, and the merger was effective June 30, 2008. Under the Plan of Merger, Oxygen Biotherapeutics is the surviving corporation and each share of Synthetic Blood International common stock outstanding on June 30, 2008, was converted to one share of Oxygen Biotherapeutics common stock.

The Company was inactive through September 1990, when it began conducting operations for the purpose of developing a synthetic blood emulsion to act as a human blood substitute, and a method of using a perfluorocarbon compound to facilitate oxygen exchange for individuals with respiratory distress syndrome. The Company is also developing an implantable, continuous reading glucose biosensor to be used primarily by individuals with diabetes. The Company submitted an Investigational New Drug Application (IND) for Oxycyte, the Company’s alternative to transfused blood for use in surgical and similar medical situations, to the Food and Drug Administration (FDA) in 2003 and successfully conducted a Phase I safety clinical study in the fourth quarter of 2003. The results of the Phase I study were consistent with the results of preclinical animal safety studies, and showed a good safety profile for Oxycyte. The Company started Phase II clinical trials of Oxycyte in surgical patients in the fourth quarter of 2004. The protocol was successfully completed in 2006 and filed in April 2008. Fluorovent, an oxygen exchange fluid for facilitating the treatment of lung conditions, and the glucose biosensor are at the preclinical development stage, and are currently inactive, awaiting additional financing. The Company has not generated significant revenues since inception.

The accompanying consolidated financial statements include the accounts and transactions of Oxygen Biotherapeutics, Inc. and Synthetic Blood International, Inc. All material intercompany transactions and balances have been eliminated in consolidation.

Going Concern—Management believes the accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has an accumulated deficit during the development stage of $37,741,362 at April 30, 2008 and used cash in operations of $2,276,209 during the year ended April 30, 2008. The Company requires substantial additional funds to complete clinical trials and pursue regulatory approvals. Although management believes that the Company has necessary working capital to fund operations in fiscal year 2008-2009, management is actively seeking additional sources of equity and/or debt financing; however, there is no assurance that any additional funding will be available.

In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying April 30, 2008 balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its financing requirements on a continuing basis, to maintain present financing, and to generate cash from future operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage—The Company has not commenced its planned principal operations, and has not earned significant revenues, therefore it is considered a “Development Stage Enterprise.”

Cash and Cash Equivalents—The Company considers all highly liquid instruments with a maturity date of three months or less, when acquired, to be cash equivalents.

OXYGEN BIOTHERAPEUTICS, INC.

(FORMERLY SYNTHETIC BLOOD INTERNATIONAL, INC.)

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2008 and 2007

Cash Concentrations—The Company maintains cash balances at financial institutions, which may at times, exceed the amounts insured by the Federal Deposit Insurance Corporation (“FDIC”) of $100,000 per institution. The Company’s cash and cash equivalents included balances uninsured by the FDIC of approximately $278,000 at April 30, 2008. A total of $4,576,563 of the Company’s cash is invested in the UBS Select Prime Institutional Money Market Fund which has an average maturity of 53 days and is rated AAA by Moody’s and Standard and Poor’s. These funds included balances uninsured by the Securities Investor Protection Corporation of approximately $4,076,000.

Property and Equipment—Property and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method over the shorter of the estimated useful lives of the related assets, ranging from three to ten years, or the lease term, if applicable.

Impairment of Long-Lived Assets—The Company accounts for its long-lived assets in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”). SFAS 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition of the asset. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and the fair value or disposable value. During the year ended April 30, 2008, the Company incurred impairment charges totaling $32,113 on a piece of laboratory equipment due to infrequency of use.

Research and Development Costs—All costs related to research and development activities are treated as expenses in the period incurred.

Loss Per Share—Basic loss per share, which excludes antidilutive securities, is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding for that particular period. In contrast, diluted loss per share considers the potential dilution that could occur from other equity instruments that would increase the total number of outstanding shares of common stock. Potentially dilutive securities, however, have not been included in the fiscal year 2007 diluted loss per share computation because their effect is antidilutive. If such shares were included in diluted EPS, they would have resulted in weighted-average common shares of approximately 204.8 million in fiscal year 2007, respectively. Such amounts include shares potentially issuable under outstanding options, warrants and convertible debentures.

Income Taxes—Deferred tax assets and liabilities are recorded for differences between the financial statement and tax bases of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of other income and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Value of Financial Instruments—The Company’s balance sheet includes the following financial instruments: cash and cash equivalents, short-term notes payable, and convertible debentures. The Company considers the carrying amount of its cash and cash equivalents and short-term notes payable to approximate fair value due to the short-term nature of these instruments It is not practicable for the Company to estimate the fair value of its convertible debentures as such estimates cannot be made without incurring excessive costs. The significant terms of the Company’s convertible debentures are described in Note D. At April 30, 2008 the debentures had a gross carrying value of $20,256,242, with an original issue discount totaling $11,155,401.

OXYGEN BIOTHERAPEUTICS, INC.

(FORMERLY SYNTHETIC BLOOD INTERNATIONAL, INC.)

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2008 and 2007

Employee Stock Options and Stock-Based Compensation — Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share Based Payment,” using a modified prospective application. Earlier periods were not restated. SFAS No. 123(R) is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values.

Prior to adopting SFAS No. 123(R), as permitted, the Company elected to follow APB 25 in accounting for its employee stock options. According to APB 25, no compensation expense was recognized since the exercise price of the Company’s stock options generally equaled the market price of the underlying stock on the date of grant. The Company transitioned to SFAS No. 123 by utilizing SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure” (“SFAS No. 148”). In accordance with SFAS No. 148, the Company disclosed the effects of stock-based employee compensation on reported net income or loss and earnings or loss per share in the footnotes to its annual and interim financial statements.

Given that the Company previously followed APB 25 and SFAS No. 148 in accounting for its employee stock options, the impact of adopting the expense recognition requirements of SFAS 123(R) was significant to the Company’s results of operations, but not its financial position. The Company’s net loss for the years ended April 30, 2008 and 2007 includes approximately $769,000 and $53,000 of non-cash stock-based employee compensation costs, respectively.

The Company continues to follow EITF Issue 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods and Services,” for stock options and warrants issued to consultants and other non-employees. In accordance with EITF Issue 96-18, these stock options and warrants issued as compensation for services to be provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair market value of the option or warrant, whichever can be more clearly determined. The Company recognizes this expense over the period in which the services are provided. The Company’s net loss for the years ended April 30, 2008 and 2007 includes expenses of approximately $4,782,000 and $2,019,000, respectively, for non-cash stock-based compensation for options issued to consultants and other non-employees.

Recent Accounting Pronouncements

SFAS 157—In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. SFAS 157 was originally effective for fiscal years beginning after November 15, 2007, but was partially delayed by one year for non-financial assets and liabilities as detailed within FASB Staff Position 157-2. The Company is currently evaluating SFAS 157 and FASB Staff Position 157-2, and does not believe these pronouncements will materially affect its financial position or results of operations.

SFAS 159—In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FASB Statement No. 115 (“SFAS 159”), which permits entities to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS 159 is effective as of the beginning of fiscal years after November 15, 2007. The Company adopted SFAS 159 on May 1, 2008, and does not believe it will materially affect its financial position or results of operations.

SFAS No. 141(R)—In December 2007, the FASB issued Statement No. 141(R), Business Combinations. This Statement replaces FASB Statement No. 141, Business Combinations. This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This Statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. Statement 141 did not define the acquirer, although it included guidance on identifying the acquirer, as does this Statement. This Statement’s scope is broader than that of

OXYGEN BIOTHERAPEUTICS, INC.

(FORMERLY SYNTHETIC BLOOD INTERNATIONAL, INC.)

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2008 and 2007

Statement 141, which applied only to business combinations in which control was obtained by transferring consideration. By applying the same method of accounting – the acquisition method – to all transactions and other events in which one entity obtains control over one or more other businesses, this Statement improves the comparability of the information about business combinations provided in financial reports. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The Company is currently evaluating SFAS 141(R), and has not yet determined its potential impact on its future results of operations or financial position.

SFAS No. 160—In December 2007, the FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements – an Amendment of ARB No. 51. This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this Statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This Statement improves comparability by eliminating that diversity. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The effective date of this Statement is the same as that of the related Statement 141(R). This Statement shall be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except for the presentation and disclosure requirements. The presentation and disclosure requirements shall be applied retrospectively for all periods presented. The Company is currently evaluating SFAS 160 and has not yet determined its potential impact on its future results of operations or financial position.

SFAS No. 161—In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133.” SFAS No. 161 requires enhanced disclosures about an entity’s derivative and hedging activities. These enhanced disclosures will discuss (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company has not determined the impact, if any SFAS No. 161 will have on its financial statements.

NOTE C—PATENTS

The Company’s intangible assets consist of expenditures associated with patents related to the Company’s various technologies. Capitalized costs include amounts paid to third parties for legal fees, application fees and other direct costs incurred in the filing and prosecution of patent applications. These assets are amortized on a straight-line method over their estimated useful lives, which range from eight to ten years. The Company reviews these intangible assets for impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. During the year ended April 30, 2008, management believes no indications of impairment existed.

Patents consist of the following at April 30:

	2008	2007
Patents	$349,164	$331,010

Less accumulated amortization	(220,062)	(186,052)

	$129,102	$144,958

OXYGEN BIOTHERAPEUTICS, INC.

(FORMERLY SYNTHETIC BLOOD INTERNATIONAL, INC.)

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2008 and 2007

The amortization expense for years ended April 30, 2008 and 2007 was $34,010 and $32,137, respectively. The unamortized balance of patents is estimated to be amortized over the next five years and thereafter as follows:

Fiscal Year ending April 30:
2009	$29,099
2010	24,380
2011	20,678
2012	16,183
2013	12,431
Thereafter	26,331

$129,102

NOTE D—NOTES PAYABLE

Fiscal Year 2008:

In July and August 2007, the Company issued $282,055 of 2-year notes payable for working capital needs. The notes were unsecured and were issued with an original issue discount of $16,417, and additional discounts of $67,969 related to the relative fair value of 2,815,763 warrants issued in the transaction. Of the total discounts of $84,386, $26,230 was amortized into interest and the remaining balance of $58,156 was included in the loss on debt extinguishment. The Company recorded debt issuance costs of $170,686, of which $120,223 was through the issuance of 1,431,000 warrants and $50,463 was paid in cash for capital raising services.

In November and December 2007, the Company received $1,000,000 from the issuance of short term bridge loans to fund operations and other working capital needs. The notes were unsecured and paid interest at 10% per year. In addition, the Company issued 5-year warrants to purchase 2,500,000 shares of common stock at $0.245 per share to investors. An additional discount of $288,750 was recorded for the relative fair value of the warrants. In connection with the bridge financing, the Company issued 2,500,000 warrants for capital raising services and recorded debt issue costs of $288,750 which represents the fair value of these warrants.

In December 2007, the Company exchanged its $1,000,000 bridge loans for 5-year convertible debentures with a face amount of $2,222,222. The notes are unsecured, convertible into shares of common stock at $0.247 per share, and were issued with a 55% original issue discount totaling $1,222,222. In addition, the Company issued 5-year warrants to purchase 4,498,426 shares of common stock at $0.247 per share to investors. Additional discounts of $703,554 and $296,446 were recorded for the relative fair values of the warrants and beneficial conversion feature, respectively. The Company incurred no debt extinguishment costs in this exchange.

In January 2008, the Company exchanged its remaining outstanding short term loans for 5-year convertible debentures with a face amount of $3,982,545. The notes are unsecured, convertible into shares of common stock at $0.247 per share, and were issued with a 55% original issue discount totaling $2,190,400. In addition, the Company issued 5-year warrants to purchase 8,061,831 shares of common stock at $0.247 per share to investors. Additional discounts of $1,035,945 and $756,200 were recorded for the relative fair values of the warrants and beneficial conversion feature, respectively. Pursuant to this exchange transaction, the Company recorded a debt extinguishment loss of $191,941. The Company determined that the exchange of notes should be accounted for as complete debt extinguishment as opposed to a debt modification, pursuant to the guidance in EITF 02-04 and EITF 96-19. The key components of this determination were as follows: (a) no concessions were granted to the Company by the existing note holders; and (b) the modification of terms was deemed substantial enough to be treated as an extinguishment, since the present value of the new notes exceeded the present value of the exchanged notes by more than 10%.

OXYGEN BIOTHERAPEUTICS, INC.

(FORMERLY SYNTHETIC BLOOD INTERNATIONAL, INC.)

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2008 and 2007

During the third and fourth quarters of the year ended April 30, 2008, the Company received a total of $6,335,000 proceeds from the sale of 5-year convertible debentures, with a total face amount of $14,077,778. The debentures are unsecured and convertible at any time prior to maturity into a total of 56,995,053 shares of common stock, or $0.247 per share. In connection with the issuance of these obligations, the Company recorded a 55% original issue discount of $7,742,778, and additional discounts of $4,864,998 related to the relative fair value of the 28,497,501 5-year warrants to purchase common stock at $0.247 per share that were issued in the transaction, and $1,470,002 for the relative fair value of the beneficial conversion feature. The Company also incurred total costs of $5,510,562 for capital raising services on these transactions. The costs of the capital raising services include $369,215 paid in cash, $768,337 for the fair value of 2,088,272 restricted shares of common stock, and $4,373,010 for the fair value of 21,853,086 warrants.

Fiscal Year 2007:

During the fiscal year ended April 30, 2007, the Company received a net amount of $1,222,200 from the issuance of 1-year notes payable. The notes are unsecured, issued with original issue discounts ranging from 6% to 9% totaling $72,190 and pay interest ranging from 6% to 18% per year. In addition, the Company issued warrants to purchase 22,941,699 shares of common stock at $0.245 per share. Additional discount of $665,956 was recorded for the relative fair value of the warrants computed using the Black-Scholes pricing model. Total discount on the notes of $738,146 will be amortized as additional interest expense over the one-year life of the notes payable.

In connection with the placement of the notes, the Company paid fees totaling $106,000 and issued 5-year warrants to purchase 21,353,595 shares of common stock at $0.245 per share with a fair value of $2,019,000. Total debt issue costs of $2,125,000 have been capitalized and will be written-off to interest expense over the one-year life of the notes payable.

Interest charges associated with the notes payable, including amortization of the original issue discount, common stock purchase warrant value and beneficial conversion feature, aggregated $1,893,294 and $879,488 for the years ended April 30, 2008 and 2007. Interest charges associated with the amortization of debt issue costs aggregated $1,718,608 and $799,000 for the years ended April 30, 2008 and 2007.

The Company’s long-term debt at April 30, 2008 matures as follows:

Year ending April 30,
2009	$—
2010	—
2011	—
2012	—
2013	20,256,472

Total scheduled maturities	20,256,472

Less unamortized discount at April 30, 2008	(19,716,686)

$539,786

NOTE E—COMMITMENTS AND CONTINGENCIES

Operating Leases—The Company leases its office and laboratory space under two operating leases that include fixed annual increases and expire in May 2009 and July 2015. Rent expense amounted to approximately $189,500 and $184,800 for the periods ended April 30, 2008 and 2007.

OXYGEN BIOTHERAPEUTICS, INC.

(FORMERLY SYNTHETIC BLOOD INTERNATIONAL, INC.)

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2008 and 2007

The approximate future minimum payments for these leases are as follows:

2009	$180,600
2010	176,500
2011	176,000
2012	176,000
2013	176,000
Thereafter	396,100

$1,281,200

Litigation—The Company is subject to litigation in the normal course of business, none of which management believes will have a material adverse effect on the Company’s financial statements. At April 30, 2008 the Company is not a party to any litigation matters.

Employment Contracts— Effective March 25, 2008, Dr. Chris J. Stern, the Company’s Chairman of the Board, has been appointed to the office of Chief Executive Officer and will retain his position as Chairman. At the time Mr. Stern was elected to the Board in November 2007 and appointed Chairman, the Company agreed to pay to Mr. Stern’s consulting firm a monthly fee of $15,000 for consulting services that Mr. Stern provides to the Company. Furthermore, the Company agreed (i) to issue to Mr. Stern, as of the date of his election to the Board, options to purchase 1,000,000 common shares at an exercise price of $0.245 per share that expire three years from the grant date, and (ii) if, in the two years following the date of the agreement, the Company enters into a license agreement or is sold, the Company will issue to Mr. Stern at the closing of the transaction, options to purchase an additional 4,000,000 common shares at an exercise price of $0.245 per share that expire three years from the grant date. As a result of Mr. Stern’s appointment as Chief Executive Officer, the Board has agreed to pay Mr. Stern’s consulting company an additional $5,000 per month by way of consulting fees and also to pay the consulting company $2,500 per month for additional secretarial and administration expenses. Furthermore, the Board has also agreed (i) to issue to Mr. Stern an aggregate of 14,000 shares of the Company’s common stock on the 1st of every month, commencing with April 1, 2008, for so long as Mr. Stern serves on the Board, and (ii) to issue and pay to Mr. Stern, upon his termination as a board member by the Company for whatever reason, with or without cause, an aggregate of 100,000 shares of the Company’s common stock and the sum of $200,000, payable upon such termination.

On February 1, 2000 the Board of Directors approved a two-year employment contract with Richard Kiral, as Vice President of Product Development. Mr. Kiral’s current base annual salary is $167,000 for the year ending April 2008 and includes an automobile allowance, medical and dental coverage, participation in the Executive Bonus Plan, $200,000 life insurance payable by the corporation and payable to a beneficiary named by the insured, and options granted for 75,000 shares annually. The contract will renew automatically annually unless terminated by either party. Mr. Kiral’s employment agreement provides that he is to receive a minimum severance payment equal to 9 months of his annual salary period in the event of a change in control as defined. Effective March 25, 2008, the Board appointed Dr. Richard M. Kiral to serve as President and Chief Operating Officer of the Company. Pursuant to an agreement executed on March 26, 2008, Dr. Kiral’s employment agreement with the Company has been amended to provide for payment of a sum equal to Dr. Kiral’s annual base salary and performance bonus upon Dr. Kiral’s termination without cause, as that term is defined in the employment agreement. Furthermore, the Board has increased Dr. Kiral’s monthly compensation by $6,000 and has agreed to (i) to issue to Dr. Kiral an aggregate of 20,000 options to purchase shares of the Company’s common stock, at a price to be determined, on the 1st of every month, commencing with April 1, 2008, for so long as Dr. Kiral serves on the Board, and (ii) to issue and pay to Dr. Kiral, upon his termination as a board member by the Company for whatever reason, with or without cause, an aggregate of 100,000 shares of the Company’s common stock and the sum of $200,000, payable upon such termination.

OXYGEN BIOTHERAPEUTICS, INC.

(FORMERLY SYNTHETIC BLOOD INTERNATIONAL, INC.)

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2008 and 2007

Effective November 20, 2007, Robert W. Nicora, the Company’s President, Chief Executive Officer and Chief Financial Officer resigned from all officer positions and from his directorship. In accordance with his employment agreement, Mr. Nicora is entitled to receive a total amount of $378,233 which includes accrued salaries, repayment of advances and severance payments. A total of $289,994 was paid on this obligation during the period from November 20, 2007 to April 30, 2008.

Robert J. Larsen, a member of the Company’s Board of Directors and its former interim President and Chief Executive Officer, died unexpectedly on March 24, 2008. On March 25, 2008, the Board of Directors approved the issuance of options to the Estate of Robert J. Larsen to purchase 300,000 shares of common stock at an exercise price of $0.30 per share.

Other Agreements—The Company has entered into agreements with its two of its Board members and a consultant whereby it will grant 3-year options for a total of 900,000 shares at an exercise of price of $0.30 per share in the event the Company enters into a license agreement, undergoes a change of control, or is sold.

Registration Requirement—Warrants totaling 49,410,844 and convertible notes issued during the year ended April 30, 2008 are subject to a requirement that the Company file a registration statement with the SEC to register the underlying shares, and that it be declared effective on or before January 9, 2009. In the event that the Company does not have an effective registration statement as of that date, or if at some future date the registration ceases to be effective, then the Company is obligated to pay liquidated damages to each holder in the amount of 1% of the aggregate market value of the stock, as measured on January 9, 2009 or at the date the registration statement ceases to be effective. As an additional remedy for non-registration of the shares, the holders would also receive the option of a cashless exercise of their warrant or conversion shares.

The agreement underlying the issue of the above warrants (“Warrant Agreement”) asserts that, prior to September 30, 2008, the Company is required to take action to submit to the shareholders of the Company a proposal to amend the Company’s articles of incorporation to increase the number of authorized shares of common stock by such amount as is necessary to reserve for issuance the maximum aggregate number of warrant shares then issued or potentially issuable in the future upon exercise of the Warrant Agreement. As a result of the June 30, 2008 merger (further described in Note K), this action was completed and the number of authorized common shares was increased from 200 million common shares, par value $0.01, to 400 million common shares, par value $0.0001.

NOTE F—STOCKHOLDERS’ EQUITY

Fiscal Year 2008:

Pursuant to the exercise of 50,000 options and 871,410 warrants for cash, the Company issued 921,410 shares of its common stock and received proceeds of $221,104. In addition, the Company issued 2,193,148 shares of common stock in cashless exercises of 300,000 options and 8,455,333 warrants.

In connection with the issuance of $282,055 of 2-year notes payable, the Company recorded a discount of $67,969 related to the relative fair value of 2,815,763 warrants issued in the transaction. The Company recorded debt issue costs of $170,686, of which $120,223 was through the issuance of 1,431,000 warrants for capital raising services.

The Company issued 5-year warrants to purchase 2,500,000 shares of common stock at $0.245 per share to investors that provided $1,000,000 in bridge financing. A discount of $288,750 was recorded for the relative fair value of the warrants. In connection with the bridge financing, the Company issued 2,500,000 warrants for capital raising services and recorded debt issue cost of $288,750 which represents the fair value of these warrants estimated using the Black-Scholes valuation model. The warrants are exercisable at a price of $0.245 per share. In addition, the Company paid $100,000 in cash for capital raising services.

OXYGEN BIOTHERAPEUTICS, INC.

(FORMERLY SYNTHETIC BLOOD INTERNATIONAL, INC.)

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2008 and 2007

In the exchange its $1,000,000 bridge loans for 5-year convertible debentures, the Company issued 5-year warrants to purchase 4,498,426 shares of common stock at $0.247 per share to investors. Discounts of $703,554 and $296,446 were recorded for the relative fair values of the warrants and beneficial conversion feature, respectively.

In the exchange of its remaining outstanding short term loans for 5-year convertible debentures with a face amount of $3,982,545, the Company issued 5-year warrants to purchase 8,061,831 shares of common stock at $0.247 per share to investors. Discounts of $1,035,945 and $756,200 were recorded for the relative fair values of the warrants and beneficial conversion feature, respectively.

In connection with the Company’s $6,335,000 financing as described in Note D, the Company recorded discounts of $4,864,998 related to the relative fair value of the 28,497,501 5-year warrants to purchase common stock at $0.247 per share, and $1,470,002 for the relative fair value of the beneficial conversion feature. The Company also incurred total costs of $5,510,562 for capital raising services on these transactions. The costs of the capital raising services include a $369,215 paid in cash, $768,337 for the fair value of 2,088,272 restricted shares of common stock, and $4,373,010 for the fair value of 21,853,086 warrants.

In March 2008, the Company issued 760,000 warrants to a noteholder as compensation for the Company’s failure to issue the proper amount of warrants and provide an adequate exercise term in the original 2006 issuance. These warrants have a 3-year term and are exercisable at $0.245 per share. Interest expense of $329,137 was recorded for the fair value of these warrants.

The Company made principal payments on its convertible notes payable with a net carrying value of $130,000 through the issuance of 1,333,887 shares of common stock.

In April 2008, the Company issued 14,000 shares of its common stock as compensation to its Chief Executive Officer, valued at $12,460.

As further described in Note E, warrants totaling 41,057,783 and convertible notes issued during the year ended April 30, 2008 are subject to a requirement that the Company file a registration statement with the SEC to register the underlying shares, and that it be declared effective on or before January 9, 2009. EITF 00-19 provides guidance to proper recognition, measurement, and classification of certain freestanding financial instruments that are indexed to, and potentially settled in, any entity’s own stock. If an issuer does not control the form of settlement, an instrument is classified as an asset or liability. An issuer is deemed to “control the settlement” if it has both the contractual right to settle in equity shares and the ability to deliver equity shares. EITF 00-19 states that the existence of a contractual requirement for the issuer to deliver registered shares is one of the conditions that is considered outside the control of the issuer. However, the Financial Accounting Standards Board issued a FASB Staff Position on EITF 00-19-2, Accounting for Registration Payment Arrangements (“FSP EITF 00-19-2”) in December 2006. The FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. Pursuant to the guidance in EITF 00-19 and FSP EITF 00-19-2, the Company has accounted for the warrants as equity instruments in the accompanying financial statements.

The Company determined that the conversion feature embedded in the convertible debentures satisfied the definition of a conventional convertible instrument under the guidance provided in ETIF 00-19 and ETIF 05-02, as the conversion option’s value may only be realized by the holder by exercising the option and receiving a fixed number of shares. As such, the embedded conversion option in the notes payable qualifies for equity classification under ETIF 00-19, qualifies for the scope exception of paragraph 11(a) of SFAS 133, and is not bifurcated from the host contract. In accordance with the provisions of Accounting Principles Board Opinion No. 14, the Company allocated the net proceeds received in this transaction to each of the convertible debentures and common stock purchase warrants based on their relative estimated fair values. In accordance with the consensus of EITF issues 98-5 and 00-27, management determined that the convertible debentures contained a beneficial conversion feature based on the effective conversion price after allocating proceeds of the convertible debentures to the common stock purchase warrants. The amounts recorded for the original issue discount, common stock purchase warrants and the beneficial conversion feature are amortized as interest expense over the terms of the convertible debentures.

OXYGEN BIOTHERAPEUTICS, INC.

(FORMERLY SYNTHETIC BLOOD INTERNATIONAL, INC.)

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2008 and 2007

Fiscal Year 2007:

The Company made principal payments on convertible debentures issued in 2006 of $335,216 through the issuance of 3,265,740 shares of common stock for the year ended April 30, 2007. At April 30, 2007, 590,914 shares were convertible by the note holders under the debenture agreements at $0.22 per share, and all of these conversions were made during fiscal year 2008.

The Company determined that the conversion feature embedded in the notes payable satisfied the definition of a conventional convertible instrument under the guidance provided in ETIF 00-19 and ETIF 05-02, as the conversion option’s value may only be realized by the holder by exercising the option and receiving a fixed number of shares. As such, the embedded conversion option in the notes payable qualifies for equity classification under ETIF 00-19, qualifies for the scope exception of paragraph 11(a) of SAFS 133, and is not bifurcated from the host contract. In accordance with the provisions of Accounting Principles Board Opinion No. 14, the Company allocated the net proceeds received in this transaction to each of the convertible debentures and common stock purchase warrants based on their relative estimated fair values. As a result, the Company allocated $770,000 to the convertible debentures and $525,000 to the common stock purchase warrants, which was recorded in additional paid-in-capital. In accordance with the consensus of EITF issues 98-5 and 00-27, management determined that the convertible debentures contained a beneficial conversion feature based on the effective conversion price after allocating proceeds of the convertible debentures to the common stock purchase warrants. Because the calculated beneficial conversion amount exceeded the remaining net carrying value of the convertible debentures, the beneficial conversion was recorded in an amount equal to the remaining net carrying value of the convertible debentures of $770,000 with a corresponding amount recorded as additional paid-in-capital. The amounts recorded for the original issue discount, common stock purchase warrants and the beneficial conversion feature are amortized as interest expense over the terms of the convertible debentures.

The shares underlying the convertible debentures and warrants are subject to a registration rights agreement that requires the Company to effect a registration statement and then maintain the effectiveness of the registration statement for a defined period of time. If the Company fails to comply with the related contractual terms, then liquidated damages penalties accrue to the Company in an amount not to exceed 20% of the investors’ investment. Management believes that such penalties reasonably represent the difference between the value of a registered share and an unregistered share of the Company’s common stock, and therefore, the Company has accounted for the warrants as equity instruments in the accompanying financial statements pursuant to the guidance in EITF 00-19 and FSP EITF 00-19-2.

NOTE G—STOCK OPTIONS AND WARRANTS

In September 1999, the Company’s Board of Directors approved the 1999 Stock Plan (the “1999 Plan”) which provides for the granting of incentive and nonstatutory stock options to employees, directors and consultants to purchase up to 4,000,000 shares of the Company’s common stock. The 1999 Plan was approved by stockholders on October 10, 2000. Options granted under the 1999 Plan are exercisable at various dates up to four years and have expiration periods of generally ten years. As of April 30, 2008, the Company had 3,345,000 qualified stock options outstanding under the 1999 Plan. In addition, the Company has 4,490,000 non-qualified stock options outstanding as of April 30, 2008. All options granted in the three fiscal years ended April 30, 2008 were granted at fair market value. As of April 30, 2008, there were 655,000 options available for grant under the 1999 Plan.

Effective May 1, 2006, the Company adopted the provisions of SFAS No. 123R, “Share-Based Payment,” which establishes accounting for share-based instruments exchanged for employee services. Under the provisions of SFAS No. 123R, share-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an

OXYGEN BIOTHERAPEUTICS, INC.

(FORMERLY SYNTHETIC BLOOD INTERNATIONAL, INC.)

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2008 and 2007

expense over the employee’s requisite service period (generally the vesting period of the equity grant). Prior to May 1, 2006, the Company accounted for share-based compensation to employees in accordance with APB No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. The Company also followed the disclosure requirements of SFAS No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure.” The Company elected to employ the modified prospective transition method as provided by SFAS No. 123R and, accordingly, financial statement amounts for the prior periods presented have not been restated to reflect the fair value method of expensing share-based compensation. For the year ended April 30, 2008, the Company recorded share-based compensation expense of approximately $769,000. The adoption of SFAS No. 123R did not affect cash flow.

The Company records compensation expense for employee stock options based on the estimated fair value of the options on the date of grant using the Black-Scholes option-pricing model with the assumptions included in the paragraph below. The Company uses historical data among other factors to estimate the expected volatility, the expected option life, and the expected forfeiture rate. The risk-free rate is based on the interest rate paid on a U.S. Treasury issue with a term similar to the estimated life of the option.

The fair value of each option grant was estimated at the grant date using the Black-Scholes option-pricing model using the following assumptions: an average risk-free interest rate of 2.8% for 2008 and 4.7% for 2007; average volatility of 94% for 2008 and 101% for 2007; zero dividend yield for all years; and expected life of 3-10 years.

The estimated weighted average fair value of options granted during the years ended April 30, 2008 and 2007 was $0.32 and $0.12, respectively

The following table summarizes certain information related to the Company’s stock options:

	Year ended April 30, 2008		Year ended April 30, 2007
	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price
Outstanding, beginning of year	6,075,000	$0.18	5,935,000	$0.19
Granted	2,745,000	0.27	280,000	0.13
Forfeited	(635,000)	0.17	(140,000)	0.19
Exercised	(350,000)	0.13	—	—

Outstanding, end of year	7,835,000	$0.22	6,075,000	$0.18

The following table summarizes information about stock options outstanding at April 30, 2008:

Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.09 to $0.13	2,700,000	2.6	$0.12	2,331,667	$0.12
$0.15 to $0.24	1,925,000	3.4	$0.18	1,786,667	$0.18
$0.25 to $0.33	2,805,000	3.5	$0.28	2,560,000	$0.28
$0.44 to $0.85	405,000	2.2	$0.64	405,000	$0.64

	7,835,000			7,083,333

OXYGEN BIOTHERAPEUTICS, INC.

(FORMERLY SYNTHETIC BLOOD INTERNATIONAL, INC.)

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2008 and 2007

As of April 30, 2008, the unamortized compensation expense related to outstanding unvested options was approximately $83,000. The Company expects to amortize this expense over the remaining vesting period of these stock options.

The Company issues new shares to satisfy stock option and warrant exercises. The total intrinsic value of options exercised during the years ended April 30, 2008 and 2007 was approximately $50,000 and $0, respectively.

The following table summarizes the Company’s stock warrant information during the years ended April 30:

	2008		2007
	Warrants	Weighted Average Exercise Price	Warrants	Weighted Average Exercise Price
Outstanding, beginning of year	78,254,555	$0.25	39,972,654	$0.28
Granted	72,917,607	0.25	45,795,294	0.25
Forfeited	(16,197,500)	0.25	(7,513,393)	0.36
Exercised	(9,326,743)	0.24	—	—

Outstanding, end of year	125,647,919	$0.25	78,254,555	$0.25

The fair value of each warrant was estimated at the grant date using the Black-Scholes option-pricing model using the following assumptions: an average risk-free interest rate of 2.0% for 2008 and 4.0% for 2007; average volatility of 92.9% for 2008 and 70.3% for 2007; zero dividend yield for all years; and expected life of 2-5 years.

Warrant activity for the years ended April 30, 2008 and 2007 was as follows:

Fiscal 2008:

In connection with the issuance of $282,055 of 2-year notes payable, the Company recorded a discount of $67,969 related to the relative fair value of 2,815,763 warrants issued in the transaction. The Company recorded debt issue costs of $170,686, of which $120,223 was non-cash through the issuance of 1,431,000 warrants for capital raising services.

The Company issued 5-year warrants to purchase 2,500,000 shares of common stock at $0.245 per share to investors that provided $1,000,000 in bridge financing. A discount of $288,750 was recorded for the relative fair value of the warrants. In connection with the bridge financing, the Company issued 2,500,000 warrants for capital raising services and recorded debt issue cost of $288,750 which represents the fair value of these warrants estimated using the Black-Scholes valuation model. The warrants are exercisable at a price of $0.245 per share. In addition, the Company paid $100,000 in cash for capital raising services.

In the exchange its $1,000,000 bridge loans for 5-year convertible debentures, the Company issued 5-year warrants to purchase 4,498,426 shares of common stock at $0.247 per share to investors. Discounts of $703,554 and $296,446 were recorded for the relative fair values of the warrants and beneficial conversion feature, respectively.

In the exchange of its remaining outstanding short term loans for 5-year convertible debentures with a face amount of $3,982,545, the Company issued 5-year warrants to purchase 8,061,831 shares of common stock at $0.247 per share to investors. Discounts of $1,035,945 and $756,200 were recorded for the relative fair values of the warrants and beneficial conversion feature, respectively.

In connection with the Company’s $6,335,000 financing as described in Note D, the Company recorded discounts of $4,864,998 related to the relative fair value of the 28,497,501 5-year warrants to purchase common stock at

OXYGEN BIOTHERAPEUTICS, INC.

(FORMERLY SYNTHETIC BLOOD INTERNATIONAL, INC.)

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2008 and 2007

$0.247 per share that were issued in the transaction, and $1,470,002 for the relative fair value of the beneficial conversion feature. The Company also incurred total costs of $5,510,562 for capital raising services on these transactions. The costs of the capital raising services include $369,215 paid in cash, $768,337 for the fair value of 2,088,272 restricted shares of common stock, and $4,373,010 for the fair value of 21,853,086 warrants.

In March 2008, the Company issued 760,000 warrants to a noteholder as compensation for the Company’s failure to issue the proper amount of warrants and provide an adequate exercise term in the original 2006 issuance. These warrants have a 3-year term and are exercisable at $0.245 per share. Interest expense of $329,137 was recorded for the fair value of these warrants.

Pursuant to the exercise of 871,410 warrants for cash, the Company issued 871,410 shares of its common stock and received proceeds of $221,104. In addition, the Company issued 2,023,148 shares of common stock in cashless exercises of 8,455,333 warrants.

Fiscal 2007:

The Company issued warrants to the debt holders for the purchase of 22,941,699 shares of common stock at $0.245 per share in connection with the issuance of short-term notes payable. In addition, the Company issued 5-year warrants to purchase 21,353,595 shares of common stock at $0.245 per share with a fair value of $2,019,000 as part of a placement fee for the notes.

The Company issued 3-year warrants to purchase 1,500,000 shares of common stock at $0.245 per share in satisfaction of a note payable with a recorded value of $120,000.

NOTE H—INCOME TAXES

No provision for federal and state income taxes has been recorded as the Company has incurred net operating losses through April 30, 2008. The Company’s federal net operating loss carryforwards as of April 30, 2008 are approximately $35,700,000. Loss carryforwards totaling approximately $900,000 expired in the fiscal year ended April 30, 2008. The remaining loss carryforwards will continue to expire at various times through April 30, 2028. Deferred tax assets of approximately $15,900,000 and $13,400,000 at April 30, 2008 and 2007, respectively, include the effects of these net operating loss carryforwards and research and development credit carryforwards. A valuation allowance has been provided for the full amount of the deferred tax assets due to the uncertainty of realization. Utilization of the Company’s net operating loss carryforwards will be limited based on ownership changes under Section 382 of the Internal Revenue Code.

The provision for income taxes was $0 for each of the two years ended April 30, 2008:

The deferred tax benefit differs from the amount computed by applying the federal income tax rate as follows:

	Years ended April 30,
	2008	2007
Statutory federal tax rate	35%	35%
State income taxes, net of federal benefit	9%	9%
Valuation allowance	(44)%	(44)%

	0%	0%

Deferred income taxes reflect the tax effect of temporary differences between the carrying amounts used for income tax purposes and the amounts used for income tax purposes. The components of deferred tax assets are as follows:

OXYGEN BIOTHERAPEUTICS, INC.

(FORMERLY SYNTHETIC BLOOD INTERNATIONAL, INC.)

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2008 and 2007

	As of April 30,
	2008	2007
Net operating loss carryforwards	$15,900,000	$13,400,000
Valuation allowance	(15,900,000)	(13,400,000)

Net deferred tax asset	$—	$—

In June 2006, The FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109.” Interpretation No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS 109. This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Interpretation No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Interpretation No. 48 is effective for fiscal years beginning after December 15, 2006. The cumulative effect, if any, of applying the Interpretation is to be reported as an adjustment to the opening balance of retained earnings in the year of adoption. The impact of the Company’s reassessment of its tax positions in accordance with Interpretation No. 48 did not have an effect on the Company’s results of operations, financial condition or liquidity. As of April 30, 2008, the Company does not have any unrecognized tax benefits related to various federal and state income tax matters. The Company will recognize accrued interest and penalties related to unrecognized tax benefits in income tax expense.

The Company is subject to U.S. federal income tax as well as income tax of multiple state tax jurisdictions. The Company is currently open to audit under the statute of limitations by the Internal Revenue Service for the years ending April 30, 2005 through 2007. The Company’s state income tax returns are open to audit under the statute of limitations for the years ended April 30, 2005 through 2007. The Company does not anticipate any material amount of unrecognized tax benefits within the next 12 months.

NOTE I—RELATED PARTIES

During fiscal years 2008 and 2007, the Company paid $95,200 and $17,334, respectively, to a specialty contract manufacturer of pharmaceutical products to manufacture the Company’s perfluorocarbon-based blood substitute and therapeutic oxygen carrier, for upcoming clinical trials. The Company had no balances due to this entity as of April 30, 2008 and 2007. An officer of the Company is a minority shareholder and director of this specialty manufacturer.

Robert Nicora, an officer and director, purchased a bridge note from the Company in July 2007 in the principal amount of $5,300 and warrants to purchase 53,000 common shares at an exercise price of $0.245 per share that expire July 26, 2012. Mr. Nicora’s service as an officer and director ended in November 2007. In January 2008, Mr. Nicora agreed to exchange the bridge note and all accrued interest in the amount of $5,565 for the Company’s convertible notes in the aggregate principal amount of $12,367, which represents an original issue discount of 55 percent, and warrants to purchase 25,034 common shares at an exercise price of $0.245 per share that expire January 31, 2013.

As of April 30, 2008 and 2007, the Company had approximately $128,000 and $84,000, respectively, payable to directors of the Company.

NOTE J—SUBSEQUENT EVENTS

From May 1, 2008 through August 12, 2008, the Company received an additional $2,144,715 in cash and issued 7,845,000 shares for the exercise of common stock warrants.

From May 1, 2008 through August 12, 2008, the Company issued 56,000 shares of its common stock as compensation to its Chief Executive Officer, valued at $44,800. During the same period the Company also issued 411,250 shares in exchange for consulting services valued at $296,100, and 1,375,530 shares in exchange for the conversion of notes with a face amount of $339,756.

OXYGEN BIOTHERAPEUTICS, INC.

(FORMERLY SYNTHETIC BLOOD INTERNATIONAL, INC.)

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2008 and 2007

On June 17, 2008, the stockholders of Synthetic Blood International, Inc. approved the amendment of the Company’s 1999 Stock Plan to increase the number of shares of common stock available for awards under the plan from 4,000,000 to 12,000,000, increase the maximum number of shares covered by awards granted under the plan to an eligible participant from 4,000,000 shares to 5,000,000 shares, and make additional technical changes to update the plan. Persons eligible to receive grants under the Plan consist of all of the Company’s employees (including executive officers and employee directors), non-employee directors, and consultants and advisors who perform services for the Company.

As discussed in Note A, on June 17, 2008, the stockholders of Synthetic Blood International, Inc. approved the Agreement and Plan of Merger dated April 28, 2008 (“Plan of Merger”), between Synthetic Blood International and Oxygen Biotherapeutics, Inc., a Delaware corporation. Oxygen Biotherapeutics was formed on April 17, 2008, by Synthetic Blood International to participate in the merger for the purpose of changing the state of domicile of Synthetic Blood International from New Jersey to Delaware. Certificates of Merger were filed with the states of New Jersey and Delaware, and the merger was effective June 30, 2008. Under the Plan of Merger, Synthetic Blood International has been merged with and into Oxygen Biotherapeutics, which is the surviving corporation. As a result of the merger: (a) Each share of Synthetic Blood International common stock outstanding on June 30, 2008, has been converted to one share of Oxygen Biotherapeutics common stock; (b) The name of the corporation is changed to Oxygen Biotherapeutics, Inc.; (c) The number of authorized common shares changed from 200,000,000 common shares, par value $0.01, to 400,000,000; (d) The Certificate of Incorporation and Bylaws of Oxygen Biotherapeutics are now the charter documents for the corporation; and (e) The General Corporation Law of the State of Delaware now applies to the corporation, rather than the New Jersey Business Corporation Act.

Prospective investors may rely only on the information contained in this prospectus. Neither Oxygen Biotherapeutics nor any selling security holder has authorized anyone to provide prospective investors with information different from that contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy the shares in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of the shares.

OXYGEN BIOTHERAPEUTICS, INC.

                     Shares

Common Stock

PROSPECTUS

                    , 2008

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with this registration statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange Commission Filing Fee	$2,627
Legal Fees and Expenses	80,000
Accounting Fees and Expenses	40,000
Miscellaneous	2,373
TOTAL	$125,000

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Oxygen Biotherapeutics’ Charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Delaware General Corporation Law (the “DGCL”), no director or officer of Oxygen Biotherapeutics shall have any liability to Oxygen Biotherapeutics or its stockholders for monetary damages. The DGCL provides that a corporation’s charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Oxygen Biotherapeutics’ Charter and Bylaws provide that Oxygen Biotherapeutics shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the DGCL and that Oxygen Biotherapeutics shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

The Charter and Bylaws provide that Oxygen Biotherapeutics will indemnify its directors and officers and may indemnify employees or agents of Oxygen Biotherapeutics to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with Oxygen Biotherapeutics. However, nothing in the Charter or Bylaws of Oxygen Biotherapeutics protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director or officer has been successful in defense of any proceeding, our Bylaws provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Oxygen Biotherapeutics maintains an officer’s and director’s liability insurance policy insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring the Oxygen Biotherapeutics under certain circumstances, in the event that indemnification payments are made to such officers and directors.

The foregoing summaries are necessarily subject to the complete text of the statute, the Certificate of Incorporation and Bylaws, and are qualified in their entirety by reference thereto.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

In November 2007, Oxygen Biotherapeutics, Inc., entered into an engagement letter with Chris J. Stern, Chief Executive Officer and Chairman of the Board of Directors, which provides, in part, for the issuance to him of options to purchase 4,000,000 shares of common stock exercisable over a term of three years from the date of issuance at an exercise price of $0.245 per share if and when Oxygen Biotherapeutics enters into a license agreement. In March 2008, we entered into engagement letters with two directors, Dr. Bruce Spiess and Dr. Gerald L. Klein, which provide, in part, for the issuance to each of them of options to purchase 300,000 shares of common stock exercisable over a term of three years from the date of issuance at an exercise price of $0.30 per share if and when Oxygen Biotherapeutics enters into a license agreement. In January 2008, we entered into an engagement letter with Dr. Ross Bullock, which provides, in part, for the issuance to him of options to purchase 300,000 shares of common stock exercisable over a term of three years from the date of issuance at an exercise price of $0.30 per share if and when Oxygen Biotherapeutics enters into a license agreement. On September 22, 2008, we entered into a license agreement with an unrelated third party pursuant to which we licensed the intellectual property pertaining to our biosensor implant product that uses an enzyme process for measuring the glucose level in subcutaneous fluid. As a result of this transaction, we issued the options described above to Mr. Stern, Dr. Spiess, Dr. Klein, and Dr. Bullock. The option grant transactions were effected in reliance on the exemptions from registration set forth in Section 4(2) of the Securities Act of 1933.

In July 2008, Oxygen Biotherapeutics issued 1,375,530 shares of common stock to John Johnstone upon the conversion of a previously outstanding convertible note in the principal amount of $339,756. In August 2008, Oxygen Biotherapeutics issued 89,968 shares of common stock to Joan Mahan upon the conversion of a previously outstanding convertible note in the principal amount of $22,222. The securities were issued in reliance on the exemption from registration set forth in Section 3(a)(9) of the Securities Act of 1933.

Oxygen Biotherapeutics issued 14,000 common shares at the beginning of each month from May through October 2008 (a total 84,000 shares of common stock) to Chris J. Stern, its Chief Executive Officer, pursuant to the terms of the compensation arrangement for Mr. Stern. The securities were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.

Oxygen Biotherapeutics issued to Richard Kiral, its Chief Operating Officer, options to purchase 20,000 shares at the beginning of each month from May through October 2008 (a total of 120,000 stock options) pursuant to the terms of the compensation arrangement for Mr. Kiral. The options are exercisable for a term of three years at an exercise price equal to market price on the date of grant. The securities issued to Mr. Kiral were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.

In July and September, 2008, Steven Abbadessa exercised two warrants to purchase a total of 663,000 shares of common stock for $163,125. The securities were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.

On May 5, 2008, we entered into a consulting agreement with Fiona International SA, an offshore Panamanian company. Under the agreement Fiona agreed to provide consulting services for a term of three months with respect to licensing our products to third parties and other corporate and administrative matters. Under the agreement we paid to Fiona $87,500 in cash, issued to Fiona 411,250 shares of our restricted common stock, issued to Fiona warrants to purchase 1,385,000 common shares at an exercise price of $0.247 per share that expire May 5, 2013, and issued to Fiona warrants to purchase 1,647,000 common shares at an exercise price of $0.247 per share that expire July 1, 2013. The securities issued were valued at a total of $1,874,932, and were issued in reliance on the exemptions from registration set forth in Section 4(2) of the Securities Act of 1933 and/or Regulation S adopted thereunder.

In May 2008, we entered into a license agreement with Virginia Commonwealth University, whereby we obtained a worldwide, exclusive license to certain patent applications that relate to methods for non-pulmonary delivery of oxygen to tissue and the products based on such technology. As partial consideration for the license we also issued to the licensor a warrant for the purchase of 500,000 shares of our restricted common stock at an exercise price of $0.42 per share that expires May 22, 2013. The warrant was issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.

On June 9, 2008, PS Capital exercised its warrant to purchase 2,500,000 common shares of Oxygen Biotherapeutics, Inc., at an exercise price of $0.275 per share or a total of $687,500. On June 3, 2008, Ivan Bergamin exercised his warrant to purchase 2,500,000 common shares of Oxygen Biotherapeutics, Inc., at an exercise price of $0.275 per share or a total of $687,500. On May 31, 2008, Maylands Investment Corp. exercised its warrant to purchase 2,500,000 common shares of Oxygen Biotherapeutics, Inc., at an exercise price of $0.275 per share or a total of $687,500. In April 2008, Harlin Mitauer exercised a warrant to purchase 15,000 common shares at an exercise price of $0.245 per share or a total of $3,675, Roy Burt exercised a warrant to purchase 20,000 common shares at an exercise price of $0.245 per share or a total of $4,900, Jack Haney exercised a warrant to purchase 20,000 common shares at an exercise price of $0.245 per share or a total of $4,900. On April 29, 2008, Til Gontersweiler exercised a warrant to purchase 567,124 common shares at an exercise price of $0.245 per share or a total of $138,945. On March 18, 2008, Aventis Invest Ltd. exercised a warrant to purchase 249,286 common shares at an exercise price of $0.245 per share or a total of $61,075. On March 7, 2008, Doug Kornbrust exercised options to purchase 50,000 common shares at an exercise price of $0.015 per share, or a total of $750. The foregoing warrants were exercised in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 and the exemption provided for in Regulation S adopted under the Securities Act of 1933.

During the period from January 31, 2008 through March 15, 2008, we issued convertible notes and common stock purchase warrants in exchange for unsecured notes issued in 2006 and 2007, and for cash. All of the convertible notes were issued with an original issue discount of 55%. The convertible notes and warrants were issued to the following persons on the terms indicated:

Name	Date	Note Principal ($)	No. of Warrants	Warrant Price ($)	Warrant Expiration
FIONA International SA	01/31/08	2,117,900	3,373,821	0.245	01/31/13
Abbadessa, Steven	01/31/08	270,756	548,089	0.245	01/31/13
Albrecht, Dirk	01/31/08	222,222	449,842	0.245	01/31/13
Anthony, Bruce	01/31/08	12,367	25,034	0.245	01/31/13
Bergamin, Ivan	01/31/08	37,100	75,101	0.245	01/31/13
Geiger, Andreas	01/31/08	116,667	236,168	0.245	01/31/13
Gontersweiler, Till	01/31/08	773,821	1,566,439	0.245	01/31/13
Hegglin, Charles	01/31/08	127,111	257,310	0.245	01/31/13
Jaberg, Hanspeter	01/31/08	77,778	157,445	0.245	01/31/13
Johnstone, John	01/31/08	339,756	687,765	0.245	01/31/13
Kaelin, Oskar	01/31/08	228,333	462,213	0.245	01/31/13
Kulick, Shell	01/31/08	52,444	106,162	0.245	01/31/13
Kutner, Roger	01/31/08	222,222	449,842	0.245	01/31/13
Martin, Lane	01/31/08	24,498	49,591	0.245	01/31/13
Meuter, Andre	01/31/08	233,889	473,460	0.245	01/31/13
Nelson, Mark	01/31/08	24,733	50,067	0.245	01/31/13
Nicora, Robert	01/31/08	12,367	25,034	0.245	01/31/13
Patkin, Todd	01/31/08	265,556	537,563	0.245	01/31/13
Pfister, Arnold	01/31/08	117,778	238,417	0.245	01/31/13
Rock, David	01/31/08	26,060	52,753	0.245	01/31/13
Saltman, Ron	01/31/08	24,733	50,067	0.245	01/31/13
Tschirky, Peter	01/31/08	538,889	1,090,868	0.245	01/31/13
Walliker, Christian	01/31/08	288,320	583,644	0.245	01/31/13
Yacoobian, Charles	01/31/08	49,467	100,136	0.245	01/31/13
Alternative Capital AG	02/29/08	3,165,552	—	—	—
FIONA International SA	02/29/08	2,777,775	—	—	—
Horizon Finance Group, Ltd.	02/29/08	4,444,440	—	—	—
Guggenheim Partner	02/29/08	—	600,000	0.247	02/28/13
Solari Bozzi, Anne-Marie	02/29/08	—	220,087	0.247	02/28/13
Schuetz, Heinz	02/29/08	—	45,088	0.247	02/28/13
Kaelin, Oskar	02/29/08	—	330,000	0.247	02/28/13
Jaberg, Hanspeter	02/29/08	—	1,250,000	0.247	02/28/13

Holdener, Edgar	02/29/08	—	166,666	0.247	02/28/13
Erwin Schaeli	02/29/08	—	200,000	0.247	02/28/13
Money Worth	02/29/08	—	333,333	0.247	02/28/13
Reiff, Dieter	02/29/08	—	195,000	0.247	02/28/13
Reiff, Nadine	02/29/08	—	300,000	0.247	02/28/13
Kleb, Peter	02/29/08	—	100,000	0.247	02/28/13
Meuter, Andre	02/29/08	—	781,730	0.247	02/28/13
OPM Invest Ltd.	02/29/08	—	1,403,374	0.247	02/28/13
Dario, Victor	02/29/08	—	1,500,000	0.247	02/28/13
Kiilerich, Kristian	02/29/08	—	1,221,973	0.247	02/28/13
Albrecht, Dirk	02/29/08	—	250,000	0.247	02/28/13
Ott, Marc	02/29/08	—	250,000	0.247	02/28/13
Walliker, Christian	02/29/08	—	6,453,744	0.247	02/28/13
Landolt, Aurelio	02/29/08	—	5,256,874	0.247	02/28/13
Schein, Martin	02/29/08	—	170,000	0.247	02/28/13
Margreff, Harold	02/29/08	222,222	449,843	0.247	02/28/13

SINITUS Nominees Ltd.	02/29/08	666,666	1,349,526	0.247	02/28/13
Apteker, James	02/29/08	222,222	449,842	0.247	02/28/13
Craparotta, Sal and Anette	02/29/08	222,222	449,842	0.247	02/28/13
Fox, Lowell	02/29/08	222,222	449,842	0.247	02/28/13
JWR Realty LLC	02/29/08	250,000	506,072	0.247	02/28/13
Nelson, Mark	02/29/08	22,222	44,984	0.247	02/28/13
Patkin, Todd	02/29/08	444,444	899,685	0.247	02/28/13
Rendon, Richard	02/29/08	228,888	463,337	0.247	02/28/13
Walsh, Kevin	02/29/08	111,111	224,921	0.247	02/28/13
Wots-Red	02/29/08	500,000	1,012,146	0.247	02/28/13
Fisher, Ryan	03/15/08	55,556	112,461	0.247	03/15/13
Mahan, Joan	03/15/08	22,222	44,984	0.247	03/15/13
Mahan, Robert	03/15/08	55,556	112,461	0.247	03/15/13
OPM Invest Ltd.	03/15/08	444,444	899,684	0.247	03/15/13
Cerri, Maria Anna	03/17/08	80,000	—	—	—
Reiff, Dieter	03/17/08	70,000	—	—	—

In connection with the financing obtained through the convertible notes issued in 2008 described above, we paid fees in the amount of $369,176 to offshore consultants who provided finance consulting services with respect to the financing. As additional consideration for such services, we issued to Horizon Financial Capital Group, Ltd., 1,566,204 common shares and warrants to purchase 8,353,086 shares of common stock at an exercise price of $0.247 per share that expire March 26, 2013, and to OPM Invest ltd. 522,068 common shares. The shares, convertible notes and warrants described above were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 and the exemption provided for in Regulation S adopted under the Securities Act of 1933.

At the time that Dr. Gerald Klein and Dr. Bruce Spiess were elected directors in March 2008, we issued to each of them options to purchase 300,000 common shares at an exercise price of $0.30 per share that expire three years from the date of grant. The foregoing shares and options were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.

Chris J. Stern was elected a director and Chairman of the board in November 2007. Under a consulting arrangement we issued to Mr. Stern’s consulting company options to purchase 1,000,000 common shares at an exercise price of $0.245 per share that expire three years from the date of grant. On March 25, 2008, Mr. Stern was appointed to the office of Chief Executive Officer and is continuing in the position of Chairman. As a result of Mr. Stern’s appointment as Chief Executive Officer, we agreed to compensate Mr. Stern through the issuance of 14,000 shares of common stock on the 1st of every month, commencing with April 1, 2008, for so long as Mr. Stern serves on the Board, which has resulted in the issuance of 84,000 shares of common stock to Mr.m Stern trough the beginning of September 2008. The foregoing shares and options were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.

Under his employment arrangement as in effect prior to March 2008, Dr. Richard Kiral was issued on August 10, 2006, options to purchase 75,000 shares of common stock at an exercise price of $0.13 per share that vest, subject to continued employment, over a term of three years and expire ten years from the date of grant. Effective March 25, 2008, Dr. Kiral’s employment arrangement was modified to provide, in part, for the issuance on the first day of each month commencing April 1, 2008, of options to purchase 20,000 common shares with an exercise price based on market value that expire three years from the date of grant. Accordingly, Dr. Kral has been issued the following options:

No. of Shares	Exercise Price	Expiration Date
20,000	$0.85	04/01/11
20,000	$0.77	05/01/11
20,000	$0.88	06/01/11
20,000	$0.82	07/01/11
20,000	$0.72	08/01/11
20,000	$0.64	09/01/11

The foregoing options were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.

Robert J. Larsen became interim President and Chief Executive Officer on November 20, 2007, and died unexpectedly on March 24, 2008. At the time he became an officer we entered into a compensation arrangement that provided, in part, for the issuance to him of stock options for each month of service, pursuant to which we issued to him options to purchase 30,000 shares at a price of $0.18 per share that expire November 30, 2017, 30,000 shares at a price of $0.31 per share that expire December 31, 2017, and 30,000 shares at a price of $0.28 per share that expire January 31, 2018. Further, an option that Mr. Larsen held to purchase 300,000 shares of our common stock at an exercise price of $0.13 per that was scheduled to expire in February 2008 was extended to November 19, 2010. On March 25, 2008, we issued options to the Estate of Robert J. Larsen to purchase 300,000 shares of common stock at an exercise price of $0.30 per share that expire March 25, 2011. The foregoing options were issued in reliance on the exemption from registration set forth in Sections 3(9) and/or 4(2) of the Securities Act of 1933.

On November 19, 2007, Robert Nicora, the former President and Chief Executive Officer resigned his positions. We entered into a severance agreement that provides, in part, for extending the term of any employee stock options that expire within three years of the effective date of the resignation to the three-year anniversary of the resignation. Accordingly, options to purchase 300,000 shares at a price of $0.15 per share, 150,000 shares at a price of $0.12 per share, and 300,000 at a price of $0.62 per share that originally expired in 2009 and 2010 have been extended to November 15, 2010. The extended options were issued in reliance on the exemption from registration set forth in Sections 3(9) and 4(2) of the Securities Act of 1933. Under his employment arrangement, Mr. Nicora was issued on August 10, 2006, options to purchase 150,000 shares of common stock at an exercise price of $0.13 per share that vest, subject to continued employment, over a term of three years and expire ten years from the date of grant. These options were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.

On August 10, 2006, we issued to Jonathan Spees, a former director, options to purchase 10,000 shares of common stock at an exercise price of $0.13 per share that expire ten years from the date of grant. These options were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.

During the period from March 2006 and through December 2007, we issued unsecured notes and common stock purchase warrants for cash to the following persons on the terms indicated:

Name	Date	Note Principal ($)	Interest Rate (%)	No. of Warrants	Warrant Price ($)	Warrant Expiration
Aventis Invest	03/22/06	54,945	9	1,648,352	0.245	03/22/11
Till Gontersweiler	03/22/06	90,000	9	2,700,000	0.245	03/22/11
Hanspeter Jaberg	04/19/06	35,000	9	1,050,000	0.245	04/19/11
Aventis Invest	05/23/06	109,890	9	3,296,704	0.245	05/23/11
Till Gontersweiler	06/14/06	20,000	9	600,000	0.245	06/14/11
Till Gontersweiler	08/30/06	200,000	9	6,000,000	0.245	08/30/11
Peter Tschirky	12/22/06	100,000	6	1,000,000	0.245	12/22/11
Arnold Pfister	12/30/06	50,000	6	500,000	0.245	12/30/11
Oskar Kaelin	01/12/07	50,000	6	500,000	0.245	01/12/12
Andre Meuter	01/29/07	50,000	6	500,000	0.245	01/29/12
Andreas Geiger	02/14/07	50,000	6	500,000	0.245	02/14/12
Andre Meuter	02/16/07	50,000	6	500,000	0.245	02/16/12
Peter Tschirky	02/16/07	130,000	6	1,300,000	0.245	02/16/12
Aventis Invest	04/05/07	15,000	6	150,000	0.245	04/05/12
Charles Hegglin	04/12/07	55,000	6	550,000	0.245	04/12/12
Aventis Invest	04/27/07	58,500	6	585,000	0.245	04/27/07
John Johnstone	07/24/07	31,800	12	318,000	0.245	07/24/12
Ivan Bergamin	07/25/07	15,900	12	159,000	0.245	07/25/12
Mark Nelson	07/25/07	10,600	12	106,000	0.245	07/25/12
Steve Abbadessa	07/26/07	31,800	12	318,000	0.245	07/26/12
Charles Yacoobian	07/26/07	21,200	12	212,000	0.245	07/26/12
Ron Saltman	07/26/07	10,600	12	106,000	0.245	07/26/12
Robert Nicora	07/26/07	5,300	12	53,000	0.245	07/26/12
Bruce Anthony	07/27/07	5,300	12	53,000	0.245	07/27/12
Dave Rock	08/09/07	11,276	12	112,763	0.245	08/09/12
Lane Martin	08/14/07	10,600	12	106,000	0.245	08/14/12
Christian Walliker	10/11/07	127,200	12	1,272,000	0.245	10/11/12

Name	Date	Note Principal ($)	Interest Rate (%)	No. of Warrants	Warrant Price ($)	Warrant Expiration
Dirk Albrecht	11/20/07	100,000	10	250,000	0.245	01/31/13
Oskar Kaelin	11/20/07	50,000	10	125,000	0.245	01/31/13
Roger Kutner	11/20/07	100,000	10	250,000	0.245	01/31/13
FIONA International SA	12/13/07	750,000	10	1,875,000	0.245	01/31/13

The unsecured notes and warrants were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 and the exemption provided for in Regulation S adopted under the Securities Act of 1933.

In connection with the unsecured note financings described above, we paid fees in the amount of $247,038 to offshore consultants who provided finance consulting services with respect to the financing. As additional consideration for such services, we issued warrants in reliance on the exemption from registration provided for in Regulation S adopted under the Securities Act of 1933, to the following persons on the terms indicated:

Name	Date	No. of Warrants	Warrant Price ($)	Warrant Expiration
Aventis Invest	04/30/06	249,286	0.245	04/30/08
Aventis Invest	08/30/06	2,250,714	0.245	08/30/11
Aventis Invest	01/31/07	7,500,000	0.245	01/31/12
Aventis Invest	04/05/07	75,000	0.245	04/05/12
Aventis Invest	04/30/07	9,670,000	0.245	04/30/12
Aventis Invest	02/01/08	3,000,000	0.247	02/01/10
Suzanne Lanoldt-Parker	01/31/08	1,431,000	0.245	01/31/13
Horizon Financial Capital Group, Ltd.	01/31/08	2,500,000	0.245	01/31/13
Ivan Bergamin	2/1/2008	2,500,000	0.275	02/1/10
Maylands Investment Corp.	2/1/2008	2,500,000	0.275	02/1/10
PS Capital	2/1/2008	2,500,000	0.275	02/1/10
Horizon Financial Capital Group, Ltd.	2/1/2008	3,000,000	0.247	02/1/10

ITEM 16.	EXHIBITS

Exhibit No.	Exhibits Required by Item 601 of Regulation S-K

2.1	Agreement and Plan of Merger dated April 28, 2008(1)

3.1	Certificate of Incorporation(1)

3.2	Bylaws(1)

5.1	Opinion re Legality

10.1	Agreement with Leland C. Clark, Jr., Ph.D. dated November 20, 1992 with amendments, Assignment of Intellectual Property/ Employment(2)

10.2	Agreement between the Registrant and Keith R. Watson, Ph.D. Assignment of Invention(2)

10.3	Children’s Hospital Research Foundation License Agreement dated February 28, 2001(2)

10.4	Form of Option issued to Executive Officers and Directors(2)

10.5	Form of Option issued to Employees(2)

10.6	Form of Unsecured Promissory Note Issued 2006-2007(3)

10.7	Form of Warrant issued to Unsecured Note Holders 2006-2007(3)

10.8	Form of Convertible Note – 2008(4)

10.9	Form of Warrant issued to Convertible Note Holders(4)

10.10	Form of Purchase Agreement – US Purchase (without exhibits, which are included as exhibits 10.8 and 10.9, above)(4)

Exhibit No.	Exhibits Required by Item 601 of Regulation S-K

10.11	Form of Purchase Agreement – Non-US Purchase (without exhibits, which are included as exhibits 10.8 and 10.9, above)(4)

10.12	Form of Purchase Agreement – US Note Exchange (without exhibits, which are included as exhibits 10.8 and 10.9, above)(4)

10.13	Form of Purchase Agreement – Non-US Note Exchange (without exhibits, which are included as exhibits 10.8 and 10.9, above)(4)

10.14	Form of Warrant issued to Financing Consultants(5)

10.15	1999 Amended Stock Plan (amended 2008)(6)

10.16	Engagement Letter with Chris J. Stern dated November 19, 2007, as amended March 26, 2008(6)

10.17	Business Consultant Agreement with Institute for Efficient Management, Inc., as amended March 26, 2008(6)

10.18	Employment Agreement with Richard Kiral, as amended March 26, 2008(6)

10.19	Engagement and Consulting Agreement with Bruce Spiess(6)

10.21	Engagement and Consulting Agreement with Gerald L. Klein(6)

10.22	License Agreement with Virginia Commonwealth University dated May 21, 2008(7)

10.23	Common Stock Purchase Warrant issued to Virginia Commonwealth University, May 22, 2008(7)

10.24	Consulting Agreement with Fiona International dated May 5, 2008(7)

10.25	Form of Common Stock Purchase Warrant issued to Fiona International, May 2008(7)

23.1	Consent of Parsons Behle & Latimer (Included in Exhibit 5.1 – Opinion re Legality)

23.2	Consent of Haskell & White LLP

24.1	Power of Attorney (See the signature page to this registration statement)

(1)	These documents were filed as exhibits to the current report on Form 8-K filed by Oxygen Biotherapeutics with the SEC on June 30, 2008, and are incorporated herein by this reference.

(2)	These documents were filed as exhibits to the annual report on Form 10-K filed by Oxygen Biotherapeutics with the SEC on August 13, 2004, and are incorporated herein by this reference.

(3)	These documents were filed as exhibits to the current report on Form 8-K filed by Oxygen Biotherapeutics with the SEC on September 6, 2006, and are incorporated herein by this reference. During the period from March 2006 and through December 2007, we issued unsecured notes and common stock purchase warrants for cash to the following persons on the terms indicated:

Name	Date	Note Principal ($)	Interest Rate (%)	No. of Warrants	Warrant Price ($)	Warrant Expiration
Aventis Invest	03/22/06	54,945	9	1,648,352	0.245	03/22/11
Till Gontersweiler	03/22/06	90,000	9	2,700,000	0.245	03/22/11
Hanspeter Jaberg	04/19/06	35,000	9	1,050,000	0.245	04/19/11
Aventis Invest	05/23/06	109,890	9	3,296,704	0.245	05/23/11
Till Gontersweiler	06/14/06	20,000	9	600,000	0.245	06/14/11
Till Gontersweiler	08/30/06	200,000	9	6,000,000	0.245	08/30/11

Peter Tschirky	12/22/06	100,000	6	1,000,000	0.245	12/22/11
Arnold Pfister	12/30/06	50,000	6	500,000	0.245	12/30/11
Oskar Kaelin	01/12/07	50,000	6	500,000	0.245	01/12/12
Andre Meuter	01/29/07	50,000	6	500,000	0.245	01/29/12
Andreas Geiger	02/14/07	50,000	6	500,000	0.245	02/14/12
Andre Meuter	02/16/07	50,000	6	500,000	0.245	02/16/12
Peter Tschirky	02/16/07	130,000	6	1,300,000	0.245	02/16/12
Aventis Invest	04/05/07	15,000	6	150,000	0.245	04/05/12

Name	Date	Note Principal ($)	Interest Rate (%)	No. of Warrants	Warrant Price ($)	Warrant Expiration
Charles Hegglin	04/12/07	55,000	6	550,000	0.245	04/12/12
Aventis Invest	04/27/07	58,500	6	585,000	0.245	04/27/07

John Johnstone	07/24/07	31,800	12	318,000	0.245	07/24/12
Ivan Bergamin	07/25/07	15,900	12	159,000	0.245	07/25/12
Mark Nelson	07/25/07	10,600	12	106,000	0.245	07/25/12
Steve Abbadessa	07/26/07	31,800	12	318,000	0.245	07/26/12
Charles Yacoobian	07/26/07	21,200	12	212,000	0.245	07/26/12
Ron Saltman	07/26/07	10,600	12	106,000	0.245	07/26/12
Robert Nicora	07/26/07	5,300	12	53,000	0.245	07/26/12
Bruce Anthony	07/27/07	5,300	12	53,000	0.245	07/27/12
Dave Rock	08/09/07	11,276	12	112,763	0.245	08/09/12
Lane Martin	08/14/07	10,600	12	106,000	0.245	08/14/12
Christian Walliker	10/11/07	127,200	12	1,272,000	0.245	10/11/12

Dirk Albrecht	11/20/07	100,000	10	250,000	0.245	01/31/13
Oskar Kaelin	11/20/07	50,000	10	125,000	0.245	01/31/13
Roger Kutner	11/20/07	100,000	10	250,000	0.245	01/31/13
FIONA International SA	12/13/07	750,000	10	1,875,000	0.245	01/31/13

(4)	These documents were filed as exhibits to the quarterly report on Form 10-QSB for the period ended January 31, 2008, filed by Oxygen Biotherapeutics with the SEC on March 21, 2008, and is incorporated herein by this reference. During the period from January 31, 2008 through March 15, 2008, we issued convertible notes and common stock purchase warrants in exchange for unsecured notes issued in 2006 and 2007, and for cash. All of the convertible notes were issued with an original issue discount of 55%. The convertible notes and warrants were issued to the following persons on the terms indicated:

Name	Date	Note Principal ($)	No. of Warrants	Warrant Price ($)	Warrant Expiration
FIONA International SA	01/31/08	2,117,900	3,373,821	0.245	01/31/13
Abbadessa, Steven	01/31/08	270,756	548,089	0.245	01/31/13
Albrecht, Dirk	01/31/08	222,222	449,842	0.245	01/31/13
Anthony, Bruce	01/31/08	12,367	25,034	0.245	01/31/13
Bergamin, Ivan	01/31/08	37,100	75,101	0.245	01/31/13
Geiger, Andreas	01/31/08	116,667	236,168	0.245	01/31/13
Gontersweiler, Till	01/31/08	773,821	1,566,439	0.245	01/31/13
Hegglin, Charles	01/31/08	127,111	257,310	0.245	01/31/13
Jaberg, Hanspeter	01/31/08	77,778	157,445	0.245	01/31/13
Johnstone, John	01/31/08	339,756	687,765	0.245	01/31/13
Kaelin, Oskar	01/31/08	228,333	462,213	0.245	01/31/13
Kulick, Shell	01/31/08	52,444	106,162	0.245	01/31/13
Kutner, Roger	01/31/08	222,222	449,842	0.245	01/31/13
Martin, Lane	01/31/08	24,498	49,591	0.245	01/31/13
Meuter, Andre	01/31/08	233,889	473,460	0.245	01/31/13
Nelson, Mark	01/31/08	24,733	50,067	0.245	01/31/13
Nicora, Robert	01/31/08	12,367	25,034	0.245	01/31/13
Patkin, Todd	01/31/08	265,556	537,563	0.245	01/31/13
Pfister, Arnold	01/31/08	117,778	238,417	0.245	01/31/13
Rock, David	01/31/08	26,060	52,753	0.245	01/31/13
Saltman, Ron	01/31/08	24,733	50,067	0.245	01/31/13
Tschirky, Peter	01/31/08	538,889	1,090,868	0.245	01/31/13
Walliker, Christian	01/31/08	288,320	583,644	0.245	01/31/13
Yacoobian, Charles	01/31/08	49,467	100,136	0.245	01/31/13
Alternative Capital AG	02/29/08	3,165,552	—	—	—
FIONA International SA	02/29/08	2,777,775	—	—	—
Horizon Finance Group, Ltd.	02/29/08	4,444,440	—	—	—
Guggenheim Partner	02/29/08	—	600,000	0.247	02/28/13
Solari Bozzi, Anne-Marie	02/29/08	—	220,087	0.247	02/28/13
Schuetz, Heinz	02/29/08	—	45,088	0.247	02/28/13
Kaelin, Oskar	02/29/08	—	330,000	0.247	02/28/13
Jaberg, Hanspeter	02/29/08	—	1,250,000	0.247	02/28/13

Holdener, Edgar	02/29/08	—	166,666	0.247	02/28/13
Erwin Schaeli	02/29/08	—	200,000	0.247	02/28/13
Money Worth	02/29/08	—	333,333	0.247	02/28/13
Reiff, Dieter	02/29/08	—	195,000	0.247	02/28/13
Reiff, Nadine	02/29/08	—	300,000	0.247	02/28/13

Kleb, Peter	02/29/08	—	100,000	0.247	02/28/13
Meuter, Andre	02/29/08	—	781,730	0.247	02/28/13
OPM Invest Ltd.	02/29/08	—	1,403,374	0.247	02/28/13
Dario, Victor	02/29/08	—	1,500,000	0.247	02/28/13
Kiilerich, Kristian	02/29/08	—	1,221,973	0.247	02/28/13
Albrecht, Dirk	02/29/08	—	250,000	0.247	02/28/13
Ott, Marc	02/29/08	—	250,000	0.247	02/28/13
Walliker, Christian	02/29/08	—	6,453,744	0.247	02/28/13
Landolt, Aurelio	02/29/08	—	5,256,874	0.247	02/28/13
Schein, Martin	02/29/08	—	170,000	0.247	02/28/13
Margreff, Harold	02/29/08	222,222	449,843	0.247	02/28/13
SINITUS Nominees Ltd.	02/29/08	666,666	1,349,526	0.247	02/28/13
Apteker, James	02/29/08	222,222	449,842	0.247	02/28/13
Craparotta, Sal and Anette	02/29/08	222,222	449,842	0.247	02/28/13
Fox, Lowell	02/29/08	222,222	449,842	0.247	02/28/13
JWR Realty LLC	02/29/08	250,000	506,072	0.247	02/28/13
Nelson, Mark	02/29/08	22,222	44,984	0.247	02/28/13
Patkin, Todd	02/29/08	444,444	899,685	0.247	02/28/13
Rendon, Richard	02/29/08	228,888	463,337	0.247	02/28/13
Walsh, Kevin	02/29/08	111,111	224,921	0.247	02/28/13
Wots-Red	02/29/08	500,000	1,012,146	0.247	02/28/13
Fisher, Ryan	03/15/08	55,556	112,461	0.247	03/15/13
Mahan, Joan	03/15/08	22,222	44,984	0.247	03/15/13
Mahan, Robert	03/15/08	55,556	112,461	0.247	03/15/13
OPM Invest Ltd.	03/15/08	444,444	899,684	0.247	03/15/13
Cerri, Maria Anna	03/17/08	80,000	—	—	—
Reiff, Dieter	03/17/08	70,000	—	—	—

(5)	In connection with the financing obtained through unsecured notes in 2006 and 2007 and the convertible notes issued in 2008, we issued to persons providing finance consulting services warrants to purchase common stock. We issued warrants to the following persons on the terms indicated:

Name	Date	No. of Warrants	Warrant Price ($)	Warrant Expiration
Aventis Invest	04/30/06	249,286	0.245	04/30/08
Aventis Invest	08/30/06	2,250,714	0.245	08/30/11
Aventis Invest	01/31/07	7,500,000	0.245	01/31/12
Aventis Invest	04/05/07	75,000	0.245	04/05/12
Aventis Invest	04/30/07	9,670,000	0.245	04/30/12
Aventis Invest	02/01/08	3,000,000	0.247	02/01/10
Suzanne Lanoldt-Parker	01/31/08	1,431,000	0.245	01/31/13
Horizon Financial Capital Group, Ltd.	01/31/08	2,500,000	0.245	01/31/13
Ivan Bergamin	2/1/2008	2,500,000	0.275	02/1/10
Maylands Investment Corp.	2/1/2008	2,500,000	0.275	02/1/10
PS Capital	2/1/2008	2,500,000	0.275	02/1/10
Horizon Financial Capital Group, Ltd.	2/1/2008	3,000,000	0.247	02/1/10
Horizon Financial Capital Group, Ltd.	3/26/2008	8,353,086	0.247	03/26/13

(6)	These documents were filed as exhibits to the annual report on Form 10-K filed by Oxygen Biotherapeutics with the SEC on August 13, 2008, and are incorporated herein by this reference.

(7)	These documents were filed as exhibits to the quarterly report on Form 10-Q filed by Oxygen Biotherapeutics with the SEC on September 19, 2008, and are incorporated herein by this reference.

ITEM 17.	UNDERTAKINGS

A.	The undersigned registrant hereby undertakes:

1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2.     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.	Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issuer.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Costa Mesa, state of California, on October 13, 2008.

OXYGEN BIOTHERAPEUTICS, INC.

By:	/s/ Chris J. Stern
Chris J. Stern, Chief Executive Officer (Principal Executive Officer)

By:	/s/ Charles H. Seeman
Charles H. Seeman, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Chris J. Stern and Charles H. Seeman, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

/s/ Chris J. Stern	Date: October 13, 2008
Chris J. Stern, Director

/s/ Richard Kiral	Date: October 13, 2008
Richard Kiral, Director

/s/ Bruce Spiess	Date: October 14, 2008
Bruce Spiess, Director

/s/ Gerald Klein	Date: October 14, 2008
Gerald Klein, Director